    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CAREY DIVERSIFIED LLC
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)

            DELAWARE                           6798                          13-3912578
    (State or Jurisdiction of      (Primary Standard Industrial             (IRS Employer
 Organization or Incorporation)     Classification Code Number)        Identification Number)


                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                FRANCIS J. CAREY
                              CAREY DIVERSIFIED LLC
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:

                           MICHAEL B. POLLACK, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                             2500 ONE LIBERTY PLACE
                        PHILADELPHIA, PENNSYLVANIA 19103

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

                                            PROPOSED       PROPOSED
                                             MAXIMUM        MAXIMUM
                                AMOUNT      OFFERING       AGGREGATE        AMOUNT OF
TITLE OF SECURITIES              BEING        PRICE        OFFERING       REGISTRATION
BEING REGISTERED              REGISTERED    PER SHARE      PRICE(1)            FEE
                               ---------     ------       -----------        -------
Limited Liability Company
  Listed Shares                4,500,000     $21.32       $95,940,000        $28,303

(1) Estimated solely for calculation of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933

                             4,500,000 LISTED SHARES

                              CAREY DIVERSIFIED LLC
                     LIMITED LIABILITY COMPANY LISTED SHARES


This Prospectus relates to 4,500,000 limited liability company interests, (the "Listed Shares"), of Carey Diversified LLC, a Delaware limited liability Company (the "Company") which may be offered and issued from time to time in connection with acquisition of real estate properties either directly or through the acquisition of entities owning such properties. See "BUSINESS and PROPERTIES - Acquisition Strategies".

The Company anticipates that acquisitions, if any, occurring in the future will consist principally of real estate investments related to or complementary to the Company's current business. The Company contemplates that the terms of an acquisition will be determined by negotiations between the Company and the owners or controlling persons of the property to be acquired. The Company anticipates that Listed Shares issued in any such acquisition will be valued at a price reasonably related to the value of the Listed Shares, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the periods or periods prior to delivery of the Listed Shares. The Company does not expect that underwriting discounts or commissions will be paid.

SEE "RISK FACTORS" COMMENCING ON PAGE [--] OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE LISTED SHARES OFFERED HEREBY.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX BENEFIT WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS NOT PERMITTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Listed Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "CDC". See "GLOSSARY OF TERMS" for definitions of certain key terms used in this Prospectus.


                        Price to           Underwriting               Proceeds to
                         Public              Discount                  Company(1)
                   -----------------       -----------             -----------------
Per Share          $           21.32       $          N/A          $           21.32
Total              $      95,940,000       $          N/A          $      95,940,000

(1) The Listed Shares covered by this Prospectus are being registered for issuance in connection the acquisition of real estate investments. Consequently, the Company will not receive any cash proceeds from any offerings.

                The date of this Prospectus is February ___, 1998

                              AVAILABLE INFORMATION

           The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus constitutes part of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Commission by the Company under the Securities Act of 1933, as amended (the "Act"). Reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. In addition, information may be obtained from the Commission's internet site at http:/www.sec.gov. This site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

           This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Listed Shares being offered, reference is made to the Registration Statement and the financial statements and exhibits filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

           The Company intends to distribute to holders of Listed Shares annual reports containing audited consolidated financial statements and a report thereon by the Company's independent certified public accountants and quarterly reports containing unaudited consolidated financial information for each of the first three quarters of each fiscal year.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                               PROSPECTUS SUMMARY

           The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto. Investors should carefully consider the information set forth under "Risk Factors" prior to making a decision to acquire any of the Listed Shares offered hereby. This prospectus contains certain forward- looking statements which involve risks and uncertainties. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain of the factors set forth in the following Prospectus Summary and elsewhere in this Prospectus. Capitalized terms not otherwise defined in this Summary shall have the meanings set forth in the "GLOSSARY OF TERMS."

THE COMPANY

           The Company was formed as a Delaware limited liability company under the laws of the State of Delaware on October 15, 1996. On January 1, 1998, the Company completed its merger with the nine CPA(R) Partnerships and now is the general partner and owner of substantially all of the limited partner interests in those partnerships. The Company is expected to be treated as a partnership for tax purposes. See "INCOME TAX CONSEQUENCES--Classification as "Partnerships'." As of January 1, 1998, the Company through its subsidiaries owned 198 properties in 37 states. The Company's principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020.

           The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to access capital at a lower cost and to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

           The Company is a dynamic, growth-oriented organization which intends to acquire additional net leased properties and make additional opportunistic investments utilizing the core competencies of the Company's management (which include in-depth credit analysis, asset valuation and creative structuring). The Company also intends to optimize its existing portfolio through the expansion of existing properties and strategic property sales. As a perpetual life, growth-oriented company, the Company will continue to own Properties as long as it believes ownership helps the Company attain its objectives. See "BUSINESS AND PROPERTIES."

MANAGEMENT OF THE COMPANY

           The Manager provides both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company functions as a fully integrated operating company.

           The Board of Directors monitors the performance of the Manager. The Board consists of ten members, including five directors who are not employees of the Company or the Manager. Initially, the Directors were appointed by the Manager and thereafter will be elected by holders of Listed Shares. For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Manager, please see the "MANAGEMENT" section of this Prospectus. For more information on fees payable to the Manager or its Affiliates, please see the "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNER AND MANAGER" section of this Prospectus.

           The following organizational chart illustrates the organizational structure of the Company.




                               [WORK FLOW CHART]




(1) Affiliates include CCP, Seventh Carey, Eighth Carey and Ninth Carey

(2) Carey Management LLC owns 661,718 Listed Shares and is a Limited Partner of each Subsidiary Partnership. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER" for the interest by Carey Management LLC in each Subsidiary Partnership.

(3) Carey Diversified LLC is the General Partner of all of the Subsidiary Partnerships.


THE OFFERING

Securities Offered....................     4,500,000 Limited Liability Company
                                           Listed Shares which are being offered
                                           by the Company.

Number of Listed Shares...............     23,953,165 Listed Shares
Outstanding as of the
date of this Prospectus

Use of Proceeds.......................     The Company will issue the Listed
                                           Shares to acquire interests in
                                           properties or other assets.

BUSINESS PLAN

           The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities in a variety of property types and geographic locations and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

           The Company presently intends to:

           - Seek additional investment and other opportunities that leverage core management skills (which include in-depth credit analysis, asset valuation and sophisticated structuring techniques);

           - optimize the current portfolio of properties through expansion of existing properties, timely dispositions and favorable lease modifications;

           - utilize its enhanced size and access to capital to refinance existing debt; and

           -    increase the Company's access to capital.

           The Company is a perpetual life, growth-oriented company and, therefore, will continue to own properties as long as it believes ownership helps attain the Company's objectives.

DESCRIPTION OF PROPERTIES

SEE THE SECTION ENTITLED "BUSINESS AND PROPERTIES" ON PAGE __.

INCOME TAX ASPECTS

SEE THE SECTION ENTITLED "INCOME TAX CONSEQUENCES" ON PAGE __.


                 SUMMARY SELECTED COMBINED FINANCIAL INFORMATION

           The following table sets forth summary selected combined operating and balance sheet information on a consolidated pro forma basis for the Company and on a combined historical basis, assuming 100 percent participation for the CPA(R) Partnerships. The following information should be read in conjunction with the financial statements and notes thereto for the Company and the CPA(R) Partnerships included elsewhere in this Prospectus. The combined historical operating and balance sheet information of the CPA(R) Partnerships as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 has been derived from the historical Combined

Financial Statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Prospectus. The combined historical operating information for the nine months ended September 30, 1996 and 1997 and the years ended December 31, 1992 and 1993 and the historical balance sheet information as of September 30, 1997 and December 31, 1992, 1993 and 1994 have been derived from the unaudited combined financial statements of the CPA(R) Partnerships. In the opinion of management, the combined historical operating information for the nine months ended September 30, 1996 and 1997 and the historical balance sheet information as of September 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

           The unaudited pro forma consolidated operating and balance sheet information is presented as if the Consolidation and the related issuance of Listed Shares occurred on September 30, 1997 for the consolidated balance sheet and January 1, 1996 for the consolidated statements of income. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.

                               CPA(R) PARTNERSHIPS
                 SUMMARY SELECTED COMBINED FINANCIAL INFORMATION


                                                                                                As of and for the Nine Months
                                      As of and for the Year Ended December 31,                   Ended September 30, 1997
                      ---------------------------------------------------------------------   --------------------------------
                                             Historical(1)                                          Historical
                      ---------------------------------------------------------               ---------------------
                                                                                    1996                               1997
                                                                                    (Pro                               (Pro
                         1992        1993        1994        1995        1996     Forma(2))     1996        1997     Forma(2))
                      ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------  ---------
                                                            (in thousands, except per share data)
OPERATING DATA:
Revenues              $ 102,936   $ 109,027   $ 109,137   $ 107,946   $ 102,731   $ 102,731   $  78,548   $  74,577  $  74,577
Income before            32,245      33,790      38,456      49,363      45,547      43,508      34,698      30,979     29,273
extraordinary items,
attributable to
Listed Shares(3)
Pro forma income                                                                       1.81                               1.21
before extraordinary
items per Listed
Shares(4)
Distributions         $  41,363   $  50,638   $  35,589   $  57,216   $  34,173               $  25,910   $  25,610
OTHER DATA:
Cash provided by         43,706      45,673      45,131      63,276      50,983                  38,416      37,621
operating activities
Cash provided by          6,098      21,051      37,136      24,327      19,545                  15,579        (413)
(used in) investing
activities
Cash used in            (46,444)    (66,071)    (70,045)   (105,578)    (69,686)                (46,639)    (36,415)
financing activities
BALANCE SHEET
DATA:
Real estate, net(5)   $ 342,641   $ 345,199   $ 330,671   $ 301,505   $ 271,660                           $ 242,426  $ 372,630
Investment in direct    302,181     260,663     244,746     218,922     215,310                             216,577    268,370
financing leases
Total assets            706,676     679,284     659,047     582,324     544,728                             540,005    754,431
Mortgages and notes     373,549     358,768     325,886     274,737     227,548                             216,751    216,751
payable


Notes:

(1) See the Combined Financial Statements of the CPA(R) Partnerships included elsewhere herein.

(2) See Pro Forma Condensed Consolidated Financial Statements of the Company included elsewhere herein. Assumes 100% participation by the CPA(R) Partnerships and the issuance of approximately 2% of Subsidiary Partnership Units.

(3) See Note 13 to the Combined Financial Statements of the Group included elsewhere herein.

(4)        Computed based on a weighted average number of shares outstanding:
           24,053,403 Listed Shares for the year ended December 31, 1996 and 24,223,289 Listed Shares for the nine months ended September 30, 1997, as if the Consolidation transaction had been consummated as of January 1, 1996.

(5) Real estate includes assets leased under operating leases and operating real estate.


                                  RISK FACTORS

           An investment in the Listed Shares offered hereby is speculative and involves a high degree of risk, including, but not necessarily limited to, the risk factors described below. Prior to investing in the Listed Shares, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

           Uncertainty Regarding Trading Price for the Listed Shares. There has been no long-term prior market for the Listed Shares, and it is possible that the Listed Shares will trade at prices substantially below the value of the assets of the Company. The market price of the Listed Shares may be subject to significant volatility and could substantially decrease as a result of increased selling activity by investors who have held their interests for extended periods, the interest level of investors in purchasing the Listed Shares, the amount of distributions to be paid by the Company and the acceptance by the securities markets of a limited liability company as an investment vehicle.

           No IRS Ruling with Respect to Partnership Status. Neither the Company nor any of the Subsidiary Partnerships will apply for an IRS ruling that they will be classified as partnerships rather than associations taxable as corporations for federal income tax purposes. The Company and each Subsidiary Partnership have received the opinion of Reed Smith Shaw & McClay LLP that they will be classified as partnerships for federal income tax purposes. An opinion of counsel is not, however, binding upon the IRS or the courts. In addition, such opinion is subject to certain conditions. See "INCOME TAX CONSEQUENCES--Classification as 'Partnerships'." The treatment of the Company as a partnership is also dependent upon the present provisions of the Code, the regulations thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. The Manager intends to operate the Company and the Subsidiary Partnerships so that they will be taxed as partnerships. If the Company were treated as a corporation: (i) the income, deductions and losses of the Company would not pass through to the holders of Listed Shares; (ii) the Company would be required to pay federal income taxes on its taxable income, thereby substantially reducing the amount of cash available to be distributed to holders of Listed Shares; (iii) state and local taxes could be imposed on the Company; and (iv) any distributions to holders of Listed Shares would be taxable to them as dividends to the extent of current and accumulated earnings and profits of the Company. Finally, the change from treatment as a partnership to treatment as a corporation for federal income tax purposes could be treated as a taxable event in which case holders of Listed Shares could have a tax liability without receiving a distribution from the Company. Similar tax consequences would result with respect to any Subsidiary Partnership found to be an association taxable as a corporation.

           Restrictions on Changes in Control. Certain provisions of the Organizational Documents and the Shareholder Rights Plan may restrict changes in control of the Company's management. These include provisions which: (i) permit the issuance of additional classes and series of shares which, depending on its terms, may impede a merger, tender offer or other transaction; (ii) staggered terms for members of the Board of Directors which may affect the ability of the holders of Listed Shares to change control of the Company; (iii) apply restrictions on certain business combinations involving Interested Parties which may deter potential purchasers who seek control of the Company; (iv) apply control share acquisition restrictions which may make it more difficult or costly for another party to acquire and exercise control of the Company or to remove the existing management of the Company; (v) apply Shareholder Rights Plan provisions which may have certain anti-takeover effects; and (vi) require a Termination Fee payable to the Manager, in the event the Manager is terminated in connection with a change in control, which will make it more costly to acquire control of the Company and may discourage third parties from seeking control of the Company. See "DESCRIPTION OF LISTED SHARES--Restricting Changes in Control and Business Combination Provisions" and "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER--Amounts Payable by the Company."

           General Risks Related to Investments in Real Estate. Real property investments are subject to varying degrees of risk. Values of commercial and industrial properties are affected by changes in the general economic climate, local conditions such as an oversupply of space or reduction in demand for real estate in the area and competition from other available commercial and industrial space. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. The yields available on equity investments in commercial and industrial real estate of the kind that will be owned by the Company depend in part upon the amount of net income generated from the property. Upon the termination of a tenant lease, the Company may not be able to re-lease the property at comparable rents. If the property is leased at a lower rent, the income of the Company will be reduced.

           Risk of Leverage. Many of the Company's properties are subject to limited recourse debt, and the Company has recourse debt outstanding. The Board of Directors may authorize additional borrowing by the Company. The Company may become more highly leveraged and, thereby, increase its debt service, which may adversely affect the Company's ability to make distributions to holders of Listed Shares and increase the Company's risk of default on its obligations.

           If the Company incurs substantial debt, it will be subject to the following risks: (i) the Company could lose its interests in Properties given as collateral for secured borrowing if the required principal and interest payments are not made when due; (ii) the Company's cash flow from operations may not be sufficient to retire these obligations upon their maturity, making it necessary for the Company to raise additional debt and/or equity for the Company or dispose of some of the Company's assets to retire the obligations; and (iii) the Company's ability to borrow additional funds (except for the purpose of refinancing existing indebtedness) may be restricted.

           Rent Income Dependent Upon Creditworthiness of Tenants. Substantially all of the Properties are single tenant properties. The financial failure of a tenant could result in the termination of its lease with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the Property leased to such tenant. If a tenant defaults on its lease payments to the Company, the Company would lose not only the net cash flow from such tenant, but also might use cash generated from other Properties to meet expenses, including the mortgage payments, if any, on such Property in order to maintain ownership and prevent a foreclosure. If a lease is terminated, there can be no assurance that the Company will be able to re-lease the Property for the same amount of rent previously received or will be able to sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against tenants.

           In addition, the Company may enter into or acquire net leases with tenants for properties that are specially suited to the particular needs of a tenant as is the case with certain of the Properties. Such a property may require renovations or lease payment concessions in order to re-lease it to another tenant upon the expiration or termination of the current lease. The Company may also have difficulty selling a special purpose property to a party other than the tenant for which the property was designed.

           The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of continuing or terminating an unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the termination plus the greater of one year's lease payments or 15 percent of the remaining lease payments payable under the lease (but not to exceed three years' lease payments).

           Although the Company believes that each of its net lease transactions is a "true lease" for purposes of bankruptcy law, depending on the terms of the lease transaction, including the length of the lease and terms providing for the repurchase of a property by the tenant, it is possible that a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If a transaction were recharacterized as a secured lending transaction, the Company would not be treated as the owner of the property and could lose certain rights as the owner in the bankruptcy proceeding.

           Losses From Uninsured Liabilities or Casualty. The Company requires tenants to maintain liability and casualty insurance of the kind that is customarily obtained for similar properties. However, certain disaster-type insurance (covering events of a catastrophic nature, such as earthquakes) may not be available or may only be available at rates that, in the opinion of the Company, are prohibitive. In the event that an uninsured disaster occurs or a tenant does not maintain the required insurance and a loss occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed Property. If the loss involves a liability claim, the loss may extend to the other assets of the Company.

           Losses From Casualty and Condemnation related Lease Terminations. The Company's leases may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a Property. Should these events occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties or a condemnation award in the case of a taking by eminent domain. There can be no assurance that any such insurance proceeds or condemnation award will equal the value of the Property or the Company's investment in the Property. Any such lease termination could adversely affect the Company's income and cash flow.

           Risks of Joint Ventures. The Company may participate in joint ventures. See "BUSINESS AND PROPERTIES." An investment by the Company in a joint venture which owns properties, rather than a direct investment in such properties, may involve certain risks, including the possibility that the Company's joint venture partner may become bankrupt, may have economic or business interests or goals which are inconsistent with the business interests or goals of the Company or may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by the Company's joint venture partner might, among other things, result in subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, exposing the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities or having other adverse consequences for the Company. In a case where the joint venturers each own a 50 percent interest in a venture, they may not be able to agree on matters relating to the properties owned by the venture. Although each joint venturer may have a right of first refusal to purchase the other venturer's interest in a property if a sale is desired, the joint venturer may not have sufficient resources to exercise its right of first refusal.

           The Company may from time to time participate jointly with publicly-registered investment programs or other entities sponsored by the Manager or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property. The Company or the Manager may also experience difficulty in enforcing the rights of the Company in a joint venture with an Affiliate due to the fiduciary obligation the Manager or the Board may owe to the other partner in such joint venture.

           Competition with Affiliates May Reduce Available Properties, Tenants and Purchasers of Properties. The CPA(R) REITs have investment policies similar to those of the Company. The CPA(R) REITs, therefore, may be in competition with the Company for properties, purchasers and sellers of properties, tenants and financing. Affiliates of the General Partners and the Manager may sponsor additional REITs or other investment entities, public and/or private or may provide acquisition or management services to third parties, some of which may have the same investment objectives and may be in a position to acquire properties in competition with the Company.

           In the event that a potential investment might be suitable for the Company and an Affiliate, the decision as to which entity will make the investment will be made by the Investment Committee. The Investment Committee also serves as the investment committee of the CPA(R) REITs. The Investment Committee of the Manager will review the investment portfolios of each entity and other factors such as cash flow, the effect of the acquisition on the diversification of each entity's portfolio, the length of the term of the lease, renewal options, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the various ways in which the potential investment can be structured. Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for the Company and an Affiliate in order to achieve diversification of each entity's portfolio. In any joint ownership, the investment by each entity will be on substantially the same economic terms and conditions, and each investment entity may have a right of first refusal to purchase the interest of the other, if a sale of that interest is contemplated. To the extent that a particular property might be determined to be suitable for more than one investment entity, the investment will be made by the most appropriate investment entity after consideration of the factors identified above.

           Growth of Company Dependent on Borrowing Capacity and Ability to Raise Capital. The Company's ability to acquire additional properties and make other investments will be subject to the availability of suitable investments and the Company's ability to obtain debt and/or equity capital to make such investments. The Company could be delayed or prevented from structuring transactions and acquiring desirable properties by an inability to obtain capital, either because the financial or other terms of the available financing are unacceptable or because debt or equity financing is unavailable on any terms.

           Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property or may be held liable to governmental entities or to third parties for property or natural resource damage and for investigation, clean up and other costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contamination, and the liability under such laws has been interpreted to be joint and several, unless the harm is capable of apportionment and there is a reasonable basis for allocation of responsibility. The Company's leases generally provide that the tenant is responsible for compliance with applicable laws and regulations. This contractual arrangement does not eliminate the Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not parties to such arrangement. Contractual arrangements in the Company's leases may provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable. The cost of an investigation and clean-up of site contamination can be substantial, and the fact that the property is or has been contaminated, even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs that it incurs in connection with the contamination, and certain state laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

           Other federal, state and local laws, regulations and ordinances govern the removal or encapsulation of asbestos-containing material when such material is either in poor condition or in the event of building remodeling, renovation or demolition. Still other federal, state and local laws, regulations and ordinances may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance. In addition, federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits, licenses or approvals in connection with, the discharge of wastewater and other water pollutants, the emission of air pollutants, the operation of air or water pollution equipment, the generation, storage, transportation, disposal and management of materials classified as hazardous or nonhazardous waste, the use of electrical equipment containing polychlorinated biphenyls, the storage or release of toxic or hazardous chemicals and workplace health and safety. Noncompliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a Property which could affect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such a requirement in connection with the tenant's operations, it is possible that the Company, as the owner of the Property, could be held accountable by governmental authorities for such violation and could be required to correct the violation. See "BUSINESS AND PROPERTIES-- Environmental Matters" for a discussion of certain environmental matters relating to the Properties and the measures the Company currently undertakes by means of prepurchase site assessments, financial assurances and indemnification provisions and other protective lease terms to address potential liabilities.

           It was not customary business practice to obtain environmental audits in connection with the acquisition of the Properties prior to 1988, and therefore, no environmental audits were obtained by CPA(R):1-7 at the time their properties were acquired. Phase I audits were performed for the properties and by CPA(R):1-6 in 1994. Based upon the results of the Phase I investigations conducted in 1993 and 1994 on the CPA(R):1-6 Properties, Phase II investigations were recommended for 30 Properties. Phase II investigations have been or are in the process of being performed on 21 of the 30 Properties. Of the remaining nine Properties, the particular CPA(R) Partnership determined not to proceed with a Phase II investigation on five Properties and the tenants would not permit a Phase II investigation on the remaining four.

           Environmental audits were conducted on many of the properties acquired by CPA(R):8 and CPA(R):9 at the time they were acquired. There may, however, be environmental problems that may have developed since the properties were acquired or since environmental testing was performed.

           Limitation of Director Liability. The Delaware Limited Liability Company Act (the "LLCA"), as well as the Organizational Documents, limit the liability of Directors and officers to Shareholders. In addition, the Organizational Documents generally provide for (i) greater indemnification of Directors and officers than is available to the General Partners under the Partnership Agreements and (ii) the ability to relieve Directors and officers of certain monetary liabilities not available to the General Partners under the Partnership Agreements. See "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION--Limitation on Liability of Directors and Officers of the Company."

           Other Potential Tax Risks. A potential investor should consider the tax consequences of owning Listed Shares which include, among others, the following: (i) the possibility that taxable income or gain allocable to a holder of Listed Shares will exceed the cash distributed by the Company to the holder of Listed Shares, resulting in tax payments being required from individual assets of a holder of Listed Shares; (ii) the possibility that the IRS will not give effect to the allocation of profits and losses provided by the Operating Agreement or the Subsidiary Partnerships' Partnership Agreements and reallocate profits and losses so as to cause a holder of Listed Shares or Subsidiary Partnership Units' taxable income or loss to be different from that reported by the Company or the

Subsidiary Partnership; (iii) the possibility that the IRS will disallow as current deductions certain payments made for management and other services in connection with the Company's or Subsidiary Partnerships' Properties, especially where such payments are made to the Manager, the General Partner or its Affiliates, and, thereby, increase the Company's taxable income or decrease the Company's tax loss; (iv) the possibility that the IRS will challenge the allocations of acquisition costs of real property between land and depreciable improvements, the characterization and purpose of various payments made to sellers of properties or Affiliates of the Manager or the General Partner or the legal characterization of the Company's or Subsidiary Partnerships' interest in a Property and, thereby, increase the Company's taxable income or decrease the Company's tax loss; (v) the possibility that the "at risk" rules could limit the deductibility of Company losses, if any; (vi) the possibility that an audit of the Company's or a Subsidiary Partnership's information return may result in an audit of an individual tax return; (vii) the possibility that an IRA or a qualified pension or profit-sharing plan (including a Keogh) or stock bonus plan which invests in Listed Shares may receive "unrelated business taxable income" and could become subject to federal income tax. See "INCOME TAX CONSEQUENCES" for further details with respect to the above and other possible tax consequences of the ownership of Shares.

           Holders of Listed Shares should be aware that federal income taxation rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships. The present federal income tax treatment of an investment in the Company may be modified by legislative or judicial action at any time, and any such action may adversely affect investments and commitments previously made.

           The Operating Agreement may be modified from time to time by the Manager, without the consent of the holders of Listed Shares, in order to achieve compliance with certain changes in federal income tax regulations and legislation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of Listed Shares.

           Tax Risks of Trading of Listed Shares. Since the Listed Shares are traded on an established securities market, the Company will be treated as a publicly traded partnership as defined in the Code. See "INCOME TAX CONSEQUENCES--Classification as 'Partnerships'." As a publicly traded partnership, net passive income from the Company allocable to the holders of Listed Shares will probably be treated as portfolio income, except that passive activity losses from the Company may offset such income. See "INCOME TAX CONSEQUENCES--Passive Activity Loss Limitations." Additionally, if less than 90 percent of its gross income consists of, among other things, interest, dividends, real property rents and gain from the sale or exchange of real property, the Company will be treated as a corporation for federal income tax purposes. It is anticipated that the Company will not be treated as a corporation for federal income tax purposes.

           Risk of Investment in Real Property Located Outside the United States. The Company may invest in property located outside the United States. Such investments may be affected by factors peculiar to the laws of the jurisdiction in which such property is located, including but not limited to, land use and zoning laws, environmental laws, laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within such country to the person's or corporation's country of origin. These laws may expose the Company to risks that are different from and in addition to those commonly found in the United States. In addition, such foreign investments could be subject to the risks of adverse market conditions due to changes in national or local economic conditions, currency fluctuation, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

           Dependence on Key Personnel. The Company is dependent on the efforts of the executive officers of the Manager and the members of the Investment Committee. While the Company believes that the Manager could find replacements for its executive officers and Investment Committee members from either within or outside the Company, the loss of their services could have a temporary adverse affect on the operations of the Company.

           Competition for Investments. The Company faces competition to purchase net leased properties or provide alternative sources of real estate financing to businesses from insurance companies, commercial banks, credit companies, pension funds, private individuals, investment companies, REITs and other real estate finance companies. There can be no assurance that the Company will find suitable net leased properties in the future.

           Status of the Company under ERISA. The Company has received an opinion of counsel to the effect that based on certain assumptions concerning the public ownership and transferability of the Listed Shares, the Listed Shares should be "publicly-offered securities" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that, consequently, the assets of the Company should not be deemed "plan assets" of an ERISA plan, individual retirement account or other non-ERISA plan that invests in the Listed Shares. If the Company's assets were deemed to be plan assets of any such plan, then, among other consequences, certain persons exercising discretion as to the Company's assets would be fiduciaries under ERISA, transactions involving the Company undertaken at their direction or pursuant to their advice might violate ERISA, and certain transactions that the Company might enter into in the ordinary course of its business might constitute "prohibited transactions" under ERISA and the Code.

           If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15 percent of the amount involved and authorizes the IRS to impose an additional 100 percent excise tax if the prohibited transaction is not "corrected." Such taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, certain persons subject to ERISA, exercising discretion as to the Company's assets who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach and to make good to the plan any losses incurred by the plan as a result of such transaction or breach. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA or his beneficiary would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.


                                   THE COMPANY

           The Company was formed as a Delaware limited liability company under the laws of the State of Delaware on October 15, 1996. On January 1, 1998, the Company completed its merger with the nine CPA(R) Partnerships and now is the General Partner and owner of substantially all of the limited partner interests in those partnerships. The Company is expected to be treated as a partnership for tax purposes. See "INCOME TAX CONSEQUENCES--Classification as 'Partnerships'." The Company, through its subsidiaries, currently owns 198 properties in 37 states. The Company's principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020.

           The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to access capital at a lower cost and to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

           The Company is a dynamic, growth-oriented organization which intends to acquire additional net leased properties and make additional opportunistic investments utilizing the core competencies of the Company's management (which include in-depth credit analysis, asset valuation and creative structuring). The Company also intends to optimize its existing portfolio through the expansion of existing properties and strategic property sales. As a perpetual life, growth-oriented company, the Company will continue to own Properties as long as it believes ownership helps attain the Company's objectives. See "BUSINESS AND PROPERTIES."

           The Manager provides both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company functions as a fully integrated operating company.

           The Board of Directors monitors the performance of the Manager. The Board consists of ten members, including five directors who are not employees of the Company or the Manager. Initially, the Directors were appointed by the Manager and thereafter will be elected by holders of Listed Shares. For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Manager, please see the "MANAGEMENT" section of this Prospectus. For more information on fees payable to the Manager or its Affiliates, please see the "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNER AND MANAGER" section of this Prospectus.


                                 USE OF PROCEEDS

           This Prospectus relates to the Company's Listed Shares which may be offered and issued by the Company from time to time in the acquisition of real estate or other investments. Other than any real estate or other interests acquired, there will be no proceeds to the Company from the issuance or sale of any of the Shares offered hereby. The Company will bear all expenses of the offering.


                      MARKET FOR REGISTRANT'S LISTED SHARES

           The Listed Shares are traded on the New York Stock Exchange under the symbol "CDC". Trading of Listed Shares began on January 21, 1998. The following table presents the high and low sales prices for the period reflected. On February 9, 1998, the high and low sales prices were $21 5/8 and $21, respectively.

                                             Low                    High
                                           --------               ---------
January 21 - February 9, 1998              $20 7/16               $22 15/16


                                 CAPITALIZATION

           The following table sets forth the capitalization of the Company as of September 30, 1997 on a combined historical and pro forma basis in thousands, respectively.


                                                    Pro Forma
                                   September 30   September 30,
                                      1997           1997
                                   ------------   -------------
Mortgage notes payable              $192,042        $192,042
Notes payable to affiliate                --             --
Notes payable                         24,709          24,709

Partners' Capital

Listed Shares Outstanding           309,465            517,113
                                    --------          --------
      Total capitalization          $526,216          $733,864
                                    ========          ========


                     SELECTED COMBINED FINANCIAL INFORMATION

           The following table sets forth selected combined operating and balance sheet information on a consolidated pro forma basis for the Company and on a combined historical basis. The following information should be read in conjunction with the financial statements and notes thereto for the Company and the Group included elsewhere in this Prospectus. The combined historical operating and balance sheet information of the CPA(R) Partnerships as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 have been derived from the historical Combined Financial Statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Prospectus. The combined historical operating information for the nine months ended September 30, 1996 and 1997 and the years ended December 31, 1992 and 1993 and the historical balance sheet information as of September 30, 1997, and December 31, 1992, 1993 and 1994, have been derived from the unaudited combined financial statements of the Group. In the opinion of Management, the combined historical operating information for the nine months ended September 30, 1996 and 1997 and the historical balance sheet information as of September 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein.

           The unaudited pro forma consolidated operating and balance sheet information is presented as if the Consolidation transaction and the related issuance of Listed Shares occurred on September 30, 1997 for the consolidated balance sheet and January 1, 1996 for the consolidated statements of income. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.

                               CPA(R) PARTNERSHIPS
                     SELECTED COMBINED FINANCIAL INFORMATION


                                                                                               As of and for the Nine Months
                                     As of and for the Year Ended December 31,                    Ended September 30, 1997
                      ---------------------------------------------------------------------   --------------------------------
                                           Historical(1)                                           Historical
                      ---------------------------------------------------------               ---------------------
                                                                                    1996                               1997
                                                                                    (Pro                               (Pro
                        1992         1993       1994        1995        1996      Forma(2))     1996         1997    Forma(2))
                      ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------  ---------
                                                                    (in thousands, except per share data)
OPERATING DATA:
Revenues              $ 102,936   $ 109,027   $ 109,137   $ 107,946   $ 102,731   $ 102,731   $  78,548   $  74,577  $  74,577
Income before            32,245      33,790      38,456      49,363      45,547      43,508      34,698      30,979     29,273
extraordinary items,
attributable to
Listed Shares(3)
Pro forma income                                                                       1.81                               1.21
before extraordinary
items per Listed
Shares(4)
Distributions         $  41,363   $  50,638   $  35,589   $  57,216   $  34,173               $  25,910   $  25,610
OTHER DATA:

                                                                                               As of and for the Nine Months
                                     As of and for the Year Ended December 31,                    Ended September 30, 1997
                      ---------------------------------------------------------------------   --------------------------------
                                           Historical(1)                                           Historical
                      ---------------------------------------------------------               ---------------------
                                                                                    1996                               1997
                                                                                    (Pro                               (Pro
                        1992         1993       1994        1995        1996      Forma(2))     1996         1997    Forma(2))
                      ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------  ---------
                                                                    (in thousands, except per share data)
Cash provided by         43,706      45,673      45,131      63,276      50,983                  38,416      37,621
operating activities
Cash provided by
(used in) investing       6,098      21,051      37,136      24,327      19,545                  15,579        (413)
activities
Cash used in            (46,444)    (66,071)    (70,045)   (105,578)    (69,686)                (46,639)    (36,415)
financing activities
BALANCE SHEET
DATA:
Real estate, net(5)   $ 342,641   $ 345,199   $ 330,671   $ 301,505   $ 271,660                           $ 242,426    $ 372,630
Investment in direct    302,181     260,663     244,746     218,922     215,310                             216,577      268,370
financing leases
Total assets            706,676     679,284     659,047     582,324     544,728                             540,005      754,431
Mortgages and notes     373,549     358,768     325,886     274,737     227,548                             216,751      216,751
payable



Notes:

(1) See the Combined Financial Statements of the CPA(R) Partnerships included elsewhere herein.

(2) See Pro Forma Condensed Consolidated Financial Statements of the Company included elsewhere herein. Assumes 100% participation by the CPA(R) Partnerships and the issuance of approximately 2% of Subsidiary Partnership Units.

(3) See Note 13 to the Combined Financial Statements of the Group included elsewhere herein.

(4)     Computed based on a weighted average number of shares outstanding:
        24,053,403 Listed Shares for the year ended December 31, 1996 and 24,223,289 Listed Shares for the nine months ended September 30, 1997, as if the Consolidation transaction had been consummated as of January 1, 1996.

(5) Real estate includes assets leased under operating leases and operating real estate.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

OVERVIEW

           Carey Diversified is in the business of investing in commercial and industrial real estate. Most of the existing properties owned by Carey Diversified are net leased to corporations throughout the United States. A net lease is typically structured so that the lessee is responsible during the initial term of the lease for all operating expenses of the leased properties including property taxes, insurance and maintenance and repairs. Each investment was made pursuant to an extensive evaluation of the lessee's credit, management, position within its industry, operating history and profitability. Carey Diversified's real estate portfolio is diversified by type of property, geographic location and industry. Net lease investments are structured to provide stable cash flow by entering into long-term net leases that require lessees to pay all operating expenses of the properties. Leases may also include operational and financial covenants that lessees must satisfy in order to protect Carey Diversified's investments.

           As described in Note 19 to the Combined Financial Statements, Carey Diversified completed a transaction on January 1, 1998 which resulted in it owning a majority interest in the CPA(R) Partnerships, as limited partner, and also serves as general partner. Carey Diversified is listed and traded on the New York Stock Exchange.

           The CPA(R) Partnerships financed property acquisitions with limited recourse mortgage debt where the cost of such financing was favorable. The real estate portfolio consists of the properties acquired with the proceeds of the initial offerings of the CPA(R) Partnerships. Pursuant to their Partnership Agreements, the CPA(R) Partnerships were not able to reinvest the proceeds from the sale of properties in new investments. Subsequent to the consummation of the consolidation, Carey Diversified will have the ability to reinvest proceeds from sales and will have greater operating flexibility to achieve its growth objectives. Depending on prevailing market conditions, the portfolio's leverage may be restructured to reduce financing costs and increase cash flow. A substantial portion of the financing used by the CPA(R) Partnerships has been in the form of amortizing limited recourse mortgage debt. As a publicly traded entity, Carey Diversified is expected to have other financing options available for its capital needs. Proceeds from property dispositions may be reinvested to increase the portfolio's rate of return. In addition, Carey Diversified will have the option of raising new equity capital in order to expand the portfolio and increase revenues.

RESULTS OF OPERATIONS

           As noted above, the CPA(R) Partnerships have generally structured leases so that the lessee is responsible for all operating expenses relating to the leased properties, including property taxes, insurance, maintenance and repairs. The leases generally include provisions that have rent increases based on formulas indexed to increases in the Consumer Price Index ("CPI"), periodic mandated increases or, for certain retail business, percentage rents on sales above an established benchmark.

           The CPA(R) Partnerships acquired the operations of five hotels subsequent to the CPA(R) Partnerships entering into lease termination agreements with the two lessees which had operated the hotels. Since December 31, 1995, the CPA(R) Partnerships have exchanged an interest in a hotel in Kenner, Louisiana for units in the operating partnership of a publicly traded real estate investment trust and sold a hotel in Rapid City, South Dakota.

Comparison of Nine Months Ended September 30, 1997 and 1996

           Net income decreased by $3,467 for the nine-month period ended September 30, 1997 as compared with the similar period ended September 30, 1996.

           Income before noncash writedowns, net gains and extraordinary items reflected for the comparable nine-month periods an increase of $2,890 due to an increase in lease revenues and other income and reductions in interest expense and depreciation and amortization. Lease revenues increased by $1,147 primarily as the result of a lease modification and the commencement of new leases. The 1996 lease extension agreement with Hughes Markets and new leases provided $1,321 and $924, respectively, of additional revenues for the nine-month period. Of such increase, $1,186 was offset by the expiration of a lease on June 30, 1997. The lease with Hughes Markets is scheduled to expire in April 1998. The Company has entered into a net lease agreement with Copeland Beverage Group, Inc. for the property currently occupied by Hughes Markets. Copeland's right of possession of the property and the date which it will be required to commence paying annual rent of $1,800 shall be the date, on or after April 30, 1998, that Hughes Markets vacates the property. Scheduled rent increases contributed additional revenues of $530 and were partially offset by a reduction in rents due to property sales in 1996 and 1997. Other income increased by $2,842 primarily due to distributions of proceeds received in connection with bankruptcy claims against two former tenants.

           The trend of decreasing expenses for interest and depreciation has continued as a result of the retirement of debt and property sales, respectively. Of the $2,684 decrease in interest expense, $674 was due to satisfaction of mortgage loans in connection with the sales of properties, $1,090 from the prepayment of debt on properties which remain under lease, with the remaining reductions due to the continuing amortization of existing mortgage debt and the benefits of refinancing mortgage loans at lower rates of interest. Depreciation and amortization expense decreased by $458 primarily due to the sale of properties. General and administrative expenses increased due to higher accruals for state and local taxes and an increase in administrative costs related to the consolidation. Property expenses increased by $1,228 due to an increase in charges for uncollected rents and receivables, a litigation settlement of $237 and increased legal costs related to a bankruptcy claim being pursued against a former tenant.

           Operating income for the hotel properties decreased by $2,424 for the nine months ended September 30, 1997 as compared to the similar period in 1996 due to the sale of the Group's hotel property in Rapid City, South Dakota and the exchange of another hotel property in Kenner, Louisiana in 1996 for limited partnership units in the operating partnership of American General Hospitality Corporation, a publicly-traded real estate investment trust. Excluding the operations from the two hotels disposed of in 1996, operating income from the three remaining properties, Holiday Inn hotels in Alpena, Petoskey and Livonia, Michigan, increased by $369 or 14%. Revenues from the three hotels increased by 4% while expenses were stable. The growth in revenues is due to a strategy of increasing room rates while occupancy rates generally remained constant. For the nine-month period, the average room rate increased by 10% in Livonia, 6% in Alpena and 3% in Petoskey.

           Comparison of the Years Ended December 31, 1996 and 1995. Net income decreased by 14%, due to the realization of nonrecurring gains in 1995. A gain of $11,500 was recognized in 1995 on the settlement of litigation with a former tenant. In addition, an extraordinary gain of $3,207 was also recognized in 1995 on the extinguishment of debt. Income before net gains, extraordinary items and noncash charges for property writedowns would have reflected an increase of 12 percent for the comparable periods.

           Lease revenues decreased by 1.8%, primarily due to the sales of Properties. The sale of Properties leased to Industrial General Corporation, Genesco, IBM, GATX and AutoZone resulted in a $3,000 reduction in lease revenues. The Gibson lease restructuring in 1995 resulted in an additional $2,250 reduction in lease revenues for the comparable periods. Annual rent payments on the Gibson lease were reduced in exchange for receipt of a lump sum payment of $12,200, severing one of the Properties from the lease and an extension of the lease term on the remaining properties until November 2013. The severed property was subsequently leased to a subsidiary of CSS Industries, Inc. in connection with the lease restructuring. The decrease in lease revenues was partially offset by rent increases during 1996, which amounted to approximately $3,306. Scheduled rent increases of $965 affected 17 of the CPA(R) Partnerships' leases accounting for annual revenues of $16,200. A negotiated rent increase with Hughes Markets, Inc. resulted in additional lease revenues of $2,341 in 1996. In addition, lease revenues for 1996 increased by $677 due to the commencement of new leases.

           Interest expense decreased by $5,642 in 1996, as compared to 1995, while total debt decreased by approximately $47,189 during the same period. The decrease in interest expense has also been affected by the accelerating amortization of limited recourse mortgage loans. General and administrative expenses decreased by $762, due to costs associated with state taxes in 1995 and certain non-recurring costs related to the relocation of the CPA(R) Partnerships offices in 1995. Property expenses decreased by two percent, due to certain non-recurring costs incurred in 1995 in connection with assessing liquidity alternatives for the limited partners of the CPA(R) Partnerships.

           Income from hotel operations decreased by $1,000, due to the disposition of two hotel properties. Operating income from each of the three remaining hotel properties increased by seven percent to 13% in 1996. The increases in operating income are generally due to higher occupancy rates or increases in average room rates.

           Gains realized in 1996 include a gain of $4,400 on the sale of a property in Hodgkins, Illinois leased to GATX Logistics, Inc. and a gain of $785 on the sale of a hotel in Rapid City, South Dakota.

The sale of the Hodgkins, Illinois property was influenced by Management's belief that the future value of the property would be affected by the scheduled expiration of the lease with GATX in 1999. The Rapid City hotel property was sold pursuant to Management's decision that the hotel would not generate an adequate return on an additional investment of funds required to maintain the hotel's affiliation with Holiday Inn. During 1996, a writedown of $1,300 was recorded based on an evaluation of the net realizable value of the Rapid City hotel.

           Comparison of the Years Ended December 31, 1995 and 1994. Net income for 1995 reflected an increase of 40% primarily due to gains and extraordinary items. Excluding the effect of such nonrecurring items, income would have reflected an increase of 13%, primarily due to decreases in expenses for interest, property operations, depreciation and amortization. The decrease in interest expense is due to the accelerating amortization (scheduled principal payments) of limited recourse mortgage loans, the satisfaction of other mortgage loans in connection with property sales or lease restructurings and the refinancing of selected loans at lower rates of interest. The decrease in expenses for depreciation and amortization is due to the sale of properties and the full depreciation of certain components on older properties. Property expenses for 1994 include nonrecurring costs incurred in connection with assessing liquidity alternatives for the limited partners of the CPA(R) Partnerships and costs incurred in successfully resolving disputes with lessees. Costs involving disputes with lessees decreased in 1995 as a result of the successful settlement of litigation with The Leslie Fay Company ("Leslie Fay") and Anthony's Manufacturing Company, Inc. ("Anthony's").

           The decrease in lease revenues of four percent was solely due to the sale of properties in 1994 and 1995. This decrease was partially offset by rent increases on certain leases. Annualized lease revenues increased by approximately $1,000 as a result of such rent increases. Hotel operating results reflected increases of 11% in revenues and earnings. Although several factors contributed to these increases, the most significant factor was due to the CPA(R) Partnerships' engagement of a new hotel management company to operate all five of the hotels in January 1995. The hotel management company raised room rates at the Kenner, Louisiana and Livonia, Michigan hotels, both of which are operated as Holiday Inns, with no detrimental impact on occupancy rates. The Kenner property was transferred to an unaffiliated entity in July 1996 in exchange for an equity interest in such entity.

           Gains in 1995 include a gain on settlement with Leslie Fay, gains from the completion of several sale transactions which are more fully described in Note 13 to the accompanying Combined Financial Statements and gains on the extinguishment of debt. The gain on the settlement with Leslie Fay concluded a dispute which commenced in 1992 after Leslie Fay challenged the previously agreed to method for determining the purchase price for the property pursuant to a purchase option. The CPA(R) Partnerships recognized a gain of $11,499 on the settlement of the dispute and retained ownership of the property. The property, which was purchased by the CPA(R) Partnerships in 1982 for $9,400, was subsequently sold in January 1996.

LIQUIDITY AND CAPITAL RESOURCES

           There was no material change in the Group's financial condition since December 31, 1996. Cash balances increased by $793 to $29,346. For the nine-month period ended September 30, 1997, cash flow from operations of $37,621 was sufficient to pay distributions of $25,610, scheduled principal payment installments of $6,262 on the Group's mortgage debt and fund capital improvements of $1,455. In addition, the Group paid off mortgage loan balances of $16,735 of which $12,700 was funded by refinancing a limited recourse loan at a lower rate of interest.

           The capital expenditures were comprised of $1,076 used to meet an obligation to improve a property in Reno, Nevada in connection with the commencement of a lease, in December 1996, and to replace furniture, fixtures and equipment at the hotel properties. As of September 30, 1997, the Group had no significant commitments to fund improvements at leased properties. The Group is considering funding improvements for several lessees. Such improvements would be committed to in exchange for either increased rents, extensions of existing lease terms or both. The Group is committed to funding improvements over the next several years for the hotel properties in order to meet the requirements of the Holiday Inn Product Improvement Plan.

           The Group expects to meet certain long-term liquidity requirements, such as capital improvements, scheduled debt maturities and new property acquisitions by obtaining long-term secured and unsecured financing, the issuance of equity securities and operating cash flow. The Group has a real estate portfolio with an appraised value of approximately $682,000, limited recourse mortgage debt of approximately $190,000 and recourse debt of $24,709. Management believes that a refinancing of debt will provide an opportunity to enhance cash flow and future growth. Historically, a significant amount of cash flow has been used to fund scheduled amortization of mortgage principal. Scheduled mortgage principal amortization paid in 1996 and for the nine-month period ended September 30, 1997 was $8,844 and $6,088, respectively. The Group may use non-amortizing debt in the future to reduce debt service levels and provide additional cash flow for funding capital improvements or the unsecured financing, in addition to nonrecourse mortgage financing, to lower financing costs and improve operating flexibility. Management believes that the Group will have additional borrowing capacity that can be used to fund capital needs.

           The CPA(R) Partnerships have historically distributed a significant portion of cash flow to their partners. The Group currently plans initially to continue distributing a significant portion of its cash flow to holders of Subsidiary Partnership Units and shareholders.

           The Group expects to meet its short-term liquidity requirements, including general and administrative and property expenses, scheduled principal payment installment obligations and distribution objectives from cash generated from operations and from existing cash balances. The CPA(R) Partnerships maintained working capital reserves in order to fund their non-recurring needs, including capital improvements and maturing debt. The Group's cash balance may decrease in the future to the extent the Group uses lines of credit to supplement cash flow from operations to fund short-term liquidity needs.


                             BUSINESS AND PROPERTIES

           The Company (or their representatives) from time to time may make or may have made certain forward-looking statements, whether orally or in writing, including, without limitation, statements in this Prospectus and otherwise, regarding the business plan of the Company, estimates of future cash flows of the Company, the types of investments to be made by the Company and hypothetical distribution and returns to Unitholders. Such statements are qualified in their entirety by reference to, and are accompanied by, the factors disclosed under the heading "RISK FACTORS." Such factors could cause actual results to differ materially from those projected in such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

THE COMPANY'S BUSINESS

           The Company's objective is to increase shareholder value and its Funds from Operations through prudent management of its real estate assets and opportunistic investments. The Company intends to capitalize on its status as a publicly-traded real estate investment company to take immediate advantage of the significant opportunities to make net lease and other investments at attractive returns. The Company expects to evaluate a number of different opportunities in a variety of property types and geographic locations and to pursue the most attractive based upon its analysis of the risk/return tradeoffs.

           The Company presently intends to:

           - Seek additional investment and other opportunities that leverage core management skills (which include in-depth credit analysis, asset valuation and sophisticated structuring techniques);

           - optimize the current portfolio of properties through expansion of existing properties, timely dispositions and favorable lease modifications;

           - utilize its enhanced size and access to capital to refinance existing debt; and

           -          increase the Company's access to capital.

           The Company is a perpetual life, growth-oriented company and, therefore, will continue to own properties as long as it believes ownership helps attain the Company's objectives. The Board of Directors will have the ability to change investment financing, distribution and other policies of the Company without the consent of the Shareholders.

MANAGEMENT OF THE COMPANY

           The Manager provides both strategic and day-to-day management for the Company, including research, investment analysis, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. The Manager has dedicated senior executives in each area of its organization so that the Company will function as a fully integrated operating company.

ACQUISITION STRATEGIES

           The Manager has a well-developed process with established procedures and systems for acquiring net leased property. As a result of its reputation and experience in the industry and the contacts maintained by its professionals, the Manager has a presence in the net lease market that has provided it with the opportunity to invest in a significant number of transactions on an ongoing basis. The Company seeks to utilize the Manager's presence in the net lease market to acquire additional properties in transactions with both new and current tenants. In evaluating opportunities for the Company, the Manager carefully examines the credit, management and other attributes of the tenant and the importance of the property under consideration to the tenant's operations. Careful credit analysis is a crucial aspect of every transaction. The Company believes that the Manager has one of the most extensive underwriting processes in the industry and has an experienced staff of professionals involved with underwriting transactions. The Manager seeks to identify those prospective tenants whose creditworthiness is likely to improve over time. The Company believes that the experience of its management in structuring sale-leaseback transactions to meet the needs of a prospective tenant enables the Manager to obtain a higher return for a given level of risk than would typically be available by purchasing a property subject to an existing lease.

           The Manager's strategy in structuring its net lease investments for the Company is to:

           (i) combine the stability and security of long-term lease payments, including rent increases, with the appreciation potential inherent in the ownership of real estate;

           (ii) enhance current returns by utilizing varied lease structures;

           (iii) reduce credit risk by diversifying its investments by tenant, type of facility, geographic location and tenant industry; and

           (iv) increase potential returns by obtaining equity enhancements from the tenant when possible, such as warrants to purchase tenant common stock.

FINANCING STRATEGIES

           Consistent with its investment policies, the Company intends to use leverage when available on favorable terms. The Company plans to have in place a credit facility, which it intends to use primarily to acquire additional properties and refinance existing debt. The Manager will continually seek opportunities and consider alternative financing techniques to refinance debt, reduce interest expense or improve its capital structure.

TRANSACTION ORIGINATION

           In analyzing potential acquisitions, the Manager reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease, to determine whether a potential acquisition can be structured to satisfy the Company's acquisition criteria. The aspects of a transaction which are reviewed and structured by the Manager include the following:

           - Tenant Evaluation. The Manager subjects each potential tenant to an extensive evaluation of its credit, management, position within its industry, operating history and profitability. The Manager seeks tenants it believes will have stable or improving credit. By leasing properties to such tenants, the Company can generally charge rent that is higher than the rent charged to tenants with recognized credit and, thereby, enhance its current return from such properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of the Company's properties leased to such tenants will likely increase (if all other factors affecting value remain unchanged). The Manager may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. Such credit enhancement provides the Company with additional financial security.

           - Leases with Increasing Rents. The Manager seeks to include clauses in the Company's leases that provide for increases in rent over the term of the leases. These increases are generally tied to increases in certain indices such as the consumer price index, in the case of retail stores participation in gross sales above a stated level, mandated rental increases on specific dates and by other methods. The Company seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

           - Properties Important to Tenant Operations. The Manager, on behalf of the Company, generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. The Company believes that such properties provide better protection in the event that a tenant files for bankruptcy, because leases on properties essential or important to the operations of a bankrupt tenant are less likely to be rejected and, thereby, terminated by a bankrupt tenant. The Manager also seeks to assess the income, cash flow and profitability of the business conducted at the property, so that, if the tenant is unable to operate its business, the Company can either continue operating the business conducted at the property or re-lease the property to another entity in the industry which can operate the property profitably.

           - Lease Provisions that Enhance and Protect Value. When appropriate, the Manager attempts to include provisions in the Company's leases that require the Company's consent to certain tenant activity or require the tenant to satisfy certain operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. Including these provisions in its leases enables the Company to protect its investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to the Company or could reduce the value of the Company's Properties.

           - Diversification. The Manager attempts to diversify the Company's portfolio of properties to avoid dependence on any one particular tenant, type of facility, geographic location and tenant industry. By diversifying its portfolio, the Company reduces the adverse effect on the Company of a single underperforming investment or a downturn in any particular industry.

           The Manager employs a variety of other strategies and practices in connection with the Company's acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically, such equity enhancements involve warrants to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. In certain instances, the Company grants to the tenant a right to purchase the property leased by the tenant, but generally the option purchase price will be not less than the fair market value of the property. The Manager's practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition.

ACQUISITION AND UNDERWRITING PROCESS

           The Manager's Acquisition and Asset Management Department has the primary responsibility for the origination and negotiation of acquisitions of properties. Members of this Department will identify potential acquisitions and conduct negotiations with sellers and tenants. Members of the Acquisition and Asset Management Department generally structure the terms of any financing the Company may use to acquire a property.

           As a transaction is structured, it is evaluated by the Chairman of the Investment Committee with respect to the potential tenant's credit, business prospects, position within its industry and other characteristics important to the long-term value of the property and the capability of the tenant to meet its lease obligations. Before a property is acquired, the transaction is reviewed by the Investment Committee to ensure that it satisfies the Company's investment criteria. Aspects of the transaction that are typically reviewed by the Investment Committee include the expected financial returns, the creditworthiness of the tenant, the real estate characteristics and the lease terms.

           The Investment Committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. The Manager places special emphasis on having experienced individuals serve on its Investment Committee and does not invest in a transaction unless it is approved by the Investment Committee.

           The Company believes that the Investment Committee review process gives it a unique, competitive advantage over other unaffiliated net lease companies because of the substantial experience and perspective that the Investment Committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

           The following people serve on the Investment Committee:

           - George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 16 years.

           - Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

           - Lawrence R. Klein is Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

           The Company invests in properties subject to Triple Net Leases (i.e., leases in which the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance and other expenses relating to the property and has the duty to restore in case of casualty). However, the Company may, in its discretion, acquire properties subject to leases under which it has more responsibilities than would normally be the case under a Triple Net Lease and may make other investments.

ASSET MANAGEMENT

           The Company believes that effective management of net lease assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling properties and knowledge of the bankruptcy process. The Company believes that the Manager's knowledgeable and experienced professionals are well qualified in these areas of asset management.

           The Manager monitors, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of its Properties. Such monitoring includes receiving assurances that each tenant has paid real estate taxes, assessments and other expenses relating to the Properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. The Manager reviews financial statements of its tenants and undertakes regular physical inspections of the condition and maintenance of its Properties. Additionally, the Manager periodically analyzes each tenant's financial condition, the industry in which each tenant operates and each tenant's relative strength in its industry.

PROPERTIES

           As of January 1, 1998, the Company, through its subsidiaries, owned 198 Properties, 191 of which are currently net leased. The following table provides certain information with respect to the Properties.


                                              PROPERTY       PROPERTY    SQUARE    ANNUAL   INCREASE    LEASE    MAXIMUM     % OF
LESSEE             LEASE GUARANTOR            LOCATION         TYPE     FOOTAGE     RENT     FACTOR  EXPIRATION   TERM     REVENUES
------------------------------------------------------------------------------------------------------------------------------------
Santee Dairies,
Inc. (2)
                   Hughes Markets             Los Angeles,       1       390,000  $5,783,992 Stated    Apr-98    Oct-98        7.61%
                                              CA
Dr Pepper
Bottling Company
of Texas
                   Dr Pepper Holdings, Inc.   Irving, TX         2       459,497
                                              Houston, TX        2       262,450
                                                                       ---------


                                                                         721,947  $3,998,000  CPI      Jun-14    Jun-14        5.26%
Detroit Diesel
Corporation
                                              Detroit, MI        1     2,730,750  $3,658,059  PPI      Jun-10    Jun-30        4.81%
Barnstead
Thermolyne
Corporation
Ormco Corporation  Sybron International Corp. Dubuque, IA        1       144,300    $452,956  CPI      Dec-13    Dec-38
Erie Scientific                               Glendora, CA       3        25,000    $369,186  CPI      Dec-13    Dec-38
Company
Nalge Company                                 Portsmouth,        1        95,000    $537,058  CPI      Dec-13    Dec-38
                                              NH
Kerr Corporation                              Rochester, NY      1       221,600    $985,378  CPI      Dec-13    Dec-38
                                              Romulus, MI        1       220,000    $966,504  CPI      Dec-13    Dec-38
                                                                       ---------  ----------
                                                                         705,900  $3,311,082                                   4.36%
Gibson Greetings,
Inc.
                                              Cincinnati,        1       593,340
                                              OH
                                              Berea, KY          2       601,500
                                                                       ---------
                                                                       1,194,840  $3,100,000  Stated   Nov-13    Nov-23        4.08%
Stoody Deloro
Stellite, Inc.
                                              Industry, CA       1       325,800  $2,234,190  CPI      Feb-10    Feb-35
                                              Goshen, IN         1        54,270    $500,212  CPI      Feb-10    Feb-35
                                                                       ---------  ----------
                                                                         380,070  $2,734,402                                   3.60%
AmerSig
Southeast, Inc.
AS Memphis, Inc.   Quebecor Printing Inc.     Doraville, GA      1       432,559  $1,522,498  CPI      Dec-09    Dec-34
                                              Olive              1       270,500    $980,643  CPI      Jun-08    Jun-33
                                              Branch, MS
                                                                       ---------  ----------
                                                                         703,059  $2,503,141                                   3.29%
Furon Company
                                              New Haven, CT      1       110,389
                                              Mickleton, NJ      1        86,175
                                              Aurora, OH         1       147,848
                                              Mantua, OH         1       150,544
                                              Bristol, RI        1       105,642
                                              Aurora, OH         1        26,692
                                                                       ---------
                                                                 1       627,290  $2,416,049  PPI      Jul-07    Jul-37        3.18%

Pre Finish Metals
Incorporated
                   Material Sciences          Walbridge, OH      1       313,704  $2,263,395  CPI      Jun-03    Jun-28        2.98%
                   Corporation

AutoZone, Inc.
                   Fleming Companies, Inc.    31 Locations:      4       185,990    $540,815 % Sales   Jan-11    Jan-26
                                              NC, TX, AL,                           $844,164 % Sales   Feb-11    Feb-26
                                              GA,
AutoZone, Inc.                                IL, LA, MO
                                              13 Locations:      4        70,425    $311,686 % Sales   Aug-12    Aug-37
                                              FL, LA, MO,
AutoZone, Inc.                                NC, TN
                                              11 Locations:      4        59,400    $529,760 % Sales   Aug-13    Aug-38
                                                                       ---------  ----------
                                              FL, GA, NM,
                                              SC, TX                     315,815  $2,226,425                                   2.93%
Orbital Sciences
Corporation
                                              Chandler, AZ       1       280,000  $2,153,739  CPI      Sep-09    Sep-29        2.83%
The Gap, Inc.
                                              Erlanger, KY       2       391,000  $1,225,994  CPI      Feb-03    Feb-43
                                              Erlander, KY       2       362,750    $927,568  CPI      Feb-03    Feb-43
                                                                       ---------  ----------
                                                                         753,750  $2,153,562                                   2.83%
Simplicity
Manufacturing,
Inc.
                                              Port               1       414,236
                                              Washington,
                                              WI
                                              Port               1         5,440
                                              Washington,
                                              WI
                                                                       ---------
                                                                         419,676  $1,996,712  CPI      Mar-03    Mar-13        2.63%
AP Parts
Manufacturing
                   AP Parts International     Toledo, OH         1     1,160,000
                   Inc.
                                              Pinconning,        1       220,588
                                              MI
                                                                       ---------
                                                                       1,380,588  $1,836,534  CPI      Dec-07    Dec-22        2.42%
NVR, Inc.
                   NVR L.P.                   Thurmont, MD       1       150,468   $729,114   CPI      Mar-14    Mar-39
                                              Farmington,        1        29,273
                                              NY
                                              Pittsburgh,        3        42,000   $938,046   CPI      Mar-14    Mar-18
                                              PA
                                              Pittsburgh,        3        36,000
                                              PA
                                                                       ---------  ----------
                                                                         257,741  $1,667,160                                   2.19%
Unisource
Worldwide, Inc.
                                              Commerce, CA       2       411,579  $1,292,800  Stated   Apr-10    Apr-30
                                              Anchorage, AK      2        44,712   $312,700   Stated   Dec-09    Dec-29
                                                                       ---------  ----------
                                                                         456,291  $1,605,500                                   2.11%
Cleo Inc.
                   CSS Industries, Inc.       Memphis, TN        1     1,006,566  $1,500,000  CPI      Dec-05    Dec-15        1.97%

Peerless Chain
Company
                                              Winona, MN         1       357,760  $1,463,425  CPI      Jun-11    Jun-26        1.93%
Information
Resources, Inc.
    (33.33%                                   Chicago, IL        3       159,600
ownership)
                                              Chicago, IL        3        92,400
                                                                       ---------
                                                                         252,000  $1,457,788  CPI      Oct-10    Oct-15        1.92%
Red Bank
Distribution, Inc.
                                              Cincinnati,        2       589,150  $1,400,567  CPI      Jul-15    Jul-35        1.84%
                                              OH
Brodart Co.
                                              Williamsport,      3       309,030
                                              PA
                                              Williamsport,      3       212,201
                                              PA
                                                                       ---------
                                                                         521,231  $1,344,764  CPI      Jun-08    Jun-28        1.77%
Gould, Inc.
Ohmeda Medical                                Oxnard, CA         3       142,796  $1,215,000  Stated   Nov-99    Nov-19        1.60%
Devices Division
Inc. (Sublessee)

Datcon Instrument
Company
High Voltage                                  Lancaster, PA      1        70,712    $600,262  CPI      Nov-13    Nov-38
Engineering Corp.
    (Lessee for                               Sterling, MA       1        70,000    $578,757  CPI      Nov-13    Nov-38
Sterling/Guarantor
for Lancaster)
                                                                       ---------  ----------
                                                                         140,712  $1,179,019                                   1.55%
Seven Up Bottling
Co. of St. Louis,
Inc.
                   KSG, Inc.                  St. Louis, MO      3       148,100  $1,132,310  CPI      Mar-12    Mar-37        1.49%


United States
Postal Service
                                              Bloomington,       3       116,000  $1,089,982  Stated    1-Apr    30-Apr        1.43%
                                              IL
Duff-Norton
Company, Inc.
                   Yale International, Inc.   Forrest            1       265,000  $1,020,717  CPI      Dec-12    Dec-32        1.34%
                                              City, AR

Armel, Inc.
                   Kinney Shoe Corporation    Ft.                2        80,540    $964,941  CPI      Sep-01    Sep-16        1.27%
                                              Lauderdale,
                                              FL

DeVlieg-Bullard,
Inc.
                                              McMinnville,       1       276,991
                                              TN
                                              Frankenmuth,       1       132,400
                                              MI
                                                                       ---------
                                                                         409,391    $953,803  CPI      Apr-06    Apr-26        1.26%
General Electric
Company
                                              King of            3        88,578    $934,186  Market   Jul-98    Jul-08        1.23%
                                              Prussia, PA
Wal-Mart Stores,
Inc.
                                              West               4       118,125    $891,129  CPI      Jan-07    Jan-37        1.17%
                                              Mifflin, PA
Anthony's
Manufacturing
Company, Inc.
                                              San                1        95,420
                                              Fernando, CA
                                              San                1         7,220
                                              Fernando, CA
                                              San                1        40,285
                                              Fernando, CA
                                              San                1        39,920
                                              Fernando, CA
                                                                       ---------
                                                                         182,845    $876,000  CPI      May-07    May-12        1.15%
Hotel Corporation
of America
Holiday Inn                                   Topeka, KS         5       117,590    $833,457  Stated   Sep-03    Sep-03        1.10%
Franchisee

Varo Inc.
                   IMO Industries, Inc.       Garland, TX        1       150,203    $822,750  Stated   Sep-02    Sep-07        1.08%
United Stationers
Supply Co.
                   United Stationers, Inc.    New Orleans,       2        59,000
                                              LA
                                              Memphis, TN        2        75,000
                                              San Antonio,       2        63,321
                                              TX
                                                                       ---------
                                                                         197,321    $812,500  CPI      Mar-10    Mar-30        1.07%




Agency Management
Services, Inc.
                   Continental Casualty       College            3        98,552    $771,666  Stated   Oct-98    Oct-03        1.02%
                   Company                    Station, TX
Winn-Dixie
Montgomery, Inc.
                   Winn-Dixie Stores, Inc.    Montgomery,        4        32,690    $191,534 % Sales   Mar-08    Mar-38
                                              AL
                                              Panama City,       4        34,710    $170,399 % Sales   Mar-08    Mar-38
                                              FL
                                              Leeds, AL          4        25,600    $144,713 % Sales   Mar-04    Mar-34
                                              Bay Minette,       4        34,887    $128,472 % Sales   Jun-07    Jun-37
                                              AL
                                              Brewton, AL        4        30,625    $134,500 % Sales   Oct-10    Oct-30
                                                                       ---------  ----------
                                                                         158,512    $769,618                                   1.01%
AT&T Corp.
                                              Bridgeton, MO      3        55,810    $794,764  Stated   Nov-01    Nov-11        1.05%
General Cinema
Corp. of Minnesota
General Cinema     Harcourt General, Inc.     Burnsville,        4        31,837    $467,500 % Sales   Jul-06    Jul-31
Corp. of Michigan                             MN
                                              Canton, MI         4        29,818    $233,750 % Sales   Jul-05    Jul-30
                                                                       ---------  ----------
                                                                          61,655    $701,250                                   0.92%
Western Union FSI
                                              Bridgeton, MO      3        78,080    $656,882  Stated   Nov-01    Nov-11        0.86%
Exide Electronics
Corporation
                   Exide Electronics Group,   Raleigh, NC        3        27,770    $572,130  CPI      Apr-97    Apr-98        0.74%
                   Inc.

Family Dollar
Services, Inc.
                                              Salisbury, NC      2       311,182    $561,600  CPI      Dec-00    Dec-20        0.74%
Swiss-M-Tex, L.P.
                                              Travelers          1       178,693
                                              Rest, SC
                                              Liberty, SC        1        16,500
                                                                       ---------
                                                                         195,193    $546,095  CPI      Aug-07    Aug-31        0.74%
Motorola, Inc.
                                              Urbana, IL         3        46,350    $540,000  Stated   Dec-00    Dec-20        0.71%
EXCEL
Teleservices, Inc.
                   EXCEL Communications, Inc. Reno, NV           3        53,158    $532,800  Stated   Dec-00    Dec-20        0.70%

Penn Virginia
Resources
Corporation
Pennsylvania       Penn Virginia Corporation  Cuyahoga           1        80,445
Crusher                                       Falls, OH
Corporation
     (Joint                                   Broomall, PA       3        22,810
Tenants)
                                              Duffield, VA       3        12,804
                                                                       ---------
                                                                         116,059    $498,750  Market   Aug-99    Aug-34        0.66%
Titan Corporation
    (18.54%                                   San Diego, CA      3       166,403    $485,084  CPI      Jul-07    Jul-31        0.64%
ownership)

Wozniak
Industries, Inc.
                                              Schiller           1        84,197    $452,400  Stated   Dec-03    Dec-23        0.60%
                                              Park, IL
Childtime
Childcare, Inc.
    (33.93%                                   12 Locations:      6        83,694    $413,638  CPI      Jan-16    Jan-41        0.54%
ownership)
                                              AZ, CA, MI,TX
Yale Security Inc.
                                              Lemont, IL         1       130,000    $399,000  Stated   Apr-11    Apr-11        0.53%
CSK Auto, Inc.
                                              Denver, CO         4         8,129     $51,709  CPI      Jan-08    Jan-38
                                              Glendale, AZ       4         3,406     $58,564  CPI      Jan-02    Jan-22
                                              Apache             4         5,055     $43,316  CPI      Jan-02    Jan-22
                                              Junction, AZ


                                              Casa Grande,       4        11,588     $56,695  CPI      Jan-02    Jan-22
                                              AZ
                                              Scottsdale,        4         8,000    $118,586  CPI      Jan-02    Jan-22
                                              AZ
                                              Mesa, AZ           4         3,401     $59,955  CPI      Jan-02    Jan-22
                                                                       ---------  ----------
                                                                          39,579    $388,825                                   0.51%
B&G Contract
Packaging, Inc.
                                              Maumelle, AR       1        80,000    $168,000  Stated   Dec-97    Dec-03        0.22%
                                                                          80,000    $162,000
                                                                         160,000    $330,000

Lockheed Martin
Corporation
                                              Glen Burnie,       2        45,804    $310,000  Stated   Apr-01    Apr-21        0.41%
                                              MD
Jumbo Sports, Inc.
                                              Moorestown,        3        74,066    $308,750  Stated   Jun-12    Jun-42        0.41%
                                              NJ
Broomfield Tech
Center Corporation
                                              Broomfield,        3        60,660    $180,081   None    Dec-01    Dec-01        0.39%
                                              CO
                                              Broomfield,        3        40,440    $120,054   None    May-02    May-02
                                              CO
                                                                       ---------  ----------
                                                                         101,100    $300,135                                   0.24%
Payless
ShoeSource, Inc.
(8 Stores)
                                              Fontana, CA        4         4,500    $183,146   None    Dec-06    Dec-36
                                              Rialto, CA         4         4,500
                                              Reynoldsburg,      4         3,840
                                              OH
                                              Tallmadge, OH      4         4,000
                                              Anderson, IN       4         4,500
                                              Cuyahoga           4         3,792
                                              Falls, OH
                                              Marion, OH         4         3,900
The Southland                                 Fremont, OH        4         4,000
Corporation  (1
Store)
Chief Auto Parts,                             Merced, CA         4         4,500     $20,370   None    Dec-06    Dec-36
Inc.  (3 Stores)
                                              Sacramento,        4         4,400     $63,798   None    Dec-06    Dec-36
                                              CA
                                              Stockton, CA       4         4,500
The Kobacker                                  Sacramento,        4         4,400
Company (Obligor                              CA
for all 12 Stores)
                                                                       ---------  ----------
                                                                          50,832    $267,314                                   0.35%
Petrocon
Engineering, Inc.
     (One Lease                               Beaumont, TX       3        48,700    $118,800  Stated   Dec-98    Dec-00
applies to three
portions of
Facility.)
                                                                                    $103,740   None    Jun-97    Jun-01
                                                                                     $43,200   None    Nov-97    Nov-01
                                                                                  ----------
                                                                                    $265,740                                   0.35%
Federal Express
Corporation
                                              Corpus             2        30,212    $189,986  Market   May-99    May-09
                                              Christi, TX
                                              College            2        12,080     $56,700  Market   Feb-99    Feb-09
                                              Station, TX
                                                                                  ----------
                                                                                    $246,686                                   0.32%
NYNEX
                                              Milton, VT         3        30,624    $215,600  Stated   Feb-03    Feb-13        0.28%
Penberthy, Inc.
                   PCC Flow Technologies,     Prophetstown,      1       161,878    $209,507   CPI     Apr-06    Apr-26        0.28%
                   Inc.                       IL
Allied Plywood
Corporation
                                              Manassas, VA       1        60,446    $185,000  Stated   Mar-02    Mar-02        0.24%
Rochester Button
Company
                                              South              1        43,387
                                              Boston, VA
                                              Kenbridge, VA      1        38,000
                                                                       ---------
                                                                          81,387    $180,000   None    Dec-16    Dec-36        0.24%
Sunds Defibrator
Woodhandling, Inc.
                                              Carthage, NY       1        76,000    $144,239  CPI      Aug-05    Jul-07        0.19%
                                                                 2
Pepsi-Cola
Metropolitan
Bottling Company,
Inc.
Serivce                                       Houston, TX        2        17,725     $97,568  Stated   Oct-04    Oct-04        0.13%
Corporation
International
(sublease)
Popular Stores,
Inc.
                                              Scottsdale,        4        11,800     $95,810 % Sales   Jul-00    Jul-10        0.13%
                                              AZ
Stair Pans of
America, Inc.
                                              Fredericksburg,    1        45,821     $89,810  Stated   Jul-98    Jul-98        0.12%
                                              VA
Inno Tech
Industries, Inc.
                                              Elyria, OH         1       183,000     $60,000   None    Apr-98    Apr-03        0.08%
Cent Stores, Inc.
                                              Mesa, AZ           4        11,039     $54,000  Stated   Jan-13    Jan-13        0.07%
Family Bargain
Center
                                              Colville, WA       4        15,300     $49,255  CPI      Jan-00    Jan-15        0.06%
The Crafters
Mall, Inc.
                                              Glendale, AZ       4        11,760     $47,964   None                            0.06%
                                                                                                    Quarterly
                                                                                                     Renewals
Kinko's, Inc.
                                              Canton, OH         4         1,700     $47,067 % Sales   Aug-00    Aug-10        0.06%
Capin Mercantile
Corporation
                                              Silver City,       4        11,280     $36,660   None    May-00    May-05        0.05%
                                              NM
Building 7
Corporation
                                              Apache             4         9,945     $23,100  CPI      Jun-01    Jun-06        0.03%
                                              Junction, AZ
Moise L. Wexler,
Scott Wexler
                                              New Orleans,       4         1,641     $19,692 % Sales   Oct-05    Oct-15        0.03%
                                              LA
Scallon's Carpet
Castle, Inc.
                                              Casa Grande,       4         3,134     $17,710  Stated   Dec-03    Dec-03        0.02%
                                              AZ
Arthur L. Jones
                                              Greensboro,        4         1,700     $10,725  CPI      Apr-99    Apr-01        0.01%
                                              NC
Petosky Holiday
Inn
                                              Petoskey, MI       5        83,462
Alpena Holiday Inn
                                              Alpena, MI         5        96,333
Livonia Holiday
Inn
                                              Livonia, MI        3       158,000
Vacant

                                              Columbus, SC       1       168,600
Vacant
                                              Sumter, SC         1        87,000
Vacant
                                              Garland, TX        1        52,241
Vacant
                                              Canton             4         4,800

                                                                  Total          $75,996,924                                100.00%
                                                                Revenue


           (1)        Property types are coded as follows: 1 -
                      Industrial/Manufacturing; 2 - Distribution/Warehouse; 3 - Office/Research; 4 - Retail; 5 - Hotel; 6 - Day Care Center.

           (2) A lease has been entered into with Copeland Beverage Group Inc. which will commence when the lease with Santee Dairies expires. The lease with Copeland provides for an annual rent of $1,800,000 with increase based on the CPI and is for a term of 9 years.

                      (A) Simplicity has exercised its option to purchase the property. The said is expected to be completed by no later than April 1998.

                      (B) A suite has been brought to enforce Red Bank's obligations under this lease. Red Bank is not currently paying the equity portion of the rent due under the lease.

           As of September 30, 1997, three Properties owned by the CPA(R) Partnerships, through a subsidiary, are Holiday Inn hotels which are not leased. All of these Holiday Inn hotels (the "Hotels") are licensed to operate as Holiday Inns. The following table provides certain information with respect to the Hotels.

                                                   Number             Square
Name                         Location             of Rooms             Feet
----                         --------             --------           -------

Petroskey Holiday Inn         Petroskey, MI             142              83,452
Livonia Holiday Inn           Livonia, MI               226             158,000
Alpena Holiday Inn            Alpena, MI                148              96,333


           The Operating results of the Alpena and Petroskey Hotels for the year ended December 31, 1996 and for the nine months ended September 30, 1997 are as follows:

                                              Alpena        Petroskey       Livonia
                                              -------        -------        -------
                                                          (in thousands)
For the year ended December 31, 1996:
      Revenues                                $ 3,074        $ 2,247        $ 8,716
      Management fees*                            (59)           (43)          (195)
      Other operating expenses                 (2,347)        (1,953)        (6,108)
                                              -------        -------        -------
           Operating income                   $   668        $   251        $ 2,413
                                              =======        =======        =======

For the nine months ended June 30, 1997:
      Revenues                                $ 2,422        $ 1,902        $ 6,619
      Management fees                             (63)           (30)          (194)
      Other operating expenses                 (1,709)        (1,513)        (4,469)
                                              -------        -------        -------
           Operating income                   $   650        $   351        $ 1,956
                                              =======        =======        =======

*Paid to unaffiliated third parties.


           In January 1998, the hotel located in Livonia, Michigan was leased to Livho, Inc. ("Livho"), a corporation wholly owned by Francis J. Carey, Livho, will own the Holiday Inn license and the other licenses necessary for the operation of the hotel. Livho will rent the hotel from CD for a base rent of $175,000 per year plus a percentage of the gross receipts at the hotel, CD expects to spend approximately $4,000,000 to upgrade the hotel so that it will qualify as a Holiday Inn Select hotel.

DESCRIPTION OF MOST SIGNIFICANT TENANTS

           The following is a brief description of the tenants which will pay the most rent to the Company on an annual basis.

           Santee Dairies, Inc., the largest processor of milk products in the West, processes 235,000 to 260,000 gallons of milk per day. Owned by Hughes Markets, Inc. and Stake Brothers Markets, the company also processes, bottles and distributes yogurt, sour cream, ice cream, cottage cheese and fruit juices. The highlights of Santee's 1996 fiscal year include net sales of $194 million, total assets of approximately $66 million and a net worth of $26 million. Hughes, the guarantor of the Santee lease, operates a chain of 51 supermarkets in the Southern California area, wholly owns a real estate holding company and owns 50 percent of Santee. The highlights of Hughes' fiscal year ending March 1997 included net sales of approximately $1.0 billion, total assets of approximately $279 million and a net worth of approximately $160 million.

           Dr Pepper Bottling Company of Texas is the largest independent franchise bottler of Dr Pepper brand products, accounting for approximately 13 percent of the total domestic volume of such products. One of the largest independent soft drink bottlers in the United States, the Company bottles the following products: Dr Pepper, Seven-Up, Canada Dry, Sunkist soft drinks, A&W Root Beer, A&W Cream Soda, Squirt and Countrytime lemonade. For the 1996 fiscal year, its net sales totaled over $390 million and its assets totaled over $237 million.

           Detroit Diesel is a leading designer and producer of heavy-duty diesel engines and a broad range of new replacement and re-manufactured parts and components. The company's markets include on-highway vehicles (truck, bus and coach), construction, industrial, power generation, military and marine. For the year ending December 31, 1996, Detroit Diesel's net revenues totaled $1,963 million; its total assets were $1,113 million; its long-term debt was $93 million; and its stockholders' equity was $321 million.

           Sybron International Corporation is the parent company of four operating subsidiaries which hold leadership product positions in laboratory and professional orthodontic and dental markets in the United States and abroad. The Sybron companies have become market leaders by developing, manufacturing and marketing an expanding array of value-added products which meet their customers' needs. The highlights of Sybron's fiscal year ending September 30, 1996 included total assets of over $975 million and a net worth of over $283 million.

           Gibson Greetings, Inc. designs, manufactures and sells greeting cards, gift-wrapping paper, stationery, candles, calendars and related gift items. Most of the greeting cards are designed and printed at the Cincinnati location and then sent to the Berea facility for shipment to retail stores. In mid-November 1995, the company sold Cleo, Inc., its wholly-owned gift wrap subsidiary, to CSS Industries, Inc., but continues to produce gift wrapping accessories. In 1996, Gibson's net sales totaled $390 million; its assets totaled $425 million; its long-term debt totaled $41 million; and its net worth totaled $256 million.

           Started by Charles Stoody in 1921, Stoody Deloro Stellite, Inc. is the global leader in the application, design and manufacturing of consumable welding products, products that protect equipment and parts from wear and erosion. SDS's coatings for metals and formed products are significant due to abrasion, impact, heat and corrosive environments in industries such as construction, mining, agriculture, chemical, military and transportation. The company is a profitable division of Thermadyne Holdings Corporation which manufactures and sells worldwide a broad range of welding apparatus, commercial and industrial maintenance equipment and coatings. Thermadyne operates facilities in the U.S., Canada, England, Germany, Italy, Japan, Singapore, Mexico and Malaysia. For the 1996 fiscal year, Thermadyne had net sales of $440 million and total assets of $353 million.

           Furon designs and manufactures highly engineered products composed of high performance polymer materials. The company's parts and components are used primarily by original equipment manufacturers who reach a broad spectrum of markets: hydrocarbon processing, utilities, pulp and paper, automotive, truck, beverage equipment, food processing, semiconductors, electronic assembly and medical devices and equipment. Most of the components are designed to meet the particular specifications of each customer. For the fiscal year ended February 5, 1997, Furon's net sales totaled over $390 million; its assets totaled over $344 million; and its stockholders' equity totaled over $61 million.

           Quebecor Printing Inc. is the largest commercial printer in the United States, Canada and Europe. Based in Canada, the Company has over 23,000 employees and operates approximately 100 printing facilities in the U.S., Canada, France, the U.K., Spain, Mexico and India. For the 1996 fiscal year, Quebecor Printing Inc. had revenues of over $3.1 billion and total assets of over $2.9 billion.

           Material Sciences Corporation is a technology based manufacturer of continuously processed specialty coated materials and services. The company is a market leader in its four principal product groups: laminates and composites, metalizing and coating, coil coating and electrogalvanizing. For its fiscal year ending February 28, 1997, the company's net sales totaled over $236 million; its assets totaled over $202 million; and its stockholders' equity totaled over $121 million.

           AutoZone, Inc. currently operates 1,423 auto-part stores in 27 states, primarily in the Sunbelt and Midwest regions. The "Do-It-Yourself" stores sell replacement parts (from spark plugs to complete engines), entire lines of accessories and motor oils for domestic and foreign cars, vans and light trucks.

           Orbital Sciences Corporation designs, manufactures and operates a broad range of space-related products and services, including small and medium-sized satellites and personal navigation equipment.

The company is the world's leading provider of small launch vehicles, including the Pegasus and Taurus vehicles.

           The Gap, Inc. is one of the largest specialty and private-label clothing retailers in the United States. Over the past ten years, the company has enjoyed significant growth through trade names including Gap, GapKids, Baby Gap, Banana Republic and Old Navy. As of March 1996, The Gap, Inc. operated 1,701 stores including some outside of the U.S. For the fiscal year ended February 1997, the company's sales increased 20 percent to $5.3 billion.

MORTGAGE DEBT

           The Company presently has debt of approximately $219 million, excluding the debt of unconsolidated joint ventures. Approximately $194 million of such debt is limited recourse mortgage debt secured by mortgages on 108 properties. Substantially all of the mortgage debt is fixed rate and self-amortizing, and the weighted average annual interest rate on the mortgage debt is 8.9%. The following table provides certain information with respect to the Company's debt, including its proportionate share of the debt of unconsolidated joint ventures:


                                                                 As of
                                                   Number     December 31,     Interest           Maturity
Tenant/Guarantor Name                            Properties       1997           Rate               Date
                                                     ----     ------------      -------           --------
Broomfield Tech Center Corporation                    2       $  2,173,949         9.00%              9/11
Varo Inc.                                             1          2,080,176        10.00%             10/02
The Gap, Inc.                                         1          6,003,499         7.25%              5/99
Unisource Worldwide, Inc.                             1          6,527,118         7.24%              2/10
Pre Finish Metals Incorporated                        1            910,435      Floating              7/98
Simplicity Manufacturing, Inc.                        2          4,471,529        10.52%              7/98
Brodart Co.                                           1          3,054,518         7.60%              1/04
Alpena Holiday Inn                                    1          7,150,000           (1)                (1)
Petoskey Holiday Inn                                  1          7,150,000           (1)                (1)
Motorola, Inc.                                        1          2,051,702        10.50%          10/96(2)
AutoZone, Inc.                                       32          8,618,075         9.51%              8/98
General Cinema Corp. of
  Minnesota, Inc.                                     1          1,895,864         8.50%              7/06
Armel, Inc.                                           1             11,058      Floating             1/98
AP Parts Manufacturing Company                        2          5,397,705         7.63%              2/01
Wal-Mart Stores, Inc.                                 1          3,351,280         8.25%              8/03
Livonia Holiday Inn                                   1          7,446,222      Floating             11/97
Svbron Acquisition Company                            5         14,018,604        11.25%              1/99
NVR                                                   2          6,700,000         7.50%             12/02
Topeka Holiday Inn                                    1          8,414,629         6.75%             10/06
                                                                                   7.75%              9/03
High Voltage Engineering Corp.                        2          4,165,253         6.05%             12/98
General Electric Company                              1          3,307,693        10.50%              5/98
United Stationers Supply Co.                          3          2,307,669         7.56%             12/99
Dr. Pepper Bottling Company of Texas                  2         15,360,466        11.85%              7/99
Orbital Sciences Corporation                          1          8,494,188        10.00%              9/20
AmerSig Southeast, Inc.                               1          6,154,031      Floating              5/01
AS Memphis, Inc.                                      1          3,856,956      Floating              5/01
Furon Company                                         6         12,558,672         8.42%              7/12
Detroit Diesel Corporation                            1         22,658,392         7.16%              6/10
Red Bank Distribution, Inc.                           1          5,161,768        10.00%              8/10

                                                                 As of
                                                   Number     December 31,     Interest           Maturity
Tenant/Guarantor Name                            Properties       1997           Rate               Date
                                                     ----     ------------      -------           --------
                                                                                Floating
Information Resources, Inc.                           2          7,449,554        10.70%             10/00
Childtime Childcare, Inc.                            12          1,266,933         9.55%             12/06
Titan Corporation                                     1          1,918,777         9.75%              7/03
Unsecured recourse debt                              --         24,708,981     Floating
                                                    ---       ------------
                                                    108       $216,795,696
                                                              ============


(1) Series of bonds maturing between September 1998 and September 2015 with interest rates ranging from 6.60% to 9.00%.

(2)        Lender continues to accept monthly payments.


ENVIRONMENTAL MATTERS

           The Company will generally undertake a third party Phase I investigation of potential environmental risks when evaluating an acquisition. A "Phase I investigation" is an investigation for the presence or likely presence of hazardous substances or petroleum products under conditions which indicate an existing release, a post release or a material threat of a release. A Phase I investigation does not typically include any sampling. The Company may acquire a property with environmental contamination, subject to a determination of the level of risk and potential cost of remediation. The Company generally will require property sellers to fully indemnify it against any environmental problem or condition existing as of the date of purchase. In some instances, the Company will be the assignee of or successor to the buyer's indemnification rights. Additionally, the Company will generally structure its leases to require the tenant to assume all responsibility for environmental compliance or environmental remediation and to provide that non-compliance with environmental laws be deemed a lease default. In certain instances, the Company may also require a cash reserve, a letter of credit or a guarantee from the tenant, the parent company or a third party to assure funding of remediation. The value of these protections depend upon the financial strength of the entity providing the protection. Where warranted, further assessments are performed by third-party environmental consulting and engineering firms.

           Phase I investigations were performed by the CPA(R) Partnerships on all CPA(R):1-6 Properties between July 1993 and February 1994. Except as specified in the following sentence, a Phase I investigation or its substantial equivalent was conducted on all CPA(R):8-9 Properties around the time of acquisition of such properties. The CPA(R) Partnerships did not undertake investigations at Tandem Holdings (St. Louis, MO); Winn-Dixie (Bay Minette and Brewton, AL); M-Tex (Traveler's Rest and Liberty, SC); Northern Automotive Corporation (Mesa, Glendale, Apache Junction and Casa Grande, AZ and Denver,
CO); Family Bargain Center (Colville, WA); Capin Mercantile Corporation
(Silver City, NM) and the 25 AutoZone stores in Florida, Georgia, Louisiana, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas.

           Based upon the results of the Phase I investigations conducted in 1993 and 1994 on the CPA(R):1-6 Properties, Phase II investigations were recommended for 30 properties. Phase II investigations have been or are in the process of being performed on 21 of the 30 properties. On five of the properties the particular CPA(R) Partnership determined not to proceed with a Phase II investigation and on four of the properties the tenants would not permit a Phase II investigation. The issues for which Phase II investigations were recommended with respect to each of the nine properties are: (a) PicWay Shoes, Cleveland, OH (records review to determine the existence of any underground storage tanks ("UST") due to former use of property as gas station), (b) Waterbed Outlet, Merced, CA (records review to determine existence of any USTs due to former use of property as gas station), (c) Santee Dairies, Los Angeles, CA (geophysical survey to locate potential USTs), (d) Arley Merchandise,

Sumter, SC (tightness test on existing UST), (e) Stoody Deloro, Goshen, IN (subsurface investigation to determine if any release from abandoned UST), (f) Industrial General, Belleville, OH (removal and closure of inactive UST), (g) Industrial General, Bald Knob, AR (soil testing for potential contamination),
(h) Industrial General, Newburyport, MA (testing of concrete underground leaching pit) and (i) Industrial General, Forrest City, AR (general housekeeping and regulatory compliance issues). The Company believes that if any remediation is indicated as a result of Phase II investigations, the cost of any material remediation would be born by the lessees pursuant to the terms of the existing leases.

COMPETITION

           The Company faces competition from insurance companies, commercial banks, credit companies, pension funds, private individuals, investment companies, REITs and other real estate finance companies. The Company also faces competition from institutions or investors that provide or arrange for other types of financing through private or public offerings of equity or debt and from traditional bank financings. The Company believes that its 20 years of continuous market presence through the CPA(R) Partnerships, the experience of its management and its ability to underwrite credit and asset-based investment opportunities allow it to compete effectively.

EMPLOYEES

           The Company has one employee. The Manager has over 60 officers, employees and directors who will be involved in the operations of the Company.

INSURANCE

           Under their leases, the Company's tenants will generally be responsible for providing adequate insurance on the properties leased. The Company believes the Properties are covered by adequate fire, flood and property insurance provided by reputable companies. However, some of the Properties are not covered by disaster-type insurance with respect to certain hazards (such as earthquakes) for which coverage is not available or available only at rates which, in the opinion of the Company, are prohibitive.

LEGAL PROCEEDINGS

           The Company is not a party to any material legal proceedings.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

           The individuals who serve as Directors and executive officers of the Company are listed below.

      Name                                    Office
      ----                                    ------
Francis J. Carey                Chairman of the Board, Chief Executive Officer and Director
Gordon F. DuGan                 President, Chief Acquisitions Officer and Director
Steven M. Berzin                Vice Chairman, Chief Legal Officer and Director
Donald E. Nickelson             Chairman of the Audit Committee and Director
William P. Carey                Chairman of the Executive Committee and Director
Eberhard Faber, IV              Director
Barclay G. Jones III            Director
Dr. Lawrence R. Klein           Director
Charles C. Townsend Jr.         Director
Reginald Winssinger             Director

      Name                                    Office
      ----                                    ------
Claude Fernandez                Executive Vice President--Financial Operations
John J. Park                    Executive Vice President, Chief Financial Officer
                                and Treasurer
H. Augustus Carey               Senior Vice President and Secretary
Samantha K. Garbus              Vice President--Asset Management
Susan C. Hyde                   Vice President--Shareholder Services
Robert C. Kehoe                 Vice President--Accounting
Edward V. LaPuma                Vice President--Acquisitions

           The following is a biographical summary of the experience of the Directors and executive officers of the Company:

           Francis J. Carey, age 71, was elected in 1997 as Chairman, Chief Executive Officer and a Director of the Company, at which time he resigned his positions as a Director of CPA(R):10, CIP(TM) and CPA(R):12. He served as President of W.P. Carey & Co. from 1987 to 1997 and as a Director from its founding in 1973 until 1997. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of the Pittsburgh-based firm of Reed Smith Shaw & McClay LLP, counsel for W.P. Carey & Co. and the Company. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association since 1990 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the father of H. Augustus Carey and the brother of William P. Carey.

           Gordon F. DuGan, age 31, was elected Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. Mr. DuGan jointed W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer.

           Steven M. Berzin, age 47, was elected Executive Vice President, Chief Financial Officer and a Managing Director of W.P. Carey & Co. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President--Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1977 to 1985 and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School.

           Donald E. Nickelson, age 65, was elected to the Board of Directors of the Company in 1998 and serves as Chairman of the Board and a Director of Greenfield Industries, Inc. and a Director of

Allied Healthcare Products, Inc. Mr. Nickelson is Vice-Chairman and a Director of the Harbor Group, a leverage buy-out firm. He is also a Director of Sugen Corporation and D.T.I. Industries, Inc. and a Trustee of Mainstay Mutual Fund Group. From 1986 to 1988, Mr. Nickelson was President of PaineWebber Incorporated; from 1988 to 1990, he was President of the PaineWebber Group; and, from 1980 to 1993 a Director. Prior to 1986, Mr. Nickelson served in various capacities with affiliates of PaineWebber Incorporated and its predecessor firm. From 1988 to 1989, Mr. Nickelson was a Director of a diverse group of corporations in the manufacturing, service and retail sectors, including Wyndham Baking Co., Inc., Hoover Group, Inc., Peebles, Inc. and Motor Wheel Corporation. He is a former Chairman of National Car Rentals, Inc. Mr. Nickelson is also a former Director of the Chicago Board Options Exchange and is the former Chairman of the Pacific Stock Exchange.

           William P. Carey, age 67, Chairman, President and Chief Executive Officer of W.P. Carey & Co., has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School of Finance, Mr. Carey is a Governor of the National Association of Real Estate Investment Trusts (NAREIT) and a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at the University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(TM), CPA(R):12 and CPA(R):14. Mr. Carey is the brother of Francis J.
Carey and the uncle of H. Augustus Carey.

           Eberhard Faber, IV, age [61], was elected to the Board of Directors of the Company in 1998 and is currently a Director of PNC Bank, N.A., Chairman of the Board and Director of the newspaper Citizens Voice, a Director of Ertley's Motorworld, Inc., Vice-Chairman of the Board of Kings College and a Director of Geisinger Wyoming Valley Hospital. Mr. Faber served as Chairman and Chief Executive officer of Eberhard Faber, Inc., from 1973 to 1987. Mr. Faber also served as the Director of the Philadelphia Federal Reserve Bank, including service as the Chairman of its Budget and Operations Committee from 1980 to 1986. Mr. Faber has served on the boards of several companies, including First Eastern Bank from 1980 to 1993.

           Barclay G. Jones III, age 37, was elected to the Board of Directors of the Company in 1998 and is Vice Chairman and a Managing Director of W.P. Carey & Co. Mr. Jones joined W.P. Carey & Co. as Assistant to the President in July 1982, after his graduation from the Wharton School of the University of Pennsylvania where he majored in Finance and Economics. Mr. Jones has served as a Director of W.P. Carey & Co. since April 1992 and as a Director of the Wharton School Club of New York. Mr. Jones is a director of CIP(TM) and CPA(R):14.

           Dr. Lawrence R. Klein, age 77, was elected to the Board of Directors of the Company in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a Director.

           Charles C. Townsend, Jr., age 70, was elected to the Board of Directors of the Company in 1998 and currently is an Advisory Director of Morgan Stanley & Co., having held such position since

1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend serves as Director of CIP(TM), CPA(R):12 and CPA(R):14

           Reginald Winssinger, age [55], was elected to the Board of Directors of the Company in 1998 and is currently Chairman of the Board and Director of Horizon Real Estate Group, Inc. Mr. Winssinger has managed portfolios of diversified real estate assets exceeding $500 million throughout the United States for more than 20 years. Mr. Winssinger is active in the planning and development of major land parcels and has developed 20 commercial properties. Mr. Winssinger is a native of Belgium with more than 25 years of real estate practice, including 10 years based in Brussels, overseeing appraisals, construction and management. Mr. Winssinger holds a B.S. in Geography from the University of California at Berkeley and received a degree in Appraisal and Survey in Belgium. Mr. Winssinger presently serves as Honorary Belgium Consul to the State of Arizona, a position he has held since 1991.

           Claude Fernandez, age 45, is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co. Mr. Fernandez joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

           John J. Park, age 33, is a Senior Vice President, Treasurer and a Managing Director of W.P. Carey & Co. Mr. Park became a First Vice President of W.P. Carey & Co. in April 1993 and a Senior Vice President in October 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991.

           H. Augustus Carey, age 40, is a Senior Vice President and a Managing Director at W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected a First Vice President in April 1992. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. He is the son of Francis J. Carey and the nephew of William P. Carey.

           Samantha K. Garbus, age 30, is a Vice President and a Director of Property Management of W.P. Carey & Co. Ms. Garbus became a Second Vice President of W.P. Carey & Co. in April 1995 and a Vice President in April 1997. Ms. Garbus joined W.P. Carey & Co. as a Property Management Associate in January 1992. Ms. Garbus received a B.A. in History from Brown University in 1990 and an M.B.A. from the Stern School of New York University in January 1997.

           Susan C. Hyde, age 29, is a Vice President and a Director of Investor Relations of W.P. Carey & Co. Ms. Hyde joined W.P. Carey & Co. in 1990, became a Second Vice President in April 1995 and a Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. in Business Administration with a concentration in marketing and a B.A. in English.

           Robert C. Kehoe, age 37, a Vice President of W.P. Carey & Co., joined W.P. Carey & Co. as a Senior Accountant in 1987. Mr. Kehoe became a Second Vice President of W.P. Carey & Co. in

April 1992 and a Vice President in July 1997. Prior to joining W.P. Carey & Co., Mr. Kehoe was associated with Deloitte Haskins & Sells for three years and was Manager of Financial Controls at CBS Educational and Professional Publishing for two years. Mr. Kehoe received his B.S. in Accounting from Manhattan College in 1982 and his M.B.A. from Pace University in 1993.

           Edward V. LaPuma, age 25, is a Vice President and Research Officer for W.P. Carey & Co. Mr. LaPuma joined W.P. Carey & Co. as an Assistant to the Chairman in July 1995, became a Second Vice President in July 1996 and a Vice President in April 1997. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

DIRECTORS AND PRINCIPAL OFFICERS OF THE MANAGER

           The Directors and principal officers of the Manager who will have responsibility for providing services to the Company are as follows:


       Name                                         Office
       ----                                         ------
William P. Carey                 Chairman of the Board and Director
Barclay G. Jones III             President and Director
Frank J. Hoenemeyer              Vice Chairman of the Investment Committee and Director
Dr. Lawrence R. Klein            Chairman of the Economic Policy Committee and Director
George E. Stoddard               Chairman of the Investment Committee and Director
Steven M. Berzin                 Executive Vice President, Chief Financial Officer,
                                 Chief Legal Officer and Director
Gordon F. DuGan                  Executive Vice President
Claude Fernandez                 Executive Vice President
H. Augustus Carey                Senior Vice President and Secretary
Anthony S. Mohl                  Senior Vice President--Property Management
John J. Park                     Senior Vice President and Treasurer
Michael D. Roberts               First Vice President and Controller
Gordon J. Whiting                First Vice President--Acquisitions


           Information regarding Messrs. W. P. Carey, Jones, Klein, Berzin, DuGan, Fernandez, Park and H.A. Carey is set forth under "Management--Directors and Principal Officers of the Company."

           George E. Stoddard, age 81, was until 1979 Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable") with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as Managing Director of W.P. Carey & Co.

           Frank J. Hoenemeyer, age 78, is the former Vice Chairman and Chief Investment Officer of the Prudential Insurance Company of America, where he was responsible for Prudential's real estate and securities portfolio. Mr. Hoenemeyer graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is chairman of the Turrell Fund and a trustee and chairman of the Finance Committee of the Robert Wood Johnson Foundation.

           Anthony S. Mohl, age 36, is a Senior Vice President of W.P. Carey & Co. Mr. Mohl joined W.P. Carey & Co. as Assistant to the President in September 1987 after receiving an M.B.A. from the

Columbia University Graduate School of Business and became a Second Vice President in January 1990. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving a B.A. in History from Wesleyan University.

           Michael D. Roberts, age 46, a First Vice President and the Controller of W.P. Carey & Co., joined W.P. Carey & Co. in April 1989 as a Second Vice President and Assistant Controller, was named a Vice President and the Controller in October 1989 and a First Vice President in July 1990. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand, LLP and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received a B.A. in Sociology from Brandeis University and an M.B.A. from Northeastern University.

           Gordon J. Whiting, age 32, is a First Vice President of W.P. Carey & Co. Mr. Whiting became a First Vice President of W.P. Carey & Co. in April 1997 and a Vice President in October 1995. Prior to joining W.P. Carey & Co. as a Second Vice President in September 1994, after Mr. Whiting received an M.B.A. from the Columbia University Graduate School of Business where he concentrated in finance. Mr. Whiting founded an import/export Company based in Hong Kong after receiving a B.S. in Business Management and Marketing from Cornell University.

TERMS OF DIRECTORS OF THE COMPANY

           Pursuant to the Organizational Documents, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. The term of Messrs. Berzin, DuGan and Winssinger will expire in 1998; the term of Messrs. F. Carey, Faber and Jones will expire in 1999; and the term of Messrs. W. Carey, Klein, Townsend and Nickelson will expire in 2000. Directors for each class will be chosen for a three-year term upon the expiration of the current class' term beginning in 1998. The staggered terms for Directors may affect the holder of Listed Shares ability to change control of the Company, even if a change of control were in the interests of the Shareholders. An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director being replaced.

           The Organizational Documents provide that the number of Directors of the Company will be fixed by the Board of Directors, but must consist of not fewer than five nor more than 15 members. One class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the Listed Shares present at a meeting at which a quorum is present. Directors can be removed from office only by the affirmative vote of the holders of at least a majority of the Listed Shares. In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum. A vacancy created by an increase in the number of Directors shall be filled by a majority of the entire Board of Directors. Accordingly, the Board of Directors could temporarily prevent any holder of Listed Shares from enlarging the Board of Directors and filling the new Directorships with such holders' own nominees.

           The Board of Directors expects to hold meetings at least quarterly and may take action on behalf of the Company by unanimous written consent without a meeting. Directors may participate in meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

           Executive Committee. The Executive Committee may authorize the execution of contracts and agreements, including those related to the borrowing of money by the Company. The Executive

Committee will exercise, during intervals between meetings of the Board of Directors and subject to ertain limitations, all of the powers of the full Board of Directors and will monitor and advise the Board of Directors on strategic business planning for the Company.

           Audit Committee. The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. Messrs. Nickelson (Chairman), Townsend and Faber serve on the Audit Committee.

COMPENSATION OF THE BOARD OF DIRECTORS

           The Company intends to pay its Directors who are not officers of the Company fees for their services as Directors. Such Directors will receive annual compensation of $35,000. Initially, compensation will be paid in the form of restricted Listed Shares. This compensation may be changed by the Board of Directors. Officers or employees of the Company or Manager who are Directors will not be paid any director fees.

EXECUTIVE COMPENSATION

           The Company was organized as a Delaware limited liability company in October 1996. The following table sets forth the base compensation to be awarded to Francis J. Carey, the Company's Chief Executive Officer during 1998.

SUMMARY COMPENSATION TABLE


                                                                  Long Term
                                             Annual             Compensation
                                            Salary(1)        Awards & Options(2)
                                            --------               -------
Francis J. Carey                            $250,000               121,000
Chairman & Chief Executive Officer


(1)        Amount specified does not include bonuses that may be paid.

(2) On January 1, 1998, Mr. Carey received options to purchase 38,500 Listed Shares at $20 per share and a grant of 7,500 Listed Shares as part of his annual compensation. The transferability of the Listed Shares will be restricted. Mr. Carey also received a one-time grant of options to purchase 75,000 Listed Shares at $20 per Listed Share.

                       OPTION GRANT IN FISCAL YEAR 1998(1)


                                             Percent                                                   Potential
                                               of                                                  Realizable Value
                                              Total                                                at Assumed Annual
                                             Options                                                 Rate of Share
                                           Granted to          Exercise                           Price Appreciation
                           Options        Employers in         Price per      Expiration            for Option Term
                                                                                                -----------------------
                         Granted(1)        Fiscal Year           Share           Date           5%                  10%
                         ----------        -----------           -----           ----           --                  ---
Francis J. Carey           113,500            100%                $20          01/01/08     $1,427,591          $3,617,795


* Expiration Date will be 10 years from the date of grant, which will be the date the Consolidation is completed.

(1) The options will become exercisable for one-third of the covered shares on each of the first, second and third anniversary of the date of grant.

1997 LISTED SHARE INCENTIVE PLAN

           The Board of Directors have adopted and the initial shareholders of the Company have approved the 1997 Plan for the purpose of attracting and retaining executive officers, Directors and employees. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

           Officers and other employees of the Company and its Affiliates generally will be eligible to participate in the 1997 Plan. The Administrator selects the individuals who will participate in the 1997 Plan ("Participants").

           The 1997 Plan authorizes the issuance of up to 700,000 Listed Shares. The Plan provides for the grant of (i) share options which may or may not qualify as incentive stock options under Section 422 of the Code, (ii) performance shares, (iii) dividend equivalent rights ("DERs"), issued alone or in tandem with options, and (iv) restricted shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions. The Administrator shall prescribe the conditions which must occur for restricted shares or performance shares to vest and incentive awards to be earned.

           In connection with the grant of options under the 1997 Plan, the Administrator will determine the option exercise period and any vesting requirements. The initial options granted under the Plan will have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant and, for the balance of the shares, on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of the Company (as defined in the 1997 Plan). An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Listed Shares subject to his or her option until the option is exercised. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any Listed Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1997 Plan. The exercise price of options granted under the 1997 Plan may not be less than the fair market value of the Listed Shares on the date of grant. Payment of the exercise price of an option granted under the 1997 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

           On January 1, 1998, options for 113,500 Listed Shares and 7,500 restricted Listed Shares were granted to the sole employee of the Company. The options have an exercise price equal to $20 per Listed Share.

           No option, DER, restricted Listed Shares or performance shares may be granted under the 1997 Plan after December 31, 2006. The Board may amend or terminate the 1997 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1997 Plan (other than an adjustment or automatic increase described above), (ii) changes the eligibility requirements or (iii) increases the benefits that may be provided under the 1997 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

INCENTIVE COMPENSATION

           The Company may award incentive compensation to employees of the Company and its subsidiaries, including incentive awards under the 1997 Plan that may be earned on the attainment of performance objectives stated with respect to criteria described above or other performance-related criteria. The Compensation Committee may, in its discretion, approve bonuses to executive officers and certain other officers and key employees based on criteria which may include achievement of certain performance objectives.

THE NON-EMPLOYEE DIRECTOR PLAN

           The Board of Directors have adopted, and the initial Shareholders have approved, the Non-Employee Directors' Plan to provide incentives to attract and retain Independent Directors.

           The Directors' Plan provides for the grant of options and the award of Listed Shares to each eligible Director of the Company. No Director who is an employee of the Company or an employee of the Manager is eligible to participate in the Non-Employee Directors' Plan. The Non-Employee Directors' Plan authorizes the issuance of up to 300,000 Listed Shares.

           Pursuant to the Director's Plan, each Independent Director who was a member of the Board of Directors on the first day of trading of the Listed Shares was granted an option to purchase 4,000 Listed Shares at an exercise price of $20 per Listed Share and 1,250 Listed Shares. The exercise price of options granted under the Directors' Plan may be paid in cash, acceptable cash equivalents, Listed Shares or a combination thereof. Options issued under the Directors' Plan are exercisable for ten years from the date of grant.

           The option granted under the Directors' Plan shall become exercisable for 1,333 Listed Shares on each of the first and second anniversaries of the date of grant and for 1,334 Listed Shares on the third anniversary of the date of grant provided that the Director is a member of the Board of Directors on such anniversary date. To the extent an option has become exercisable under the Directors' Plan, it may be exercised whether or not the Director is a member of the Board on the date or dates of exercise. An option may be exercised for any number of whole shares less than the full number of which the option could be exercised. A Director will have no rights as a Shareholder with respect to Listed Shares subject to his option, until the option is exercised.

           In subsequent annual periods, each Independent Director may also receive quarterly an award of options to purchase Listed Shares or Restricted Listed Shares. Awards will be made on each April 1, July 1, October 1 and January 1 (each date, a "Quarterly Award Date") during the term of the Directors' Plan. Each Independent Director may receive, on each Quarterly Award Date on which he is a member of the Board of Directors, the number of options to purchase Listed Shares or restricted Listed Shares having a fair market value on that date that as nearly as possible equals, but does not exceed $6,250.

Restrictions on the exercisability of the options shall lapse or vest over a three year period. The transfer of Listed Shares granted to Directors may be restricted, and the restriction will lapse as specified at the time of the grant.

           The terms of outstanding options, the number of Listed Shares for which options will thereafter be awarded and the number of Listed Shares to be awarded on a Quarterly Award Date shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

           The Directors' Plan provides that the Board of Directors may amend or terminate the Directors' Plan, but the Directors' Plan may not be amended more than once every six months, other than to comply with changes in the Code, ERISA or the rules thereunder. An amendment will not become effective without shareholder approval if the amendment materially changes the eligibility requirements or increases the benefits that may be provided under the Directors' Plan. No options for Listed Shares may be granted, and no Listed Shares may be awarded under the Directors' Plan after December 31, 2006.

THE MANAGER

           Carey Management LLC, the Manager, will serve as the manager of the Company. The Manager is a limited liability company and its members are W.P. Carey & Co., CCP, Seventh Carey and Eighth Carey. The Company has entered into a management agreement with the Manager (the "Management Agreement") pursuant to which the Manager will manage the Company's day-to-day affairs. This will include the purchase and disposition of Company investments and the management of the Properties. The Manager and its Affiliates will receive certain fees and compensation pursuant to the Management Agreement. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."

SHAREHOLDINGS

           The Manager owns 661,718 Listed Shares, which constitutes approximately 2.76 percent of the outstanding Listed Shares as of such date. Furthermore, any resale of the 661,718 Listed Shares that the Manager will own and the resale of any Shares which may be acquired by Affiliates of the Company are subject to the provisions of Rule 144 promulgated under the Securities Act, which limits the number of Shares that may be sold at any one time and the manner of such resale. There is no limitation on the ability of the Manager or its Affiliates to resell any Shares they may acquire in the future.

           In addition, the Manager has received Warrants to purchase 2,284,800 Listed Shares at $21 per Listed Share and 725,930 Listed Shares at $23 per Listed Share.

MANAGEMENT DECISIONS

           The primary responsibility for the selection of Company investments and the negotiation for such investments will reside in Francis J. Carey, Chairman and Chief Executive Officer of the Company and Steven M. Berzin, William P. Carey, Gordon F. DuGan, Barclay G. Jones III and George E. Stoddard, all of whom are officers or Directors of the Manager. Each potential Company investment will be submitted for review to the Investment Committee. George E. Stoddard, Chairman, Frank J. Hoenemeyer and Lawrence R. Klein currently serve as members of the Investment Committee. The Board of Directors of the Manager has empowered the Investment Committee to authorize and approve Company investments on behalf of the Manager. However, the Board of Directors of the Manager retains ultimate authority to authorize and approve Company investments on behalf of the Manager and may make such investments on behalf of the Company without the approval of, and irrespective of any adverse recommendation by, the Investment Committee or any other Person, except the Board of Directors of the Company.

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS OF THE COMPANY

           Pursuant to the Organizational Documents, no Directors or officers of the Company will be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by such Director or officer, except in the case of fraudulent or illegal conduct of such person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

           According to the Organizational Documents, all Directors and officers of the Company are entitled to indemnification from the Company. See "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION--Indemnification of Directors and Officers of the Company."

MANAGEMENT SERVICES PROVIDED BY MANAGER

           The Manager provides both strategic and day-to-day management for the Company, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets and administrative services. The Manager will also provide office and other facilities for the Company's needs. Through the Manager and its Affiliates, the Company will function as a fully integrated operating company.

           The Board has authorized the Manager to make investments in any property on behalf of the Company. Certain types of transactions, however, require the prior approval of the Board and a majority of the Independent Directors, including the following: (i) the allocation of interests in investments made through joint venture arrangements with Affiliates of the Manager that are public companies, (ii) the terms of any investment made with the Manager or any affiliate of the Manager that is not a public company, (iii) transactions that present issues which involve conflicts of interest for the Manager (other than conflicts involving the payment of fees or the reimbursement of expenses or joint investments) and (iv) the lease of assets to the Manager, any Director or an Affiliate of the Manager.

           The Company will reimburse the Manager for all of the costs that it incurs in connection with the services it provides to the Company, including, but not limited to (i) the cost of goods and services used by the Company and obtained from entities not affiliated with the Manager, including brokerage fees paid in connection with the purchase and sale of securities, (ii) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel are used in transactions for which the Manager receives a separate transactional fee),
(iii) rent, depreciation, leasehold improvement costs, utilities or other administrative items and (iv) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties.

           The term of the Management Agreement ends on December 31, 1998 and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any such period. Additionally, the Management Agreement may be terminated (i) immediately by the Company for "Cause" or upon the bankruptcy of the Manager or a material breach of the Management Agreement by the Manager or (ii) immediately with "Good Reason" by the Manager. "Good Reason" is defined in the Management Agreement to mean either (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Management Agreement or (ii) any material breach of the Management Agreement of any nature whatsoever by the Company. "Cause" is defined in the Management Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Manager or a breach of the Management Agreement by the Manager.

           Following the termination of the Management Agreement by the Company, the Manager shall be entitled to receive payment of any earned, but unpaid, compensation and expense reimbursements accrued as of such date and an incentive fee based on the appraised value of the properties owned by the CPA(R) Partnership. If the Management Agreement is terminated in connection with a Change of Control of the Company by the Company for any reason other than Cause or by the Manager for Good Reason, the Manager also shall be entitled to the payment of the Termination Fee. The Manager shall be entitled to receive all accrued, but unpaid, compensation and expense reimbursements and the Termination Fee in cash within 30 days of the effective date of the termination.

           The Manager and its Affiliates expect to engage in other business ventures, and, as such, their resources will not be dedicated exclusively to the business of the Company. However, pursuant to the Management Agreement, the Manager must devote sufficient resources to the administration of the Company to discharge its obligations. The Management Agreement is not assignable or transferable by either party without the consent of the other party, except that the Manager may assign the Management Agreement to an Affiliate that has a net worth of $3,000,000 or more or for whom the Manager agrees to guarantee its obligations to the Company, and either the Manager or the Company may assign or transfer the Management Agreement to a successor entity.

           The Manager or its Affiliates will be paid certain fees in connection with services provided to the Company. In the event the Management Agreement is not renewed by the Company or is terminated without Cause by the Company or with Good Reason by the Manager, the Manager will be paid all accrued and unpaid fees and expense reimbursements and, in certain circumstances, will also be paid a Termination Fee. The Company will not reimburse the Manager or its Affiliates for services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee. See "COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE GENERAL PARTNERS AND MANAGER."


                  FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

           The Directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its Shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply by analogy to the Directors and officers of the Company, the Directors and officers of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position will use under similar circumstances. In the event any legal action were brought against the Directors or officers of the Company, they may be able to assert defenses based on the business judgment rule.

           According to the Organizational Documents, all Directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such person, provided that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally.

           The indemnification provided by the Organizational Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Organizational Documents will not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

           The Company has entered into indemnification agreements with each of its Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by Delaware law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the Company's Directors and officers liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Organizational Documents, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to any provisions described in this Consent
Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTORS AND OFFICERS INSURANCE

           According to the Organizational Documents, the Company may, if the Directors of the Company deem it appropriate in their sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons. The Directors and officers liability insurance would insure (i) the officers and Directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as Directors and officers of the Company and (ii) the Company to the extent that it has indemnified the Directors and officers for such loss.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the beneficial ownership of Listed Shares as of January 21, 1998 by all Directors and executive officers of the Company as a group. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020.


                                   Number of Listed       Number Attributable               Percent of           Percent of
                                 Shares Beneficially    to Options Exercisable                Class                 Class
                                 Owned as of January       Within 60 Days of                  Before                After
     Name                            21, 1998 (1)          January 21, 1998                 Offering*             Offering*
     ----                            ------------          ----------------                 ---------             ---------
Francis J. Carey                        12,080                   --

Steven M. Berzin                            --                   --

Gordon F. DuGan                             --                   --

William P. Carey                       793,956                   --                             3.31                  2.79

                                   Number of Listed       Number Attributable               Percent of           Percent of
                                 Shares Beneficially    to Options Exercisable                Class                 Class
                                 Owned as of January       Within 60 Days of                  Before                After
     Name                            21, 1998 (1)          January 21, 1998                 Offering*             Offering*
     ----                            ------------          ----------------                 ---------             ---------
Eberhard Faber, IV                       1,250                   --

Barclay G. Jones III                       323                   --

Lawrence R. Klein                        1,250                   --

Donald E. Nickelson                      8,173                   --

Charles C. Townsend                      1,250                   --

Reginald Winssinger                      1,250                   --

All Executive                          826,186                   --                             3.45                  2.90
Officers and Directors
as a Group (17
persons)



*Less than one percent unless otherwise indicated.

(1) Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all Listed Shares which they are identified as being the beneficial owners.


                          DESCRIPTION OF LISTED SHARES

           The following summary of certain provisions of the Organizational Documents does not purport to be complete. Reference is made to the full text of the Organizational Documents for their entire terms.

           The Company will pay distributions to holders of the Listed Shares when declared by its Board of Directors out of funds legally available therefor. While the initial policy of the Company will be to make quarterly distributions to the holders of Listed Shares, the level and timing of distributions will depend on, among other things, the cash flow and earnings of the Company, its financial condition, debt covenants, reinvestment policies and such other factors as the Board of Directors deems relevant. Distributions to the holders of Listed Shares may be subject to preferences on distributions on securities which may be issued by the Company in the future. The Company does not intend to distribute to the holders of Listed Shares net cash receipts from sales or refinancings of assets, but, instead, to retain such funds to make new investments or for other purposes, taking into account the income tax impact, if any, of reinvesting such proceeds rather than distributing them. These policies are within the discretion of the Board of Directors and may be changed from time to time. It is expected that the Board of Directors, in setting the level of the distributions to the holders of Listed Shares, will take into account, among other things, the Company's financial performance, need of funds for working capital reserves, capital improvements, tax consequences to holders of Listed Shares and new investment opportunities. See "DISTRIBUTION POLICY."

           The Listed Shares are not redeemable, except pursuant to certain anti-takeover provisions adopted by the Company. See "Restricting Changes in Control and Business Combination Provisions."

           Upon the liquidation of the Company, the holders of Listed Shares will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, payment of expenses and any liquidation preferences on any Shares that may then be outstanding. Therefore, holders of Listed Shares will be entitled to a distribution based proportionately on their ownership of the Company.

           Any matter submitted to the holders of Listed Shares generally requires the affirmative vote of holders of a majority of the Listed Shares for approval. There are no cumulative voting rights with respect to the election of Directors. Listed Shareholders have voting rights with respect to (i) the election and removal of Directors, (ii) the sale or disposition of all or substantially all of the assets of the Company at any one time (other than sales or dispositions, the proceeds of which are needed to redeem the Partnership Shares), (iii) the merger or consolidation of the Company (where the Company is not the surviving entity), (iv) the dissolution of the Company and (v) certain anti-takeover provisions. The holders of Listed Shares will be entitled to one vote for each Listed Share owned. Any action that may be taken at a meeting may be taken by written consent in lieu of a meeting executed by holders of Shares sufficient to authorize such action at a meeting. At any meeting, a holder of Listed Shares may vote in person, by written proxy or by a signed writing directing the manner in which his vote should be cast. Proxies are revocable at the pleasure of the holder of Listed Shares executing it.

           No holders of any Listed Shares have any preemptive rights or any rights to convert their Listed Shares into any other securities of the Company. Since a public market for the Listed Shares is a condition to the consummation of the Consolidation, the Company has applied for listing of the Listed Shares on the NYSE.

RESTRICTING CHANGES IN CONTROL AND BUSINESS COMBINATION PROVISIONS

           Certain provisions of the Organizational Documents and the Shareholder Rights Plan could make more difficult a change of control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and management and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Company, if the Board of Directors determines that such takeover is not in the best interests of the Company and its Shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management, even if some or a majority of Shareholders deemed such an attempt to be in their best interests.

           Additional Classes and Series of Shares. The Organizational Documents of the Company authorize the Board of Directors (subject to certain restrictions) to provide for the issuance of Shares in other classes or series, to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. The Company believes that the ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Listed Shares and Partnership Shares, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could issue a class or series that could, depending on the terms of such class or series, impede a merger, tender offer or other transaction that some or a majority of the Shareholders might believe to be in their best interests or in which the Shareholders might receive a premium for their Shares over the then current market price of such Shares.

           Staggered Board of Directors. Pursuant to the Organizational Documents, the Board of Directors of the Company is divided into three classes, serving staggered three-year terms. See "MANAGEMENT." The terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Directors for each class will be chosen for a three-year term upon the expiration of the current class's term, beginning in 1998. The staggered terms for Directors may affect the

Company's Shareholders' ability to change control of the Company even if a change of control were in the interests of the Shareholders. An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director he is replacing.

           Number of Directors; Removal; Filling Vacancies. The Organizational Documents provide that the number of Directors of the Company will be fixed by the Board of Directors, but must consist of not fewer than five nor more than 15 Directors. After consummation of the Consolidation, the Board will consist of 11 Directors. One class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the then-outstanding Listed Shares present at a meeting at which a quorum is present. Directors can be removed from office only by the affirmative vote of the holders of at least a majority of the then-outstanding Listed Shares. In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum. A vacancy created by an increase in the number of Directors shall be filled by a majority of the entire Board of Directors.

           Business Combination Provisions. The Organizational Documents of the Company contain certain business combination provisions (the "Business Combination Provisions"). The Business Combination Provisions, in general, provide that the transactions described in paragraphs (i) through (vi) below (each, a "Business Combination") involving an Interested Party (as defined below) are not permitted earlier than five years following the most recent date on which an Interested Party became an Interested Party (the "Five-Year Tolling Period"), unless either (A) the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party is approved by the Board of Directors prior to the most recent date on which the Interested Party became an Interested Party (the "Determination Date") or (B) on or subsequent to the Determination Date, but before the expiration of the Five-Year Tolling Period, the transaction is approved by two-thirds of the Board of Directors and two-thirds in interest of the Listed Shareholders other than the Interested Party.

           In addition, the Business Combination Provisions provide that, following the Five-Year Tolling Period, unless the Business Combination was approved by the Board of Directors prior to the Determination Date, or the minimum price criteria and procedural requirements described in paragraphs (a) and (b) below have been met (collectively, the "Fair Price and Procedural Requirements"), a Business Combination is permitted only if the Business Combination is recommended to the Shareholders by the Board of Directors and then approved by (i) 80 percent in interest of the Listed Shareholders and (ii) two-thirds in interest of the Listed Shareholders other than the Interested Party (the voting requirements of clauses (i) and (ii) to be referred to herein as the "Special Approval Vote").

           An "Interested Party" is defined as any person (other than (a) the Company, (b) any subsidiary of the Company, (c) the General Partners, and (d) the Original Shareholders and (e) any affiliate or associate of any person in
(c) or (d) above) that (i) is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Shares, (ii) is an affiliate or associate of the Company and within two years prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Shares or (iii) is an affiliate or associate of any person described in clauses (i) or (ii) above.

           A "Business Combination" includes the following transactions:

           (i) Unless the merger, consolidation or exchange of interests does not alter the contractual rights of the Shares as expressly set forth in the Company Organizational Documents or change or convert in whole or in part the outstanding Shares, any merger, consolidation or exchange of interests of the Company or any subsidiary with (a) any Interested Party or (b) any other entity (whether or not itself an Interested Party) which is, or after the merger, consolidation or exchange of interests will be, an affiliate of an Interested Party that was an Interested Party prior to the transaction;

           (ii) Any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of any assets of the Company or any subsidiary having, measured as of the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding Shares or of its net worth as of the end of its most recently ended fiscal quarter;

           (iii) The issuance or transfer by the Company or any subsidiary, in one transaction or a series of transactions, of any of the Shares or any equity securities of a subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding Shares to any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all Shareholders or any other method affording substantially proportionate treatment to the Shareholders;

           (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any affiliate of any Interested Party;

           (v) Any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any subsidiary which is directly or indirectly owned by any Interested Party or any affiliate of any Interested Party; or

           (vi) The receipt by any Interested Party or any affiliate of any Interested Party (other than the Company or any of its subsidiaries) of the benefit, directly or indirectly (except proportionately as a Shareholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its subsidiaries.

(a) Minimum Price Criteria. A Business Combination proposed by an Interested Party after the expiration of the Five-Year Tolling Period must obtain the Special Approval Vote unless the Interested Party complies with the Fair Price and Procedural Requirements or the Board of Directors approves the Business Combination or the transaction in which the Interested Party became an Interested Party prior to the Determination Date.

           The Fair Price and Procedural Requirements provide that, in a Business Combination involving cash or other consideration being paid to the Shareholders, the consideration will be required to be either in cash or in the same form as the Interested Party paid in acquiring the largest number of Shares that it has acquired in any one transaction or series of related transactions, except to the extent that the Shareholders otherwise elect in connection with their approval of the proposed transaction. In addition, the transaction constituting the Business Combination must provide for payment of consideration per

Share at least equal to the highest of the following: (i) the highest per Share price paid by the Interested Party for any of the Shares of the same class or series acquired by it (A) within the five-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) within the five-year period immediately before the Determination Date, (ii) the highest preferential amount per Share to which the holders of the Shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company,
(iii) the fair market value per Share of the same class or series on the Announcement Date or the Determination Date, whichever is higher or (iv) the price per Share equal to the fair market value per Share on the Announcement Date or on the Determination Date, whichever is higher, multiplied by a fraction equal to (A) the highest per Share price paid by the Interested Party for any of the Shares of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date over (B) the fair market value per Share of the same class or series on the first day in such five-year period on which the Interested Party acquired any of the Shares.

           For purposes of the Fair Price and Procedural Requirements, the fair market value of the Shares on the Announcement Date or the Determination Date will be the highest closing sale price during the 30-day period immediately preceding the date in question of a Share of the same class or series on the composite tape for NYSE-listed stocks, or, if Shares of the same class or series are not quoted on the composite tape, on the NYSE, or, if the Shares of the same class or series are not listed on the NYSE, on the principal United States securities exchange registered under the Exchange Act on which the Shares of the same class or series are listed, or, if the Shares of the same class or series are not listed on any such exchange, the highest closing bid quotation with respect to a Share of the same class or series during the 30-day period preceding the date in question on the NASD automated quotation system or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a Share of the same class or series as determined by the Board of Directors in good faith.

(b) Procedural Requirements. The Fair Price and Procedural Requirements also provide that, in order to avoid the Special Approval Vote, after an Interested Party becomes an Interested Party, it will have to comply with certain procedural requirements, as well as the minimum price requirements, unless the Business Combination is approved by the Board of Directors prior to the Determination Date.

           Under the Fair Price and Procedural Requirements, the Special Approval Vote applies after the expiration of the Five Year Tolling Period (unless the Board of Directors approves the Business Combination prior to the Determination Date) if the Company, after the Interested Party has proposed a Business Combination and after the Determination Date but prior to consummation of such Business Combination, (A) fails to pay in a timely manner the full amount of any distributions on any preferred Shares (including any Partnership Shares) then outstanding, (B) fails to increase the annual rate of distributions made with respect to any Shares to reflect any recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding Shares or (C) reduces the annual rate of distributions paid on any class or series of Shares that are not preferred. The provisions of clauses (A),
(B) and (C) do not apply if no Interested Party or an affiliate or associate of an Interested Party voted as a member of the Board of Directors in a manner inconsistent with clauses (A), (B) and (C) and the Interested Party, within 10 days after any act or failure to act inconsistent with such items, notifies the Board of Directors that the Interested Party disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act. This provision is designed to prevent an Interested Party who controls the necessary voting power from attempting to depress the market price of the Shares prior to consummating a Business Combination by reducing distributions thereon and thereby reducing the consideration required to be paid pursuant to the minimum price criteria.

           The Special Approval Vote also applies to a proposed Business Combination after the expiration of the Five Year Tolling Period (unless the Board of Directors approves the Business Combination prior to the Determination
Date) if the Interested Party acquired any additional Shares (except as part of the transaction in which it became an Interested Party or by virtue of proportionate

Share splits or distributions) in any transaction subsequent to the time it proposes a Business Combination. This provision is intended to prevent an Interested Party from purchasing additional Shares at prices that are lower than those set by the minimum price criteria after it proposes a Business Combination.

           The Interested Party will be required to meet the Fair Price and Procedural Requirements with respect to each class or series of Shares, whether or not the Interested Party owned Shares of that class or series prior to proposing the Business Combination. If the Fair Price and Procedural Requirements are not met with respect to each class or series of Shares, the Special Approval Vote will be applicable unless the Business Combination was approved by the Board of Directors prior to the Determination Date. In addition, if the transaction is not of a type which involves the receipt of any cash, securities or other consideration by Shareholders generally, such as a sale of assets or an issuance of Company interests to an Interested Party, the minimum price criteria discussed in paragraph (a) above could not be met and the Special Approval Vote will be applicable unless the transaction is approved by the Board of Directors prior to the Determination Date.

           Advantages and Disadvantages of the Business Combination Provisions. The Business Combination Provisions are designed to prevent certain of the potential inequities of Business Combinations that involve two or more steps. In the first instance, in order to complete a Business Combination within the Five-Year Tolling Period, the Interested Party must either (i) obtain the approval by the Board of Directors prior to the Determination Date or (ii) obtain the approval of two-thirds of the Board of Directors and two-thirds in interest of the Shareholders (excluding the vote of the Interested Party). The effect of these provisions is to place a veto power over certain transactions in the hands of the Board of Directors and Shareholders, other than the Interested Party.

           In the second instance, after the expiration of the Five-Year Tolling Period, the Interested Party must either assure itself of obtaining the affirmative votes of at least (i) 80 percent in interest of all Shareholders and
(ii) two-thirds in interest of the Shareholders (excluding the vote of the Interested Party) prior to the vote on the Business Combination, or be prepared to meet the Fair Price and Procedural Requirements. The Fair Price and Procedural Requirements are designed to protect those Shareholders who have not tendered or otherwise sold their Shares to a third party who is attempting to acquire control, by helping to assure that at least the same price and form of consideration is paid to such Shareholders in a Business Combination as were paid to Shareholders in the initial step of the acquisition. In the absence of these provisions, an Interested Party who acquires control of the Company could subsequently, by virtue of such control, force minority Shareholders to sell or exchange their Shares at a price that may not reflect any premium the Interested Party may have paid in order to acquire its interest. Such a price could be lower than the price paid by the Interested Party in acquiring control and could also be in a less desirable form of consideration (e.g., equity or debt securities of the Interested Party instead of cash).

           In many situations, the Fair Price and Procedural Requirements will require that an Interested Party pay Shareholders a higher price for their Shares and/or structure the transaction differently from what would be the case without the provision. Accordingly, the Board of Directors believes that, to the extent a Business Combination is involved as part of a plan to acquire control of the Company, the Business Combination Provisions may increase the likelihood that an Interested Party will negotiate directly with the Board of Directors. The Board of Directors believes that it is in a better position than individual Shareholders of the Company to negotiate effectively on behalf of all Shareholders, in that the Board of Directors is likely to be more knowledgeable than most individual Shareholders in assessing the business and prospects of the Company. Therefore, the Board of Directors is of the view that negotiations between the Board of Directors and an Interested Party will increase the likelihood that Shareholders in general will receive a higher price for their Shares than otherwise might be obtained.

           Although some substantial acquisitions of equity securities are made without the objective of effecting a subsequent Business Combination, in many cases a purchaser acquiring control desires to have the option to consummate such a Business Combination. Assuming that to be the case, the Business Combination Provisions will tend to deter a potential purchaser whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest will not be assured unless the applicable voting requirements were met, the Fair Price and Procedural Requirements were satisfied or the Board of Directors were to approve the transaction prior to the Determination Date. The Business Combination Provisions also should help to deter the accumulation of large blocks of the Shares, which the Board of Directors believes to be potentially disruptive to the stability of the Company and which could precipitate a change of control of the Company on terms unfavorable to other Shareholders.

           Tender offers or other non-open market acquisitions of equity securities usually are made at prices above their prevailing market price. In addition, acquisitions of equity securities by persons attempting to acquire control through market purchases may cause the market price of the securities to reach levels that are higher than might otherwise be the case. The presence of the Business Combination Provisions may deter such purchases, particularly those of less than all of the Shares, and may, therefore, deprive the Company's Shareholders of an opportunity to sell their Shares at a temporarily higher market price. Because of the Special Approval Vote for approval of any subsequent Business Combination and the possibility of having to pay a price to other Shareholders in such a Business Combination that is not less than the price paid for its initial holdings, the Business Combination Provisions may make it more costly for a third party to acquire control of the Company. It should be noted that the Business Combination Provisions will not necessarily deter persons who might be willing to seek control by acquiring a substantial portion of the Shares when they have no intention of acquiring the remaining Shares.

           In certain cases, the Fair Price and Procedural Requirements' minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Party may be unable, as a practical matter, to comply with all of the procedural requirements. In these circumstances, unless an Interested Party were assured of obtaining the required number of affirmative votes from the other Shareholders, it will be forced either to negotiate with the Board of Directors and offer terms acceptable to the Board of Directors or to abandon such proposed Business Combination.

           Amendments to Business Combination Provisions. The Organizational Documents provide that the Business Combination Provisions may be amended or repealed only by a vote of 80 percent in interest of all Listed Shareholders, voting together as a single class, excluding Shares held by any Interested Party or any affiliate of an Interested Party.

           Control Share Acquisition Provisions. The Organizational Documents also contain control Share acquisition provisions (the "Control Share Acquisition Provisions"). The Control Share Acquisition Provisions, in general, provide that any person or entity that acquires one-fifth or more of the outstanding Shares of any class or series acquires voting rights with respect to the acquired Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Listed Shareholders, but excluding any votes cast with respect to Shares in respect of which the acquirer is entitled to exercise or direct the exercise of the voting power.

           The Control Share Acquisition Provisions provide that a person or entity acquires Control Shares whenever it acquires Shares that, but for the operation of the Control Share Acquisition Provisions, will bring its voting power within any of the following ranges: (i) one-fifth to one-third, (ii) one-third to a majority or (iii) a majority or more. A "Control Share Acquisition" generally means the acquisition of Shares that will entitle the acquiring person immediately after the acquisition to exercise or direct the exercise of the voting power of Shares within one of these ranges of voting power. Excepted from the definition of Control Share Acquisition is an acquisition of Shares from any person whose previous acquisition of Shares was pursuant to the laws of descent or distribution or the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Acquisition Provisions or a merger, consolidation or exchange of interests if the Company is a party thereto. Subject to certain exceptions, a Control Share Acquisition does not include the acquisition of Shares in good faith and not for the purpose of circumventing the Control Share Acquisition Provisions by or from any person whose voting rights have previously been authorized by the Listed Shareholders in compliance with the Control Share Acquisition Provisions or any person whose previous acquisition of the Shares will have constituted a Control Share Acquisition but for the exclusions in the preceding sentence. In addition, a Control Share Acquisition does not include the acquisition of Shares by (a) any subsidiary of the Company, (b) the General Partners and the Original Shareholders and (c) any affiliate or associate of any person in (b) above.

           Voting Rights of Control Shares. Under the Control Share Acquisition Provisions, a person or entity that acquires Control Shares pursuant to a Control Share Acquisition acquires voting rights with respect to those control Shares only to the extent approved by the affirmative vote of two-thirds in interest of the Listed Shareholders, but excluding any votes cast with respect to Shares in respect of which the acquirer is entitled to exercise or direct the exercise of the voting power.

           The acquirer may require the Company to hold a meeting of the Listed Shareholders for the purpose of considering the status of its voting rights by complying with the requirements of the Organizational Documents. The acquirer must deliver to the Company an acquiring person statement, which must set forth, among other things, the terms of the proposed acquisition and representations that the proposed Control Share Acquisition, if consummated, will not be contrary to law, and that the acquirer has the financial capacity to make such acquisition. If the acquirer so requests at the time of delivery of the acquiring person statement and gives a written undertaking to pay the expenses of a meeting, the Board of Directors is generally required to call and hold, within 50 days after receipt of the acquiring person statement and undertaking, a meeting of the Listed Shareholders to consider the voting rights to be accorded the Shares to be acquired in the Control Share Acquisition. In connection with calling the meeting, the Company must send a notice to the Listed Shareholders which includes or is accompanied by both the acquiring person statement and a statement by the Board of Directors setting forth its position or recommendation or stating that it is taking no position or making no recommendation with respect to the issue of voting rights to be accorded the Shares acquired in the Control Share Acquisition.

           Redemption of Control Shares. If an acquiring person statement has been delivered on or before the tenth day after the Control Share Acquisition and the Listed Shareholders do not vote to approve voting rights to the Control Shares, the Company may redeem the Control Shares from the acquirer at any time during the 60-day period commencing on the day of a meeting at which the voting rights of the Control Shares were considered and not approved. If the acquirer fails to deliver an acquiring person statement on or before the tenth day after the Control Share Acquisition, the Company may redeem the Control Shares (except Control Shares for which voting rights have been approved) at any time during the period commencing on the 11th day after the Control Share Acquisition and ending 60 days after the acquiring person statement has been delivered. Any redemption of Control Shares shall be at the fair value of the Control Shares as of the date of the last acquisition of Control Shares by the acquirer or, if a meeting is held to consider the voting rights of the Control Shares, as of the date of the meeting.

           Advantages and Disadvantages of the Control Share Acquisition Provisions. The Control Share Acquisition Provisions will permit the Listed Shareholders to review, on a collective basis, the merits of a proposed acquisition of control of the Company without the time pressure and coercive atmosphere often present with tender offers and other non-negotiated transactions. Although a change of control may in certain circumstances be beneficial to security holders, the Control Share Acquisition Provisions are intended to provide the Listed Shareholders with the continued ability to make a reasoned, thoughtful decision on proposed acquisitions of significant voting power. It also may enhance the Company's bargaining power with a potential acquirer.

           The Control Share Acquisition Provisions also may make it more difficult or costly for another party to acquire and exercise control of the Company. To the extent that it has the effect of discouraging a future takeover attempt, it could prevent Shareholders from realizing any premium over the prevailing market price that might be involved in any such transaction. The Control Share Acquisition Provisions also may discourage gradual market purchases by an acquirer, thereby depriving some Listed Shareholders of an opportunity to sell their Shares at a temporarily higher market price, though the provisions of the Control Share Acquisition Provisions may force an acquirer to pay a higher price for control and Shareholders will thereby benefit. Finally, to the extent that the Control Share Acquisition Provisions enable the Company to resist a takeover or a change of control or removal of the Board of Directors, it could make it more difficult to remove the existing management of the Company, even if such removal will be beneficial to the Shareholders.

           Amendments to Control Share Acquisition Provisions. The Organizational Documents provide that the Control Share Acquisition Provisions may be amended or repealed only by a vote of 80 percent in interest of all Listed Shareholders, excluding any votes cast with respect to Control Shares held by an acquirer.

           Shareholder Rights Plan. The Company intends to enter into the Shareholder Rights Plan with a rights agent that will provide for the issuance of one right (a "Right") for each outstanding Share to the Company's Listed Shareholders of record on a record date to be established by the Board of Directors (the "Rights Record Date"). Each Right will entitle the holder thereof to buy one Share at a specified exercise price, which will be subject to adjustment.

           Set forth below is a description of the proposed terms of the Listed Shareholder Rights Plan.

           Distribution Date. Until the close of business on the tenth day after the earlier to occur of (i) the date a person (an "Acquiring Person") (other than the Company, any subsidiary of the Company, the General Partners, any Affiliate of the General Partners, the Original Shareholders and any employee benefit plan of the Company) alone or together with affiliates and associates, has become the beneficial owner of five percent or more of the outstanding Shares or (ii) the date of the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which will result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, the General Partners, any Affiliate of the General Partners, the Original Shareholders and any employee benefit plan of the Company) of 10 percent or more of the outstanding Shares (the earlier of (i) or
(ii) being called the "Rights Distribution Date"), the Rights will be evidenced by the Shares registered in the name of the holders of the Shares and not be separate Right certificates.

           The Shareholder Rights Plan is expected to provide that, until the Rights Distribution Date, the Rights will be transferred with and only with the Shares. Until the Rights Distribution Date (or earlier termination or expiration of the Rights), the transfer of any Shares outstanding as of the Rights Record Date will also constitute the transfer of the Rights associated with such Shares. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights (a "Rights Certificate") will be mailed to holders of record of the Shares as of the close of business on the Rights Distribution Date and such separate Rights Certificates alone will evidence the Rights.

           The Rights are not exercisable until the Rights Distribution Date. The Rights will expire on the tenth anniversary of the Rights Record Date (the "Final Expiration Date") unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, as described below.

           Adjustments to Purchase Price. The purchase price payable (the "Exercise Price"), and the number of the Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company (i) declares or pays any distribution on the Shares payable in Shares or other securities, (ii) subdivides or splits the outstanding Shares into a greater number of interest or (iii) combines or consolidates the outstanding Shares into a smaller number of interests or effects a reverse split of the outstanding Shares.

           Exercise of Rights. In the event that on or after the Rights Distribution Date, the Company is acquired in a merger or other business combination transaction or 50 percent or more of its consolidated assets or earning power are sold (in one transaction or a series of transactions other than in the ordinary course of business), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price, that number of partnership interests, common shares or other equity securities of the acquiring entity which at the time of such transaction will have a market value of two times the Exercise Price. In the event that any person, together with its affiliates and associates, becomes the beneficial owner of five percent or more of the Shares then outstanding, unless such acquisition is approved by the Board of Directors, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof and payment of the Exercise Price, the greater of
(i) the number of Shares for which such Right was exercisable immediately prior to such event or (ii) that number of Shares having a market value of two times the Exercise Price.

           Redemption of Rights. At any time prior to the earlier to occur of
(i) the acquisition by a person, together with its affiliates and associates of beneficial ownership of five percent or more of the outstanding Shares or (ii) the Final Expiration Date, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Immediately upon any redemption of the Rights, all rights relating to the Rights (except the right to receive the redemption price for each Right), including the right to exercise the Rights, will terminate.

           Amendment of Rights Plan. The terms of the Rights may be amended by the Board of Directors in any manner without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interest of the holders of the Rights (other than Acquiring Persons).

           Effect of the Rights Plan. Although the Rights will not prevent a takeover of the Company, the Rights may have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offerer willing to negotiate in good faith with the Company.

RESALE OF SHARES

           The Listed Shares received by the General Partners and their affiliates are be restricted shares which may only be resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act. The General Partners and their affiliates have the ability to compel the Company to register the Listed Shares they received in the Consolidation. The costs of this registration would be borne by the Company.

           Listed Shares received by persons who may be deemed to be "affiliates" of the Company may be sold by those persons only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration under the Securities Act, or in transactions that are exempt from registration under the Securities Act. Rule 144 provides, in general, that those Listed Shares may be sold by the affiliate only if (i) the number of Listed Shares sold within any three-month period does not exceed the greater of one percent of the total number of outstanding Shares or the average weekly trading volume of the shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission and (ii) the Shares are sold in transactions directly with a "market maker" or in "brokers' transactions" within the meaning of Rule 144 under the Securities Act.


                               DISTRIBUTION POLICY

           The following summarizes the Company's current distribution policy with respect to Listed Shares and the Subsidiary Partnership Units. The Board of Directors of the Company will have the ability to change the Company's distribution policy with respect to the Listed Shares without the consent of the Shareholders. The Board of Directors of the Company will have the discretion to adopt a distribution reinvestment plan in the future which would permit holders of Listed Shares to reinvest the distributions they receive from the Company in additional Listed Shares.

LISTED SHARES

           The Company intends to make regular quarterly distributions to the Shareholders. The Company has declared a dividend of $0.4125 per Listed Share to shareholders of record on March 31, 1998 and is payable on April 15, 1998.

           The following table illustrates the adjustments made to the Company's pro forma net income before extraordinary items for the 12 months ended September 30, 1997, in estimating its cash available for distribution for the 12 month period ending September 30, 1998 and in establishing its estimated initial annual distribution:

Pro forma net income for the 12 months
      ended September 30, 1997 before
      extraordinary items(1)                               $ 41,367
Adjustments:
      Non-cash expenses and other adjustments(2)             12,350
      Gains on sales of properties and securities              (884)
      Excess of minority interest income over
           distributions to minority interest                   434
      Decrease in interest expense(3)                         6,119
      Contractual rent increases and new leases(4)            2,004
      Lease expirations(5)                                   (3,146)
Estimated adjusted cash generated before
      debt repayments and capital expenditures
      for the 12 months ending September 30, 1998            58,244
Capital expenditures                                         (3,705)
                                                           --------
Estimated adjusted cash generated before
      debt repayments                                        54,539
Principal amortization of mortgage debt(7)                   (6,553)
                                                           --------
Estimated adjusted cash generated
      after debt repayments                                $ 47,986
                                                           ========
Expected initial annual distribution(8)                    $ 39,688
                                                           ========
Expected initial annual distribution
      per Listed Share                                     $   1.65
                                                           ========

(1) Reflects the following:

Pro forma net income for the 12 months
      ended December 31, 1996                              $ 43,508

Add: Pro forma net income for the 9
      months ended September 30, 1997                        30,490
Less: Pro forma net income for the 9
      months ended September 30, 1996                       (32,631)
Pro forma net income for the 12
      months ended September 30, 1997 before
      extraordinary items                                  $ 41,367
                                                           ========

(2) Reflects the following:

Depreciation and amortization                              $  8,933
Non-cash writedown of real estate assets                      3,806
Vested portion of performance fees paid in stock              1,272
Directors' and employee's compensation paid in stock            531
Operating and financing lease adjustments                    (2,192)
                                                           --------
                                                           $ 12,350
                                                           ========

           Performance fees and a portion of the compensation of Directors and the Company's sole employee will be paid in the form of Listed Shares.

           Operating and financing lease adjustments represent the effect of adjusting straight-line rents on operating leases and interest income on direct financing leases included in pro forma net income, to a cash basis.

(3) Represents the estimated decrease in interest expense on amortizing debt for the 12 months ending September 30, 1998.

(4) Represents the estimated increase in lease revenues due to contractually scheduled rental adjustments and the commencement of new leases. Scheduled rental adjustments are based on increases in the Consumer Price Index or fixed increases.

(5) Represents the reduction in lease revenues due to scheduled lease expirations.

(6) Represents scheduled principal amortization on mortgage debt for the 12 months ending September 30, 1998, excluding balloon payments on maturing debt.

(7) Based on estimated average outstanding Listed Shares for the 12 months ending September 30, 1998.

           The Company will consider various factors in determining future distributions including expected cash flows generated from operating activities, cash requirements to fund property improvements and expansions, debt service requirements, the level of cash balances on hand and the Company's ability to generate funds from operations. These factors will be taken into account in determining the Company's ability to pay a sustainable level of distributions. In addition the Company expects to commence acquiring new investments to meet its growth objectives and such acquisition strategy may affect the Company's ability to maintain or increase future distribution levels.

           The Company intends to utilize cash generated from operations to fund distributions to Shareholders and pay regularly scheduled principal amortization on mortgage debt. For the three years ended December 31, 1994, 1995 and 1996 cash generated from operations of approximately $45,131,000, $63,276,000 and $50,983,000, exceeded distributions to the Limited Partners of approximately $35,589,000, $57,216,000 and $34,173,000, respectively. The increase in cash generated from operations of approximately $18,145,000 in 1995 is primarily due to receipt of approximately $15,188,000 in connection with the restructuring of certain leases. The increase in distributions in 1995 of approximately $21,627,000 is due to the distribution of proceeds from the sale of certain properties. For the nine months ended September 30, 1996 and 1997 cash generated from operations of approximately $38,416,000 and $37,621,000 exceeded distributions of approximately $25,910,000 and $25,610,000, respectively.

           Cash flows provided by investing activities for the three years ended December 31, 1994, 1995 and 1996 amounted to approximately $37,136,000, $24,327,000 and $19,545,000, respectively, primarily due to the sale of properties. Most of the Company's properties are subject to net leases under which the lessees are required to pay all operating expenses of the properties and structural repairs. Consequently, historical cash needs for capital expenditures on the properties have not been material. Capital expenditures for the three years ended December 31, 1994, 1995 and 1996 are approximately $2,492,000, $2,095,000 and $3,420,000, respectively. For the nine months ended September 30, 1996 and 1997 capital expenditures totaled approximately $2,816,000 and $1,455,000 respectively. Future capital expenditures may be expected to increase as many of the Company's leases are over 10 years old and are scheduled to approach their initial expiration dates. If cash generated from operating activities is not sufficient to fund future capital expenditures, such expenditures could be funded from the Company's working capital reserves or from additional borrowing of secured or unsecured debt.

           Cash flows from financing activities primarily consists of payment of mortgage principal in connection with loan prepayments or scheduled principal amortization, payment of distributions to partners and the refinancing of mortgage loans. Net cash used in financing activities totaled approximately $70,045,000, $105,578,000 and $69,686,000 for the three years ended December 31,
1994, 1995 and 1996, respectively, and $46,639,000 and $36,415,000 for the nine months ended September 30, 1996 and 1997 respectively. Scheduled principal payments on debt for the years ended December 31, 1997, 1998 and 1999 are expected to be approximately $40,771,000, $28,012,000 and $37,832,000, respectively, consisting primarily of balloon payments on mortgage loans currently in place. Such payments can be funded partially but not entirely from cash generated from operations. The Company intends to establish unsecured bank lines of credit or may refinance loans on selected properties to fund these obligations.

           The Company's lease revenues from existing properties are expected to decrease due to the modification of leases with Policy Management Systems and Hughes Markets. The modification of those leases resulted in a temporary increase in lease revenues during 1995, 1996 and the first quarter of 1997. In July 1994 the Company agreed to accelerate the term of a lease with Policy Management Systems from the originally scheduled expiration in June 2003 to June 1997, resulting in a corresponding acceleration of the rental income that would have been paid over the original remaining term of the lease. Annual rents subsequent to the acceleration increased from approximately $1,850,000 to approximately $5,200,000. The lease with Policy Management Systems expired in June 1997. The Company has leased a portion of the property at an annual rental of approximately $723,000 and is currently re-marketing the remaining space. The Company believes that annual rents on the property, when fully leased, will approximate the annual rents received prior to acceleration of the term of the lease with Policy Management Systems.

           The lease with Hughes Markets, Inc. for a property in Los Angeles, California, expired in April 1996 and was extended for a period of two years with a significant increase in rent. In connection with the lease extension the Company was able to increase annual rents during the extension period from approximately $1,800,000 to approximately $4,000,000. Hughes Markets agreed to make a lump sum payment of approximately $3,500,000 upon the expiration of the extended lease term in April 1998, and such amount is recognized on a pro rata, straight-line basis over the extension term. The Company has entered into an agreement to lease the Los Angeles property upon termination of the lease with Hughes Markets for an annual rent of approximately $1,800,000 for a term of nine years.

           The Company intends to commence purchasing additional investments. Such acquisitions may be financed with funds provided by unsecured lines of credit, additional borrowing on unleveraged properties or the issuance of additional equity. Acquisitions of new properties are expected to increase future lease revenues.

TRANSFER AGENT AND REGISTRAR

           The Transfer Agent and Registrar for the Shares is ChaseMellon Shareholder Services, L.L.C.


              COMPENSATION, REIMBURSEMENT AND DISTRIBUTIONS TO THE
                          GENERAL PARTNERS AND MANAGER

AMOUNTS PAYABLE TO THE MANAGER

Amounts Payable by the Company.

           The following is a description of the fees payable by the Company to the Manager in connection with the services to be provided by the Manager.

           Management Fee. The Manager will be paid a monthly management fee at an annual rate of .5 percent of the Total Capitalization of the Company. The Management Fee and Performance Fee will each be reduced by one-half of the amount received by the Manager from the Subsidiary Partnerships for property management or leasing fees and distributions of Cash from Operations. The Total Capitalization of the Company will be measured each month by adding (i) the average of total principal amount of the debt owed by the Company (measured as of the first and last day of each month) and (ii) the Average Market Capitalization of the Company (measured by multiplying the closing price of the Listed Shares on each trading day of the month by the total number of Listed Shares issued and outstanding each trading day, adding the product for each day and dividing the sum by the number of trading days in the month).

           Performance Fee. The Manager will be paid a monthly Performance Fee at an annual rate of .5 percent of the Total Capitalization of the Company. This fee will be paid in the form of restricted Listed Shares which will vest ratably over five years. Before such shares are vested, the restricted Listed Shares will not be transferable and will be subject to forfeiture in the event the Manager is terminated for cause or resigns. The restricted Listed Shares will vest immediately in the event of a change of control and certain other circumstances. The Management Fee and Performance Fee will each be reduced by one-half of the amount received by the Manager from the Subsidiary Partnerships for property management or leasing fees and distributions of Cash from Operations. The sale of the Listed Shares will be restricted pursuant to Rule 144 of the '33 Act. The fee amount will be divided by the closing price of the Listed Shares on the last trading day of the month to determine the number of Listed Shares to be paid to the Manager.

           Termination Fee. If the Management Agreement is terminated in connection with a change of control, by the Company without cause or by the Manager with Good Reason, the Manager will be entitled to receive a Termination Fee. The Termination Fee equals the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraised value as of the date the Management Agreement is terminated (the "Termination Date") and (B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager by the Company and the Subsidiary Partnerships in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or for Good Reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million if the agreement is terminated before December 31, 2003.

           The Manager may also be paid fees on a transactional basis for acquisitions, dispositions and other similar transactions. The terms of such fees will be negotiated with the Board of Directors.

Amounts Payable by the Subsidiary Partnerships.

           The Manager will be entitled to the distributions from the respective Subsidiary Partnerships described below. Distributions paid to the Manager by the Subsidiary Partnerships described in the following table will reduce the management fee and performance fee otherwise payable to the Manager by the Company each by one-half of the amount paid by the Subsidiary Partnership:


                                                                             Percent of
Subsidiary                     Property Management/                     Distribution of Cash
Partnership                         Leasing Fee                            from Operations
-----------                         -----------                            ---------------
CPA(R):1               5% of Adjusted Cash from Operations                       1%
CPA(R):2               5% of Adjusted Cash from Operations                       1%
CPA(R):3               5% of Adjusted Cash from Operations                       2%
CPA(R):4               1% of gross lease payments(1)                             6%
CPA(R):5               1% of gross lease payments(1)                             6%
CPA(R):6               1% of gross lease payments(1)                             6%
CPA(R):7               1% of gross lease payments(1)                             6%
CPA(R):8               3% of gross lease payments over first
                         five years of original term of each lease              10%
CPA(R):9               3% of gross lease payments over first
                         five years of original term of each lease.             10%


(1) The management fee for properties not subject to leases with an initial term of less than 10 years is (i) six percent of the gross revenues of such leases where such Affiliate performs leasing, re-leasing and leasing related services, or (ii) three percent of gross revenues of such leases where such services are not performed; provided, however, that in no event shall such management fee exceed an amount which is competitive for similar services in the same geographic area and further provided that bookkeeping services and fees paid to non-Affiliates for management services shall be included in the management fee.

           Incentive Fee. The Manager will be paid an Incentive Fee equal to 15 percent of the amount of the net proceeds received from the sale of a property previously held by a CPA(R) Partnership in excess of the appraised value of the equity interest in such property used in the Consolidation less an adjustment for the share of such net proceeds in excess of the appraised value of the equity interest attributable to the Manager's interest in the Listed Shares.

           Preferred Return. The Manager will be paid a Preferred Return of $[1,067,133] if the closing price of the Listed Shares exceeds $23.11 for five consecutive days. This payment is for services rendered in connection with prior sales of properties owned by one of the Subsidiary Partnerships.

FEES PAYABLE OVER PAST THREE YEARS

           The following table sets forth the amounts of compensation and distributions that would have been payable to the Manager and its affiliates by the CPA(R) Partnerships over the last three fiscal years if the Consolidation had taken place effective January 1, 1995. This comparison assumes that the Company would have conducted its business the same way as the CPA(R) Partnerships conducted their business over the same period.


                             MANAGER'S COMPENSATION


                                    Pro Forma(1)
           -------------------------------------------------------------
           Management       Total Cash      Performance         Total
             Fee(2)        Compensation     Fee-Stock (2)    Compensation
           ----------       ----------       ----------       ----------
1995       $3,940,000       $3,940,000        $ 788,000       $4,728,000
1996        3,695,000        3,695,000        1,527,000        5,222,000
1997        3,527,000        3,527,000        2,232,000        5,759,000

(1) Reflects estimated management fees that would have been paid to the Manager if the Consolidation had been completed as of January 1, 1995, assuming maximum participation without the issuance of Subsidiary Partnership Units. Actual fees would have depended on the market price of the Listed Shares (see Note 4).

(2) Management fees and Performance Fees are equal to 0.5 percent of the Company's Total Capitalization payable in cash and 0.5 percent thereof payable in the form of Listed Shares of the Company, respectively, but shall not in any event be less than the total amount of leasing fees and distributions otherwise paid to the General Partners of the CPA(R): Partnerships. Total Capitalization equals the Company's average market capitalization plus the average outstanding debt for the relevant period. For purposes of the presentation, in the absence of applicable market values for the Listed Shares, pro forma Total Capitalization is deemed to be equal to the sum of the Total Exchange Value and the average outstanding debt of the CPA(R) Partnerships. The Company's actual market capitalization may increase or decrease depending on the Company's operating performance and market conditions; management fees actually paid would increase or decrease accordingly. The performance fee will be paid in the form of restricted Listed Shares which will vest ratably over five years. The sale of the Listed Shares by the Manager will be restricted pursuant to Rule 144 of the Securities Act. The amounts shown under "Performance Fee--Stock" represent amounts of restricted Listed Shares that would have vested in each of the years 1995, 1996 and 1997.


                             INCOME TAX CONSEQUENCES

           The following is a discussion of the material tax considerations that may be relevant to a prospective Shareholder. It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may impact upon a Shareholder's participation in the Company. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code of 1986 (the "Code"), existing laws, judicial decisions and administrative regulations ("Regulations"), rulings and practice, all of which are subject to change. Any change could be retroactive so as to apply to the Company and/or its properties.

           The following discussion is generally directed to the federal tax treatment of a U.S. resident individual Shareholder subject to regular federal income tax. Separate sections herein describe in summary form the federal tax treatment of certain other classes of potential Shareholders including IRAs, Keoghs, corporate pension and profit-sharing trusts and other tax-exempt entities. There is no discussion of the federal tax treatment of non-resident aliens and foreign corporations. The discussion herein of the particular tax concerns of these classes of potential Shareholders is only a general summary.

           To the extent that the discussion involves matters of law, it represents the opinion of Reed Smith Shaw & McClay LLP as to all material federal income tax aspects of the offering. The Company has received an opinion from its counsel Reed Smith Shaw & McClay LLP that (i) the Company will be classified as partnerships for federal tax purposes, provided that, (a) each Participating Partnership is not a publicly traded partnership for Federal income tax purposes or 90 percent or more of its gross income consists of qualifying income as defined in Code Section 7704(d) and 90 percent or more of the Company's gross income consists of qualifying income as described in Code
Section 7704(d), and (b) the Company and each Participating Partnership are organized as described in, and operate in compliance with their governing agreements, (ii) confirms the opinions attributed to it in this Prospectus and
(iii) which concludes that in the aggregate, the remaining federal income tax consequences of owning Shares in the Company referred to in this Prospectus will occur or be realized by the Shareholders. No rulings have been sought from the IRS with respect to any of the tax matters described in this Prospectus. The opinions of counsel are dependent upon the present provisions of the Code, Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change. [A copy of the opinion of counsel filed as exhibit 8.1 to the Company's Registration Statement filed with the Commission on October 15, 1997 (333-37901), can be obtained without charge by contacting Director of Shareholder Services of Carey Diversified LLC, 50 Rockefeller Plaza, New York, NY 10020 or by calling 1-800-733-8481 ext. CPA.

           INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM OWNING SHARES.

NEW TAX LAW PROVISIONS

           The Taxpayer Relief Act of 1997 (the "1997 Tax Act") became law on August 6, 1997. Among the changes relevant to Unitholders are the following:

The maximum capital gain rate applicable to the sale of a capital asset (not including gain attributable to depreciation on real estate) held for more than 18 months is 20 percent.

- The maximum capital gain rate applicable to the sale of a capital asset held for more than 12 months but not more than 12 months is 28 percent.

- In general, gain attributable to depreciation on real estate is subject to tax at a maximum rate of 25 percent.

- For tax years beginning in 1998, a partnership's tax year will close with respect to a partner on the date of that partner's death. As a result, a portion of the partnership's items of income, loss, gain, deduction or credit flow through to the decedent's last life time income tax return and the remainder of the partnership's items are included on the estate's and/or beneficiaries' income tax returns.

- A large partnership, like the Company, beginning in 1998, may elect to be an "electing large partnership." In general, an electing large partnership separately reports to its partners its (a) passive activity income and loss, (b) income and loss from other than passive activities, (c) net capital gain allocable to (i) passive activity sources and (ii) other sources, (d) tax exempt interest, (e) net alternative minimum tax adjustments separately reported for passive activity loss limitations, other activities and credits, (f) income tax credits, (g) cancellation of indebtedness income, and (h) other items as to be provided in the Regulations.

           Other special rules also will apply to electing large partnerships. Seventy percent of an electing large partnership's deductions that would be miscellaneous itemized deductions are disallowed and the remaining 30 percent pass through to the partners and are not subject to the two percent floor. See "Deductibility of Fees" below. An electing large partnership will not terminate if 50 percent or more of its interests are sold or exchanged in a 12-month period. Also, if the IRS changes an item of partnership income, gain, loss, deduction or credit, the partnership generally will be liable for interest and penalties, and (i) the change will affect the partners in the year that the IRS makes the change, as opposed to the partners in the year the partnership originally reported the item (thus, a partner's prior year's return would not be affected) or (ii) the partnership can pay tax on the item at the highest rate (corporate or individual). In addition, the partnership's K-1s must be mailed to the partners by March 15th of each year.

           The Company currently is evaluating whether to elect to be treated as an electing large partnership.

           The 1997 Tax Act is complicated and many of its provisions potentially are subject to varying interpretation. There are no judicial decisions, administrative regulations, rulings, or practice addressing the 1997 Tax Act. As a result, there are uncertainties concerning interpretations of the 1997 Tax Act.

CLASSIFICATION AS "PARTNERSHIPS"

           The federal income tax consequences described herein of owning Shares in the Company are dependent upon the classification of the Company and the Participating Partnerships as partnerships for federal income tax purposes rather than as associations taxable as corporations. For federal tax purposes, a limited liability company, like the Company, is treated as a partnership and its shareholders are treated as partners if certain conditions are satisfied. The Company intends to satisfy those conditions.

           No ruling will be sought from the IRS that the Company or the Participating Partnerships will be treated as partnerships for federal income tax purposes. The Company and the Participating Partnerships will rely on an opinion of counsel that they will be classified as partnerships for federal tax purposes. The opinion of counsel is not binding on the IRS or the courts.

           Counsel's opinion as to partnership status assumes and is conditioned on the following: (i) the Company is organized and will operate throughout its existence in compliance with the LLCA and in accordance with the terms and provision of the Operating Agreement (ii) the Participating Partnerships were organized and will continue to operate throughout their existence in substantial compliance with applicable state statutes concerning limited partnerships and in accordance with the terms and provisions of their Partnership Agreements, all as presently in effect and as amended. The Company believes that such conditions will be satisfied.

           If for any reason any Participating Partnership were treated for federal income tax purposes as an association taxable as a corporation in any taxable year (i) the income, deductions and losses of such Participating Partnership would not pass through to the Company and then the Shareholders;
(ii) the Participating Partnership would be required to pay federal income taxes on its taxable income at rates up to a maximum of 35 percent, thereby substantially reducing the amount of cash available for distribution to the Company and then the Shareholders; (iii) state and local taxes also could be imposed on such Participating Partnership; and (iv) any distributions to the Company from such Participating Partnership would be treated as taxable dividends to the extent of the current and accumulated earnings and profits of that Participating Partnership. In addition, the change in a Participating Partnership's status for tax purposes could be treated by the IRS as a taxable event, in which case the Company and the Shareholders could have a tax liability under circumstances in which they would not receive any cash distributions. Similar consequences would result if the Company were treated as a corporation in any taxable year.

           Effective January 1, 1997, in general, a noncorporate domestic entity with two or more owners will be treated as partnership for federal income tax purposes unless the entity affirmatively elects to be treated as a corporation. Neither the Company nor any Participating Partnership will elect to be treated as a corporation.

           An entity qualifying as a partnership could be taxed as a corporation under special rules applicable to a publicly traded partnership. If a publicly traded partnership does not satisfy income tests set forth in the Code, it will be taxed as a corporation. The Company will be deemed a publicly traded partnership, but the Participating Partnerships are not expected to be publicly traded partnerships.

           For federal income tax purposes, a publicly traded partnership is treated as a corporation unless 90 percent or more of its gross income for each tax year of its existence is "qualifying income." Qualifying income, in relevant part, includes rents from real property, gain from the sale or other disposition of real property, gain from the sale or disposition of a capital asset or depreciable property held for more than one year, real property held for more than one year used in the trade or business that is not inventory, all interest and dividends and gain from the sale or other disposition of stock, securities or foreign currencies, or other income, including but not limited to, gains from options, futures or forward contacts derived with respect to the business of investing in such stock, securities or currencies.

           With few exceptions, the properties owned by the Participating Partnerships produce income that will be qualifying income for the Company. Because it anticipates that at least 90 percent of its gross income will be qualifying income, the Company anticipates that it will be taxable for federal income tax purpose as a partnership and not as a corporation.

TAX CONSEQUENCES OF CONTRIBUTION OF PROPERTY

           A prospective investor who contributes property to the Company in exchange for Listed Shares and would recognize taxable income in the amount by which (a) the excess of (i) the investor's share of liabilities immediately before the contribution over (ii) that investor's share of the liabilities of the Company immediately after the contribution that exceeds (b) the investor's basis of the property contributed to the Company immediately before the contribution. Any such gain will generally be treated as gain from the sale of a capital asset. See "Treatment of Gain or Loss on Disposition of Shares ," below and "New Tax Law Provisions", above. If the Company were to merge with, combine with, convert into, or otherwise engage in a transaction whereby a Shareholder's Shares are converted into or exchanged for shares of a company that is a real estate investment trust for Federal income tax purposes (a "REIT"), a shareholder who contributed Property with debt in excess of the basis therefore to CD could recognize gain on such transaction notwithstanding that the transaction otherwise might not result in gain or loss to most Shareholders.

           The tax consequence of a contribution of property to the Company by an investor are dependent on the facts and circumstances relating to the property (for example, the amount of debt to which it is subject and when the debt was incurred). As a result, any discussion herein is not intended as a substitute for careful planning and a prospective investor who is contemplating contributing property to the Company should look to, and rely on, his professional tax advisors with respect to the tax consequences of such a transaction.

           If the Company were to merge with, combine with, convert into, or otherwise engage in a transaction whereby a Shareholder's Shares are converted into or exchanged for shares of a company that is a real estate investment trust for Federal income tax purposes (a "REIT"), a Shareholder who contributed Property with debt in excess of the basis therefore to CD could recognize gain on such transaction notwithstanding that the transaction otherwise might not result in gain or loss to most Shareholders.

           The tax consequences of a contribution of property to the Company by an investor are dependent on the facts and circumstances relating to the Property (for example, the amount of debt to which it is subject and when that debt was incurred). As a result, any discussion herein is not intended as a substitute for careful planning and a prospective investor who is contemplating contributing property to the Company should look to, and rely on, his professional tax advisor with respect to the tax consequences of such a transaction.

SHAREHOLDERS NOT COMPANY, SUBJECT TO TAX

           The Company and each Subsidiary Partnership, is required to report to the IRS each item of its income, gain, loss, deduction and items of tax preference, if any. The Company and each Subsidiary Partnership will file a federal and may file a Delaware partnership return of income but the Company will not itself be subject to any federal or Delaware income taxes. See "Classification as a "Partnership," and "New Tax Law Provisions," above and "State and Local Tax Consequences" below.

           Each Shareholder will report on his personal income tax return his distributive share of each item of the Company's income, gain, loss, deduction, credit and tax preference. Each Shareholder will be taxed on his pro rata share of the Company's taxable income, whether or not he has received or will receive any cash distributions from the Company. A Shareholder's share of the taxable income of the Company and the income tax payable by such Shareholder with respect to such taxable income may exceed the cash actually distributed to him.

           The income tax returns of the Company may be audited by the IRS, and such audit may result in the audit of the returns of the Shareholders. Various deductions claimed by the Company or the Subsidiary Partnership Unitholders on its returns could be disallowed in whole or in part on audit, which would result in an increase in the taxable income or a decrease in the taxable loss of the Company or the Subsidiary Partnership with no associated increase in distributions with which to pay any resulting increase in tax liabilities of the Shareholders or holders of Subsidiary Partnership Units.
But see "New Tax Law Provisions," above.

           Each Shareholder is required to treat partnership items on his return consistently with their treatment on the Company's return, unless a Shareholder files a statement with the IRS identifying the inconsistency. Failure to satisfy this requirement could result in an adjustment to conform the treatment of the items by such Shareholder with its treatment on the Company's return and may cause such Shareholder to be subject to penalties.

           Audits of partnership items are conducted at the Company level in a single proceeding, rather than in separate proceedings with each Shareholder. Administrative adjustment of determinations of the Company items made on audit can be initiated by the Tax Matters Partners (the "TMP") or by any other Shareholder. Suits challenging IRS determinations may be brought by the Manager, who has been designated by the Company as the TMP or, if the TMP fails to act, by other Shareholders owning certain minimum interests. Only one such action may be litigated. All Shareholders generally will be bound (subject to certain exceptions) by the outcome of final partnership administrative adjustments by the IRS resulting from an audit handled by the TMP, as well as by the outcome of judicial review of such adjustments. The Company will be the TMP of each Participating Partnership, and these audit rules apply to such Partnerships in the same manner as they apply to the Company. See "New Tax Law Provisions" above for a discussion of electing large partnerships.

ALLOCATIONS OF PROFITS AND LOSSES

           A portion of each Participating Partnership's income, gain, loss and deduction will be allocated to the Manager as Limited Partner of each Participating Partnership, and the remainder will be allocated to the Company and the Subsidiary Partnership Unitholders. Items allocated by the Company to the owners of Listed Shares will be shared among them according to the respective number of Listed Shares owned by each Shareholder. These allocation provisions will be recognized for federal income tax purposes only if they are considered to have "substantial economic effect" and are not retroactive allocations or are determined to be in accordance with the Partners' interests in the Partnership.

           Certain special allocations are required by the Code and the Regulations for contributed property (Code Section 704(c) allocations) and other tax compliance items such as the basis adjustments required under a Code Section 754 election. See "Tax Elections" below. Allocations under Section 704(c) of the Code will require that gain inherent in contributed property be allocated to the person or persons who contributed it and may require the allocation of depreciation deductions from property contributed or deemed to be contributed to a partnership, or property whose book value is adjusted by a partnership on admission of new partners, away from the contributing or previously admitted partner where there is unrealized gain inherent in such property. As a consequence of the Consolidation, the Shareholders will be deemed to have contributed their Units to the Company. The Manager will select the method for making allocations under Section 704(c) of the Code.

           The Company will allocate its taxable income and losses among the Shareholders in proportion to the number of Shares owned by them, based on the number of months during the year for which the Shareholder was a record owner of the Shares. The Company will treat the Shareholder who is the record owner of such Share, as of the close of business on the last day of the month, as having been the owner of such Share for the entire month. Hence, in the case of a sale or other transfer of a Share recorded before the last day of a calendar month, the transferor Shareholder will not be allocated any taxable income for the month in which the record transfer occurs, and the transferee Shareholder will be allocated all taxable income for such month. Therefore, taxable income or loss may be allocated to a Shareholder even though such income or loss was not actually realized by such Shareholder. Furthermore, transferees of Shares may recognize income during a period for which they did not receive distributions.

           The Code generally requires that items of partnership income and deduction be allocated among transferors and transferees of partnership interests, as well as among partners whose interests otherwise vary during a taxable period, on a daily basis. The Company's proposed allocation method will not comply with this requirement. In the event a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a partner's interest), the IRS may contend that taxable income or losses of the Company must be reallocated among the Shareholders. If the IRS were to sustain any such contention, the Shareholders respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Manager is authorized to revise the Company's method of allocation between transferors and transferees (as well as among partners whose interests otherwise vary during a taxable period) to comply with any future Regulations. Similarly, the IRS could challenge the allocations made by the Subsidiary Partnerships.

           The Company believes that the allocations under the Participating Partnership Agreements and the Operating Agreement should be regarded as meeting the standards of Section 704(b) of the Code. Counsel is unable to opine to that effect, however, because, among other things, allocations to preserve uniformity as among Shares are not in technical compliance with the Regulations.

PASSIVE ACTIVITY LOSS LIMITATIONS

           The Code provides that deductions from passive trade or business activities, to the extent they exceed income from all such passive activities (exclusive of portfolio income), generally may not be deducted against other income of individuals, estates, trusts, closely held C corporations or personal service corporations.

           Passive income, gain, losses and credits from a publicly traded partnership, such as the Company, may only be applied against other items of income, gain and loss from that publicly traded partnership. Any unused passive activity losses and credits are treated as suspended losses and credits and can be carried forward and treated as deductions and credits from passive activities in the next taxable year. Suspended losses and credits attributable to passive trade or business activities are allowed in full upon a fully taxable disposition of the taxpayer's entire interest in the activity to an unrelated party. Suspended passive activity losses of a publicly traded partnership, such as the Company, are allowed only upon a disposition of all of a Shareholder's interest in the publicly traded partnership. If an interest in a passive activity is transferred by reason of death, the amount of suspended passive activity losses that may be deducted are reduced to the extent of any step-up in the basis of the interest in the passive activity which occurs at the time. A gift of an interest in a passive activity does not trigger recognition of suspended passive activity losses, but permits the donee to increase his basis in the interest by the amount of those losses up to the fair market value of such interest.

           Pursuant to the legislative history of the legislation that included the passive activity loss rules in the Code, income generated by the Company will constitute portfolio income to the Shareholders, not passive activity income. Shareholders will not be able to offset passive activity losses from other sources with income generated by the Company. See "Investment and Other Limitations on the Deduction of Interest" below. However, suspended passive activity losses from the Company can offset passive income from the Company.

DEDUCTIBILITY OF FEES

           All expenditures of the Company and the Participating Partnerships must constitute ordinary and necessary business expenses in order to be deductible, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., interest and certain taxes). In addition, all expenditures for personal services must be reasonable in amount and, in order to be deductible, must represent payment for services actually rendered during the current taxable year rather than in future years.

           The Company and the Participating Partnerships intend to claim deductions both for property management fees and for expense reimbursements payable to the Manager or its Affiliates. The Company believes, on advice of counsel, that the management fees and reimbursements payable to the Manager will be deductible as ordinary and necessary business expenses by the Company and/or the Participating Partnerships. However, because the Company's belief depends upon essentially factual determinations, no assurance can be given that the deduction of any of the fees paid to the Manager will not be successfully challenged by the IRS. These issues are essentially questions of fact with respect to which counsel cannot opine. If all or a portion of such deductions were to be disallowed, the Company's taxable income would be increased or its losses would be reduced.

           The Company may pay acquisition fees to the Manager, its Affiliates or others in connection with the acquisition of properties. The Company intends to add Acquisition Fees paid to the basis of the property acquired. Also, the Participating Partnership Agreements permit and the Operating Agreement permits the Participating Partnerships and the Company to pay a fee to the Manager or its Affiliates in connection with the sale of a partnership property. The Participating Partnerships and the Company intend to treat these expenses as expenses of sale of the property involved, thereby decreasing any gain or increasing any loss recognized thereupon.

           The Code limits the deductibility of an individual's miscellaneous itemized deductions, including investment expenses, to the amount by which such deductions exceed two percent of his adjusted gross income. Individual Shareholders will be subject to this limitation in determining their deductibility of their allocable share of the Company's management fees and other expenses unless the Company or the Participating Partnerships are deemed to be engaged in a trade or business. If the Company elects to be treated as an electing large partnership, this limitation no longer will apply to Shareholders. See "New Tax Law Provisions" above.

START-UP EXPENDITURES

           Section 195 of the Code provides that "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months (beginning with the month that the business begins). The determination of whether an item is a start-up expenditure is based on the facts and circumstances in each case.

           The Company may seek to deduct certain expenses incurred by it prior to the commencement of any rental activity or of its ownership interest in the Participating Partnerships. The IRS may disallow any such deductions as not having been incurred in connection with an existing trade or business of the Participating Partnerships and/or the Company. If the IRS were successful in such disallowance, such disallowed expenses would be available as deductions only through amortization over the applicable start-up expenditure period (to the extent a proper election is in place and such expenses qualify as start-up expenditures).

           The Participating Partnerships and the Company intend to take steps to preserve their right to amortize start-up expenses commencing with the date of the Consolidation, in the event it is ultimately determined that the Company began business at that time. Although the Participating Partnerships and the Company are advised by counsel and tax accountants, because of the uncertainty that presently surrounds these matters, no opinion of counsel will be received with respect to these deductions and there can be no assurance that, despite the Participating Partnerships' or the Company's best efforts, they will be able to preserve their right to amortize the above described expenses.

TAX AND "AT RISK" BASIS OF SHARES

           The tax basis of the Shares received by an investor will equal the adjusted tax basis of any property contributed to the Company immediately prior to the contribution plus any cash contributed by the investor (i) increased by his share, if any, of the liabilities of the Company and the taxable gains, if any, on the contribution and (ii) decreased (but not below zero) by his share of, if any, of the liabilities to which the property contributed by the investor to the Company was subject to immediately prior to the contribution. The holding period of Shares will include the holding period of such investor for the property contributed to the Company.

           Each Shareholder's initial adjusted basis for his Share(s) will be increased by the amount of (i) his share of items of income and gain of the Company and (ii) any increase in his proportionate share of the Company's share of nonrecourse indebtedness to which the Participating Partnerships' or the Company's Properties are subject (limited to the fair market value of the property securing such indebtedness) and reduced, but not below zero, by (a) the amount of his share of items of the Company loss and deduction and expenditures which are neither properly deductible nor properly chargeable to his capital account, (b) the amount of any cash distributions (including any decrease in his share of liabilities) and (c) the basis of any property distributions received by such Shareholder. See "Treatment of Gain or Loss on Disposition of Shares" and "New Tax Law Provisions."

           The amount of the Company's losses that may be deducted by a Shareholder is limited to the adjusted basis of the Shareholder's Shares. Any excess losses are carried over until the Shareholder has sufficient basis to deduct such losses. Deductibility of a Shareholder's share of the Company's losses is further limited by his "at risk" basis as determined pursuant to the "at risk" rules found in Section 465 of the Code. The "at risk" rules provide that a taxpayer may not deduct losses from an activity for a taxable year to the extent such losses exceed the aggregate amount for which the taxpayer is considered "at risk" with respect to the activity. Any loss in excess of a taxpayer's amount "at risk" will be allowed as a deduction in succeeding taxable years if and to the extent that the taxpayer is "at risk" with respect to the activity in such subsequent year. The "at risk" rules apply to essentially all Shareholders except those that are C corporations owned by more than five individuals during the last half of the corporation's taxable year. If the Company's "at risk" basis in the Participating Partnerships or a Shareholder's "at risk" basis in the Company is decreased below zero in any year (e.g., due to the Company's or the Shareholder's receipt of a cash distribution or a decrease in its or his share of liabilities included in its or his "at risk" basis), the Company and the Shareholder will recognize income to the extent his or its "at risk" basis is below zero. However, the amount of income which must be recognized in these circumstances is limited to the net losses previously allowed to the Company from the Participating Partnerships or to the Shareholder from the Company.

           A Shareholder will be deemed to be "at risk" with respect to its share of qualified nonrecourse financing secured by real property. However, a Shareholder will not be considered to have amounts "at risk" to the extent he is protected against losses through guarantees, stop-loss agreements or other similar arrangements. To the extent that any borrowing by a Participating Partnership or the Company is qualified nonrecourse financing, the "at risk" rules should not limit the deductibility of any Participating Partnership and/or Company losses, if any. However, to the extent that any borrowings by a Participating Partnership or the Company is not qualified nonrecourse financing, the "at risk" rules could apply to limit the deductibility of losses by the Company or Shareholders, respectively.

           The passive activity loss limitations are applied after the "at risk" rules are applied. Therefore, a loss not currently deductible under the "at risk" rules would be suspended pursuant to the "at risk" rules, not the passive activity loss rules. Any such suspended losses could later become subject to the passive activity loss rules when they would otherwise be deductible under the "at risk" rules. See "Passive Activity Loss Limitations" above.

TREATMENT OF CASH DISTRIBUTIONS FROM THE COMPANY

           Cash distributions (which are considered to include any reduction in Participating Partnership and/or the Company nonrecourse indebtedness) made to Shareholders, other than those in exchange for or in redemption of all or part of their Shares, generally will not affect a Shareholder's distributive share of income or loss from the Company. Such distributions may represent distributions of income, returns of capital or both. A distribution of income or a return of capital generally does not result in any recognition of gain or loss for federal income tax purposes but reduces a Shareholder's adjusted basis in his Shares. See "Tax and "At Risk Basis of Shares," above and "Treatment of Gain or Loss on Disposition of Shares," below.

TREATMENT OF GAIN OR LOSS ON DISPOSITION OF SHARES

           Any gain or loss recognized by a Shareholder upon the sale or exchange of his Shares will generally be treated as capital gain or loss, except that the portion of any proceeds of sale which is attributable to any unrealized receivables (which term includes, for these purposes, allocable depreciation recapture attributable to underlying partnership property (see "Depreciation Recapture," below) or appreciated inventory items (to the extent that the value of such inventory items of the Company exceeds the basis of such property, had such property been disposed of by the Company prior to the sale of such Shareholder's share) will generally be treated as ordinary income. See "New Tax Law Provisions" above for a discussion of capital gains tax rates. Shareholders which are corporations or trusts are taxable on amounts representing depreciation recapture attributable to underlying Participating Partnership or Company property upon distribution of Shares to their shareholders or beneficiaries.

           The installment method of reporting income or gain is not available for a sale or exchange of Listed Shares because the Code prohibits use of the "installment method" to report gain on the sale or exchange of publicly traded property. See "Installment Sales" and "Depreciation Recapture" below.

           In determining the amount received upon the sale or exchange of a Share, a Shareholder must include, among other things, his allocable share of non-recourse indebtedness. Therefore, it is possible that the gain or other income recognized on the sale of a Share may exceed the cash proceeds of the sale and, in some cases, the income taxes payable with respect to the sale may exceed such cash proceeds. The same rules apply to the sale by a Subsidiary Partnership Unitholder of his Units.

           The IRS has ruled that a partner must maintain an aggregate adjusted tax basis in his aggregate partnership interest (consisting of all interests acquired in separate transactions). On the sale of a portion of such aggregate interest, a partner would be required to allocate, on the basis of the relative fair market values of such interests on the date of sale, his aggregate tax basis between the portion of the interest sold and the portion of the interest retained. This requirement, if applicable to the Company, effectively would preclude a Shareholder owning Shares that were acquired at different prices on different dates from controlling the timing of the recognition of the inherent gain or loss in his Shares by selecting the specific Shares that he would sell. The ruling does not address whether this aggregation requirement, if applicable, results in the tacking of the holding period of older Shares on the holding period of more recently acquired Shares. Because the application of this ruling in the context of a publicly traded partnership, such as the Company, is not clear, a person acquiring Shares and considering the subsequent purchase of additional Shares should consult his professional tax advisor as to the possible tax consequences of the ruling.

           When a Shareholder subject to the passive activity loss limitations disposes of his entire interest in a fully taxable disposition to an unrelated party, his suspended passive activity losses, if any, from the partnership will be deductible. If a Shareholder subject to the passive activity loss limitations disposes of less than his entire interest in his respective partnership or disposes of his interests in a transaction which is not fully taxable, any suspended passive activity will remain suspended. See "Passive Activity Loss Limitations" above.

TREATMENT OF GIFTS OF SHARES

           Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. However, in the event that a gift of a Share is made at a time when a Shareholder's allocable share of nonrecourse indebtedness exceeds the adjusted basis for his Share, such Shareholder will recognize gain upon the transfer of such Share to the extent of such excess. Any such gain will generally be treated as capital gain. Gifts of Shares may also be subject to a gift tax imposed pursuant to the rules generally applicable to all gifts of property.

           A gift of a Share will not cause any suspended passive activity losses to be deductible. The donee's basis for the Share is the donor's basis immediately before the gift plus any suspended passive activity losses allocable to the gifted Share. However, the donee's basis for purposes of determining loss on a later disposition cannot exceed the fair market value of the Share on the date of the gift. Consequently, if the sum of the donor's basis for the Share and suspended passive activity losses exceed the Share's fair market value, a portion of the suspended passive activity losses could be lost and would never be deductible.

ISSUANCE OF ADDITIONAL SHARES

           The Company may issue new Shares to finance the acquisition of additional properties or for other purposes. On any issuance of additional Shares, the capital accounts of the existing Shareholders will be adjusted to reflect a revaluation of the Company's properties (based on their then fair market value, net of liabilities, to which they are then subject). Any resulting unrealized gain or loss will be allocated among the existing Shareholders and subsequent allocations of taxable income, gain, loss and deduction will be made in accordance with the Regulations. See "Allocations of Profits and Losses" above.

           The issuance of additional Shares also could result in a decrease in a Shareholder's share of nonrecourse debt. Any such reduction would be treated as a distribution of cash. See "Treatment of Cash Distributions from the Company" above.

TREATMENT OF GAIN OR LOSS ON SALE OF PROPERTY

           Gains or losses realized by the Company on sales of property held for more than one year will be treated as long-term capital gain or loss, (i) unless it is determined that the Company or the Participating Partnership that owns the property is a "dealer" in real estate for federal income tax purposes, (ii) except to the extent that the properties sold constitute Section 1231 assets (real property assets used in a trade or business and held for more than one year), and (iii) except to the extent the company sells personal property and has depreciation recapture. See "New Tax Law Provisions" above. Section 1231 assets include depreciable real property of the type which the Company and/or the Participating Partnerships own or intend to acquire. If the properties sold constitute Section 1231 assets, a Shareholder's proportionate share of gains and losses from the sale of such assets would be combined with any other Section 1231 gains or losses recognized by him during the year. The net Section 1231 gain would be taxed as capital gain, except that if the Shareholder has reported net Section 1231 losses in any of the five years prior to such sale, any net
Section 1231 gains would be reported as ordinary income to the extent of such reported losses. Net Section 1231 losses would be taxed as ordinary losses. See "New Tax Law Provisions" for a discussion of capital gains rates.

           In the event that the entity owning the property is determined to be a "dealer," any gain or loss on the sale or other disposition of a property by such entity would be treated as ordinary income or loss. Although none of the Participating Partnerships nor the Company anticipates being deemed a "dealer" in real estate, there can be no assurance that the proposed course of activities of the Company may not result in it being deemed a "dealer." The Company intends to conduct its activities and to consult with a tax professional from time to time with regard to the structuring of its operations and transactions, to avoid being deemed a "dealer." However, since the determination of "dealer" status is essentially factual and will depend upon the nature of the properties acquired and the conduct of activities by the Company, counsel is unable to express an opinion as to whether the Company or any Participating Partnership might be deemed a "dealer."

           A foreclosure of a mortgage on a property or the acceptance of a deed in lieu of foreclosure is deemed to be a disposition of such property. In such transactions, the Company or a Participating Partnership may recognize gain in an amount equal to the excess, if any, of the outstanding mortgage over the adjusted basis of such property.

           In certain other circumstances, the gain allocable to the Shareholders upon a sale, exchange or other disposition of Partnership property may exceed any resulting cash distributable to the Shareholders and in some cases the income taxes payable by the Shareholders with respect to such gain may exceed the cash distributable, if any, to such Shareholders.

SALE-LEASEBACK TRANSACTIONS

           Many of the Participating Partnerships Investments are and a number of the Company's investments may be in the form of sale-leaseback transactions wherein the Participating Partnership or the Company either (i) purchased or will purchase property free of encumbrances, net lease such property back to the seller and obtain separate mortgage financing or (ii) purchase property subject to a mortgage and/or an existing net lease. If a sale-leaseback transaction were recharacterized as a financing arrangement, the Participating Partnership or the Company, as the case may be, would not be entitled to depreciation deductions with respect to the property, and the lease payments received by the Participating Partnership or the Company and, in certain circumstances, any gain on the sale of such property could be treated, at least in part, as interest income. Such a recharacterization could increase a Shareholder's share of ordinary income and decrease such Shareholder's share of capital gain. The Participating Partnerships and the Company will attempt to structure each net lease transaction to be recognized as a leasing arrangement for federal income tax purposes and not treated as a financing arrangement or conditional sale.

           On June 3, 1996, the IRS proposed Regulations under Code Section 467. Code Section 467 applies to rental agreements that have increasing or decreasing rents or prepaid or deferred rents. For lease-backs or long term agreements entered into for tax avoidance purposes ("disqualified lease-backs or long term agreements"), the proposed Regulations under Code Section 467 provide that the rent effectively must be leveled and accrued economically. Both rent and interest would be accrued for each period similar to a mortgage. These Regulations do not define what constitutes a tax avoidance purpose. For leases other than disqualified lease-backs or long term agreements, the Regulations under Code Section 467 provide that rent properly allocated to each period must be accrued in that period and interest is deemed to be paid or earned on any deferred on prepaid rent. These Regulations are proposed to apply to disqualified lease-backs and long term agreements entered into after June 3, 1996 and other leases entered into after the date final regulations are issued.

           The Company and the Participating Partnerships engage in long-term sale lease-back transactions; however, based on current law and interpretations thereof, neither the Company nor the Participating Partnerships believe that their typical transactions would be found to have a tax avoidance purpose. Also, neither the Company nor the Participating Partnerships anticipate having any significant deferred or prepaid rent. However, because these Regulations are new and not entirely clear, neither the Company nor the Participating Partnerships can determine with any assurance how these Regulations, if adopted, might apply to it.

ACQUISITION OF STOCK, OPTIONS AND WARRANTS

           The Company currently owns (directly or through the Participating Partnerships) and may invest in the stock of, or other interests in, or warrants or other rights to purchase the stock of or other interests (an "Equity Interest") in any tenant or the parent or controlling person of any tenant of the Company. If the acquisition of such Equity Interest occurs contemporaneously with the purchase of property in a sale-leaseback transaction or the execution of a lease and no separate consideration is provided for such acquisition, the purchaser will be required to allocate the price paid between the property and the Equity Interest based upon the relative fair market values of each, or in the case of a lease, the lessor may be required to recognize rental income equal to the value of the Equity Interest. Upon the sale or exchange of such Equity Interest, the gain or loss will generally be capital gain or loss and will be short-term or long-term depending on the property's holding period. Upon the exercise of an option or warrant, the price paid for the option or warrant will be added to the exercise price to determine the Participating Partnership's or the Company's basis in the stock or other interest acquired. The holding period for the stock or other interest acquired through such an exercise will commence on the day after the date of exercise of the option or warrant. Should an option or warrant owned by the Participating Partnerships or the Company expire or lapse unexercised, the Participating Partnerships or the Company, respectively will sustain a loss equal to the amount paid for the option or warrant. Such loss will generally be a capital loss and will be short-term or long-term depending on the Participating Partnership's or the Company's holding period.

TAX ELECTIONS

           The Company and the Participating Partnerships may make various elections for federal income tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

           The Code provides for optional adjustments to the basis of partnership property for measuring both depreciation and gain upon distributions of partnership property (Code Section 734) and transfers of Shares (Code Section
743) provided that a partnership election has been made pursuant to Code Section
754. The Operating Agreement and the Participating Partnership Agreements each require that a Section 754 election be made. Any such election, once made, is irrevocable without the consent of the IRS.

           The IRS has ruled that under the Code and applicable Regulations, the
Section 754 election will generally allow a Shareholder who purchases Shares from another Shareholder in the open market to increase his share of the tax basis in the Participating Partnership's properties to reflect the purchaser's purchase price for such Shares, as if such purchaser had acquired a direct interest in the Company's assets and of its proportionate share of the Company's assets. If a Shareholder's adjusted basis in his Shares is less than his proportionate share of the adjusted basis of the Company's property at the time of acquisition of such Shares, such Shareholder's basis in his share of the Company's property must be reduced by such an amount resulting in adverse consequences to such Shareholder.

           The Company will calculate the basis adjustment for subsequent purchasers who furnish certain information to the Company. For purchasers who do not furnish this information, the Company intends to provide information to enable them to calculate the basis adjustment for themselves.

           The calculations and adjustments in connection with any Section 754 election would depend, among other things, on the day on which a transfer occurs and the price at which the transfer occurs. In order to help reduce the complexity of these calculations and the resulting administrative cost to the Company, the Operating Agreement provides that the Company will apply the following methods in making the necessary adjustments: (i) the price paid by a transferee for his Shares will be deemed to be the lowest quoted trading price of the Shares during the month in which the transfer was deemed to occur, irrespective of the actual price paid; and (ii) the transfer will be deemed to occur at the close of business on the last day of the calendar month in which the transfer occurs, irrespective of when the transfer actually occurs. The application of these conventions would yield a less favorable tax result, as compared to adjustments based on actual price, to a transferee who paid more than the lowest quoted trading price for his Shares.

           The calculations under Code Section 754 are highly complex, and there is little legal authority dealing with the mechanics of the calculations, particularly in the context of large, publicly-held partnerships. It is possible the IRS might take the position that the adjustments made by the Company do not meet the requirements of the Code or the Regulations, particularly given the special assumptions to be applied by the Company for administrative convenience. If the IRS were to sustain such a position, any increased depreciation deductions allowable to a transferee of Shares as the result of the Section 754 election might be reduced, and any gain allocable to a transferee on the sale of the Company's and the Participating Partnerships' properties might be increased.

           The Manager is authorized by the Operating Agreement and by the Participating Partnership Agreements to cause the Participating Partnerships and the Company to make or revoke any election required or allowed to be made by partnerships under the Code. Such election(s) may increase or decrease taxable income or loss. See "New Tax Law Provisions" above for a discussion of electing large partnerships.

DEPRECIATION

           Current tax law provides for an accelerated cost recovery system ("ACRS") of depreciation. Under this system, the cost of eligible nonresidential real property, whether new or used, generally must be depreciated over a 39-year period using the straight-line method.

           Furthermore, under ACRS, eligible personal property is divided into six classes (i.e., 3-year, 5-year, 7-year, 10-year, 15-year, and 20-year property). This property, whether new or used, generally must be depreciated over specified periods using a statutorily prescribed accelerated method of depreciation or, if the taxpayer so elects, using the straight-line method over various periods.

           The depreciation periods are lengthened in certain circumstances where real property is leased to a tax-exempt entity or owned by a partnership having tax-exempt entities as partners. For this purpose, "tax-exempt entities" do not include those entities which would be taxable on their allocable share of Partnership income as "unrelated business taxable income."

           Generally, any real property acquired by the Company will be subject to a 39-year recovery period, and will be depreciated using the straight-line method. Any personal property acquired by the Company generally will be depreciated over a seven-year recovery period using the double declining balance method (switching to straight-line at a time to maximize the depreciation deductions). If the Participating Partnerships terminate as a result of the consolidation, the then basis for all nonresidential real property owned by the Participating Partnerships at such time will be depreciated over a 39-year recovery period. If the Company and Participating Partnerships elect to be treated as electing large partnerships, it is possible, but not certain, that the Participating Partnerships will not terminate and their depreciation deductions will not change. See "New Tax Law Provisions" above. If, for tax purposes, a Participating Partnership is not considered the owner of a Property held at the time of the Consolidation (for example, where a lease is treated as a financing arrangement rather than a "true lease"), the Shareholders would not be entitled to depreciation deductions with respect to that Property. It is anticipated that the Participating Partnerships will be treated as the owners for tax purposes of all of the Properties held at the time of the Consolidation. In addition, if any tax-exempt entities hold Shares and the Company's allocations are not considered to be "qualified allocations," then a portion of the Company's depreciation deductions, corresponding to the tax-exempt entities' percentage interest in the Company, may be required to be depreciated over somewhat longer recovery periods than those otherwise applicable. See "Allocations of Profits and Losses" and "Tax Elections" above and "Investment by Qualified Pension and Profit-Sharing Plans (Including Keoghs), Stock Bonus Plans, and Individual Retirement Accounts" below.

DEPRECIATION RECAPTURE

           The Code provides that excess depreciation (the excess of accelerated depreciation over straight-line depreciation) on depreciable real property, other than low-income housing, and all depreciation on depreciable real property eligible for ACRS where other than straight-line depreciation is used, is subject to recapture as ordinary income (to the extent of gain) when the property is sold, regardless of how long it is held before such sale. Since the Participating Partnerships and the Company will only claim straight-line depreciation, it is unlikely that non-corporate Shareholders of the Company will be subject to depreciation recapture with respect to the Company's depreciable real property whether or not eligible for depreciation under ACRS. However, if depreciable real property is sold or otherwise disposed of within 12 months of its acquisition, then all depreciation, including straight-line, will be subject to recapture as ordinary income upon such disposition. See "New Tax Law Provisions" above for a discussion of the special rate applicable to gain allocable to depreciation on real property.

           Additionally, under the Code, a corporate Shareholder is required to recognize as ordinary income 20 percent of its distributive share of the Company's gain from the disposition of depreciable real property, to the extent of the depreciation deductions claimed thereon, regardless of whether straight-line depreciation was used.

           The Code also provides that all depreciation on tangible personal property and certain items of real property, such as elevators and escalators, is, to the extent of any gain recognized, subject to recapture as ordinary income when such property is sold, regardless of how long it is held before sale.

The Company and/or the Participating Partnerships will own items of such property, and, accordingly, the Company and the Shareholders may be subject to depreciation recapture with respect thereto.

ALTERNATIVE MINIMUM TAX

           Individual and corporate taxpayers have potential liability for alternative minimum tax. Certain items from the Company could affect a Shareholder's alternative minimum tax liability. Since such liability is dependent upon each Shareholder's own circumstance, Shareholders should consult their own tax advisors concerning the alternative minimum tax consequences of being a Shareholder.

INSTALLMENT SALES-IMPUTED INTEREST

           If a sale or exchange of the Company's or a Participating Partnership's real or personal property requires a payment or payments to be made in more than one tax year, the Code allows any gain recognized to be reported on the installment method." The Code provides that interest is payable on the applicable percentage of tax deferred in connection with installment sales of all non-dealer property the sale price of which exceeds $150,000. Such interest is payable when the aggregate face amounts of installment obligations held by a taxpayer which are issued during the taxable year exceed $5,000,000 and until any such installment obligation is satisfied. A Shareholder will be treated as owning a proportionate share of any Company or Participating Partnership installment obligation, and the $5,000,000 threshold is measured at the Shareholder level. Interest must be paid on the deferred tax at the rate applicable to underpayments of tax in effect for the month with which the taxpayer's taxable year ends. The same rules apply with respect to any Subsidiary Partnership Unitholder's interest in a Participating Partnership that holds an installment obligation.

           The Code provides that a "dealer" may not report dealer gains on the installment method. A "dealer" is a taxpayer who holds real property for sale to customers in the ordinary course of the taxpayer's trade or business. The Company does not anticipate that it or any Participating Partnership will be a dealer in real property. Therefore, a Shareholder who is not a dealer in real property should be eligible to report any gain from an installment sale by the Company or any Participating Partnership of property on the installment method. Additionally, the Code provides that if an installment obligation arising from the disposition of non-dealer property is pledged as security for any indebtedness, the net proceeds of such secured indebtedness shall be treated as a payment with respect to the installment obligation.

           If, upon an installment sale of property, the Participating Partnerships or the Company were to receive a rate of interest on any installment obligation from the buyer which is below the rate provided by law, the sales terms would be recharacterized in a manner which would increase ordinary income to the Participating Partnerships or the Company, while decreasing in a corresponding manner, first, any long-term capital gains and, second, any depreciation recapture. Such interest income would be recognized by the Participating Partnerships and/or the Company according to the original issue discount rules. See "Accrual of Original Issue Discount" below. Because the terms of sale of properties will be determined in part by then-current market conditions and negotiations with potential buyers, no assurance can be given that interest income will not be imputed on installment sales.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT

           The Code contains extensive rules relating to the tax accounting for original issue discount ("OID"). The Participating Partnerships and the Company will be subject to the OID rules with respect to its installment sales. OID can arise with respect to an installment sale if (i) the interest rate varies according to fixed (non-floating) terms, (ii) the debtor is permitted to defer interest payments to years after such interest accrues, (iii) the amount of the creditor's share of income or appreciation from the mortgaged property under a right of participation is determined in a year before payment of such amount is due or (iv) interest is imputed on an installment sale. See "Installment Sales--Imputed

Interest" above. The Participating Partnerships or the Company may sell properties on an installment basis with any or all of the preceding terms and, therefore, may be subject to the OID rules.

           Recognition of OID as an item of income in any year will have the effect of either reducing losses, if any, allocable to Shareholders or increasing the amount of income which Shareholders must report from the Company without the receipt of cash distributions with which to pay any tax resulting from the reporting of such income. However, the Company expects the amount of OID, if any, which the Company might recognize in any year would be minor in comparison with cash distributions allocable to Shareholders in such year.

INVESTMENT INTEREST AND OTHER LIMITATIONS ON THE DEDUCTION OF INTEREST

           A Shareholder's (that is not a corporation) investment interest expense may be deducted only up to the Shareholder's net investment income (i.e., the income from interest, dividends, rents, royalties and net short-term capital gains from investment property to the extent it exceeds the expenses, including straight line depreciation, incurred in earning such income). Interest subject to the investment interest limitation includes all interest on debt incurred in connection with property held for investment (including property subject to a net lease) but not incurred in connection with the taxpayer's trade or business, other than consumer interest and qualified residence interest.

           To the extent that the Participating Partnerships' or the Company's Properties are considered to be "investment assets," the amount of mortgage interest allocated to each Shareholder, other than a corporation, may be deductible by him only to the extent it does not exceed his net investment income plus the amount by which certain deductions attributable to property subject to a net lease exceeds the net income of such property. The amount of interest not deductible due to such limitation, if any, may be carried over to subsequent years within certain limits. The Participating Partnerships and the Company anticipate that substantially all of their Properties will be treated as investment assets and that substantially all of their mortgage interest deductions allocated to the Shareholders will be subject to the above rules on disallowance and carryover. However, unless the Participating Partnerships or the Company realize a loss for tax purposes in any taxable year, the Company anticipates that a Shareholder will not have any "excess investment interest" subject to disallowance attributable to his interest in the Company. Should the Company or a Subsidiary Partnership suffer a loss for any reason, the Shareholders may realize "excess investment interest" because of their investment in the Company.

           In addition to the "investment interest" limitation described above,
Section 265(a)(2) of the Code disallows certain deductions for interest paid by a taxpayer or a related person on indebtedness incurred or continued to purchase or carry tax-exempt obligations. A Shareholder for whom tax-exempt obligations constitute a significant portion of his net worth should consider the impact of
Section 265(a)(2) of the Code on his ability to deduct his allocable share of the Company's interest expense.

           Neither the Participating Partnerships nor the Company anticipate that they will prepay any interest, but either or both may be required by prospective lenders to pay certain amounts commonly referred to as "points" which may be considered prepayments of interest for federal income tax purposes. The Code requires that interest prepayments (including "points") be capitalized and amortized over the life of the loan with respect to which they were paid.

CONSTRUCTION EXPENSES

           The Participating Partnerships or the Company may incur expenditures in connection with the construction of improvements on real property, some of which must be capitalized for federal income tax purposes. The Code provides that interest and real estate taxes incurred during the construction period of improved real property which would otherwise be deductible must be added the basis of the property and recovered through depreciation deductions. See "Depreciation" above.

INVESTMENT BY QUALIFIED PENSION AND PROFIT-SHARING PLANS (INCLUDING KEOGHS), STOCK BONUS PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

           Qualified pension and profit-sharing plans (including Keoghs), stock bonus plans and IRAs (each a "Qualified Plan") are generally exempt from taxation except to the extent that their "unrelated business taxable income" (as defined in Section 512 of the Code) exceeds $1,000 during any fiscal year. The IRS has ruled that an exempt employee's trust which becomes a limited partner in a partnership carrying on a trade or business will realize such unrelated business taxable income. There can be no assurance that the activities of the Company or of any Participating Partnership would not be characterized as the conduct of a trade or business by the IRS. Even to the extent that the activities of the Company or any Participating Partnership were not so characterized, since the Company's and each Participating Partnership's income will be primarily rental income from "debt-financed property," a portion of each Qualified Plan's distributive share of the Company's (or, if a Subsidiary Partnership Unitholder, the Subsidiary Partnership) taxable income (including capital gain) will constitute unrelated business taxable income. This portion is determined in accordance with the provisions of Section 514(a) of the Code and is that portion of the Qualified Plan's distributive share of its partnership's income which is approximately equivalent to the ratio of that partnership's share of debt to the basis of the partnership's share of the partnership's property. Therefore, a Qualified Plan that purchases Shares in the Company may be required to report all or a portion of its pro rata share of the Company's taxable income as unrelated business taxable income. If, and to the extent that, the Qualified Plan's unrelated business taxable income from all sources exceeds $1,000 in any year, the Qualified Plan could incur a tax liability with respect to such excess at such tax rates as would be applicable to such organizations if such organizations were not otherwise exempt from taxation.

           Section 514(c)(9) of the Code excludes from treatment as "debt-financed property" certain investments in real property and improvements by, among others, a pension, profit sharing or stock bonus trust which qualifies under Section 401 of the Code (a "Qualified Trust"). A Qualified Trust does not include an IRA which is not a sponsored IRA for which a determination letter has been issued under Section 401(a) of the Code. It is not clear that the acquisition or improvement of any real property by the Participating Partnerships or the Company will be an acquisition or improvement contemplated by Section 514(c)(9) of the Code with respect to a Qualified Trust. Furthermore, even if so contemplated, there can be no assurance that any acquisition or improvement of real property by the Participating Partnership or the Company which is otherwise "debt-financed" will qualify for the exclusion under Section 514(c)(9) of the Code with respect to any Qualified Trust, especially since many of the Participating Partnership's or the Company's Properties are expected to be leased to the sellers thereof.

           In considering an investment in the Company of a portion of the assets of a Qualified Plan, a fiduciary should also consider among other things
(i) the definition of plan assets under ERISA and the status of labor regulations regarding the definition of plan assets and (ii) whether the investment satisfies the diversification requirements of Section 404(a)(l)(C) of ERISA.

CERTAIN FEDERAL ESTATE TAX MATTERS

           For federal estate tax purposes, an asset owned by a decedent is taxed at its fair market value on the date of death of the decedent or, in some cases, an alternate date prescribed by the Code. The basis for a Share received from a decedent will be determined by adding the decedent's share of the Company's liabilities to the estate tax value of the Share. As a result, the taxable gain which a successor Shareholder may realize upon the sale of a Share may be lower or higher than the taxable gain which would have been realized by the decedent if the decedent had transferred the Company interest during his lifetime.

           Upon the death of an individual Shareholder, suspended passive activity losses are deductible by the deceased shareholder only to the extent that the suspended passive activity losses exceed the difference between the new Shareholder's (who received his interest from the decedent) basis for the Share and the adjusted basis for the Share the deceased Shareholder had immediately before his death. See "Passive Activity Loss Limitations," and "Tax and "At-Risk' Basis of Shares" above. Any passive activity losses disallowed pursuant to this rule are lost permanently.

TAX PENALTIES AND INTEREST

           The time period during which the IRS must claim any deficiencies with respect to partnership items in tax returns of Shareholders is generally three years from the time that the Company files its partnership return, but not commencing earlier than the due date for such return. The statute of limitations may be extended automatically for certain Shareholders for which certain information is not provided. The period may be extended with respect to any Shareholder by agreement between the IRS and such Shareholder. In addition, the period may be extended for all Shareholders by an agreement entered into by the TMP with the IRS. For settlements entered into after the date of enactment of the 1997 Tax Act, the one-year partner-level statute of limitations on assessments for underpayments resulting from partnership level adjustments does not begin to run until all partnership level items are settled. See, "New Tax Law Provisions," above.

           The Code imposes penalties of up to 20 percent on any underpayment of tax attributable to a substantial understatement, valuation misstatement, negligence or disregard of rules and regulations. The penalty is increased to 40 percent for any underpayment attributable to a gross valuation misstatement.

           A substantial understatement subject to the penalty does not include any amount attributable to (i) the tax treatment of any item if there was substantial authority for the treatment or (ii) the tax treatment of any item with respect to which the relevant facts are adequately disclosed in the return if there was a reasonable basis for the position. If, however, any item of understatement is attributable to a "tax shelter," the amount of understatement is reduced only by the portion of the understatement that is attributable to tax treatment for which there was "substantial authority" and with respect to which the taxpayer "reasonably believed" that the tax treatment adopted was "more likely than not the proper treatment." A "tax shelter" is defined to include a partnership if the "principal purpose" of the partnership is the "avoidance or evasion of federal income tax." It is possible that the IRS would take the position that the Company or any Participating Partnership is a tax shelter for this purpose and require the higher degree of proof applicable to tax shelters.

TERMINATION OF THE COMPANY FOR TAX PURPOSES

           Under Section 708(b) of the Code, if (i) at any time no part of the business of the Company continues to be carried on by any of the Partners in the Company or (ii) within a 12-month period 50 percent or more of the total interests in partnership capital and profits are sold or exchanged, a termination of the Company would occur for federal income tax purposes, and the taxable year of the Company would close. It is possible that Shares representing 50 percent or more of the capital and profits interests in the Company might be sold or exchanged within a single 12-month period. For this purpose, a Share that changes hands several times during a 12-month period will only be deemed sold or exchanged once.

           Generally, if the Company is deemed to terminate, a Shareholder would not recognize any taxable gain or loss as a result of the deemed termination of the Company. A Shareholder, however, would recognize gain to the extent, if any, that the Shareholder's pro rata share of the Company's cash (and the reduction, if any, in the Shareholder's pro rata share of the Company's indebtedness) at the date of a termination exceeded the adjusted tax basis of his Shares. Also, the Company's taxable year would terminate. If the Shareholder's taxable year were other than the calendar year, the inclusion of more than one year of Company income in a single taxable year of the Shareholder could result. Finally, a termination of the Company could cause the Subsidiary Partnerships, the Company, the Subsidiary Partnerships' Property or the Company's Property to become subject to unfavorable statutory or regulatory changes enacted after the date of the Consolidation and prior to the termination, but which were not previously applicable to the Subsidiary Partnerships or the Company or their assets. A deemed termination of the Company will likely cause a deemed termination of the Subsidiary Partnerships. As a result, if the Company is terminated, the Subsidiary Partnership Unitholders and the Subsidiary Partnerships would experience the tax consequences described above. See "New Tax Law Provisions" for a discussion of electing large partnerships.

STATE AND LOCAL TAX CONSEQUENCES

           In addition to the federal income tax aspects described above, prospective Shareholders should consider potential state tax consequences of an investment in the Company. Each Shareholder is advised to consult his own tax advisor to determine whether the state in which he is a resident imposes an income tax upon his share of the taxable income of the Company, or an estate or inheritance tax, and whether an income tax or other return also must be filed in those states where the Company acquires real property.

           The Company will inform each Shareholder of his share of income or losses to be reported to each of the states in which the Subsidiary Partnerships or the Company own property. Personal exemptions, computed in various ways, are allowed by some states and may reduce the amount of tax owed, if any, to a particular state. The Subsidiary Partnerships or the Company may be required to withhold state taxes from distributions to the Company or Shareholders or pay state or local taxes. Any such withholding or payment would reduce distributions by the Company to the Shareholders.

           To the extent that a nonresident Shareholder pays tax to a state by virtue of the Company's or a Subsidiary Partnership's operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income and should consult his tax adviser in that regard. In addition, payment of such state taxes presently constitutes a deduction for federal income tax purposes if the taxpayer itemizes deductions.

NECESSITY OF PROSPECTIVE SHAREHOLDERS OBTAINING PROFESSIONAL ADVICE

           The foregoing analysis is not intended as a substitute for careful tax planning. The tax matters relating to the Company, the Subsidiary Partnerships and the transactions described herein are complex and are subject to varying interpretations. Moreover, the effect of existing income tax laws, the meaning and impact of which is not yet clear and of proposed changes in income tax laws will vary with the particular circumstances of each prospective investor and, in reviewing this Prospectus, these matters should be considered. In no event should the Participating Partnerships, Company, General Partners, Manager or any of their Affiliates, counsel or any other professional advisors or counsel engaged by any of them, be considered as guarantors of the tax consequences of an investment in the Company. Unitholders should look to, and rely on, their professional tax advisors with respect to the tax consequences of this investment.


                                     EXPERTS

           The combined balance sheets of the CPA(R) Partnerships (the "Group") as of December 31, 1995 and 1996, and the combined statements of income, partners' capital and cash flows for each of the three years ended December 31, 1994, 1995 and 1996 and the balance sheet of Carey Diversified LLC as of September 30, 1997, included in this Prospectus, have been included herein, in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                GLOSSARY OF TERMS

           "Acquisition Expenses" means the expenses of the Company related to the selection and acquisition of properties by the Company, whether or not such properties are acquired, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals and fairness letters, non-refundable option payments on property not acquired, accounting fees and expenses, costs of title reports and title insurance, transfer and recording taxes and miscellaneous expenses.

           "Adjusted Cash from Operations" means cash receipts from the ordinary day-to-day operations of the Partnership (including all interest on Partnership investments and mortgages held by the Partnership) without deduction for any management fee or for depreciation and amortization of intangibles such as organization, underwriting and debt placement costs but after deducting all other expenses, debt amortization and provisions for reserves established by the Manager which it deems to be reasonably required for the proper operation of the business of a Subsidiary Partnership.

           "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10 percent or more of the outstanding voting securities of such Person, (iii) any officer, director or partner of such Person or of any Person specified in (i) or (ii) above and (iv) any company in which any officer, director or partner of any Person specified in
(iii) above is an officer, director or partner.

           "Appraised Value" means the value according to an appraisal made by an independent qualified appraiser. Such qualification may be demonstrated by membership in a nationally recognized appraisal society such as American Institute of Real Estate Appraisers ("M.A.I."), Society of Real Estate Appraisers ("S.R.E.A.") or their equivalent, but is not limited thereto.

           "Audit Committee" means the committee of the Board of Directors consisting of two or more Independent Directors established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

           "Average Market Capitalization" means, for the relevant period, the closing price of the Listed Shares on each trading day of the period multiplied by the total number of Listed Shares outstanding on each trading day (including "Listed Shares Equivalent Units"), adding the product for each day and dividing the sum by the number of trading days in the periods provided, however, that this definition may be adjusted to account for changes to the capital structure of the Company. For purposes of this calculation, the number of "Listed Share Equivalent Units" is equal to the sum of the product of (i) the total number of Subsidiary Partnership Units outstanding for each Subsidiary Partnership and
(ii) the Subsidiary Partnership Exchange Ratio for each Subsidiary Partnership.

           "Board" or "Board of Directors" means the board of directors of the Company.

           "Bylaws" means the bylaws of the Company.

           "Business Combination" means one of the following transactions: (i) unless the Merger, Consolidation or exchange of interests does not alter the contract rights of the Shares as expressly set forth in the Company Organizational Documents or change or convert in whole or in part the outstanding Shares, any Merger, Consolidation or exchange of interests of the Company or any subsidiary with (a) any Interested Party or (b) any other entity (whether or not itself an Interested Party) which is, or after the Merger, Consolidation or exchange of interest will be, an Affiliate of an Interested Party that was an Interested Party prior to the transaction; (ii) any sale, lease, transfer or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its subsidiaries) of any assets of the Company or any subsidiary having, measured as of the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding Shares or of its net worth as of the end of its most recently ended fiscal quarter; (iii) the issuance or transfer by the Company or any subsidiary, in one transaction or a series of transactions, of any of the Shares or any equity securities of a subsidiary which have an aggregate market value of five percent or more of the total market value of the outstanding Shares to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all Shareholders or any other method affording substantially proportionate treatment to the Shareholders; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any Affiliate of any Interested Party; (v) any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any subsidiary which is directly or indirectly owned by any Interested Party; or (vi) the receipt by any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its subsidiaries) of the benefit, directly or indirectly (except proportionately as a Shareholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its subsidiaries.

           "Cash from Financings" means the net cash proceeds realized by a CPA(R) Partnership from the financing of a CPA(R) Partnership property or the refinancing of any CPA(R) Partnership indebtedness.

           "Cash from Sales" means the net cash proceeds realized by a CPA(R) Partnership from the sale, exchange or other disposition of any of its assets. Cash From Sales shall not include net cash proceeds realized from the financing of CPA(R) Partnership property or the refinancing of any CPA(R) Partnership indebtedness.

           "CCP" means Carey Corporate Property, Inc., managing General Partner of CPA(R):4, CPA(R):5 and CPA(R):6.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

           "Commission" means the United States Securities and Exchange Commission.

           "Company" or "CD" means Carey Diversified LLC.

           "Consolidation" means the merger of up to nine Subsidiary Partnerships with and into the CPA(R) Partnerships.

           "Control Shares" means Shares that, but for the operation of the Control Share Acquisition Provisions, bring their holder's voting power within any of the following ranges: (i) one-fifth to one-third; (ii) one-third to a majority or (iii) a majority or more.

           "Control Share Acquisition" means the acquisition of Shares, with certain exceptions listed under "DESCRIPTION OF LISTED SHARES--Control Share Acquisition Provisions," that will entitle the acquiring person immediately after the acquisition to exercise or direct the exercise of the voting power of Shares within one of the ranges designating Control Shares.

           "Control Share Acquisition Provisions" means Control Share acquisition provisions contained in the Organizational Documents.

           "CPA(R):1" means Corporate Property Associates.

           "CPA(R):2" means Corporate Property Associates 2.

           "CPA(R):3" means Corporate Property Associates 3.

           "CPA(R):4" means Corporate Property Associates 4, a California limited partnership.

           "CPA(R):5" means Corporate Property Associates 5.

           "CPA(R):6" means Corporate Property Associates 6--a California limited partnership.

           "CPA(R):7" means Corporate Property Associates 7--a California limited partnership.

           "CPA(R):8" means Corporate Property Associates 8, L.P., a Delaware limited partnership.

           "CPA(R):9" means Corporate Property Associates 9, L.P., a Delaware limited partnership.

           "CPA(R) Partnerships" or "Partnerships" means CPA(R):1, CPA(R):2, CPA(R):3, CPA(R):4, CPA(R):5, CPA(R):6, CPA(R):7, CPA(R):8 and CPA(R):9.

           "CPA(R) Programs" means, collectively, the CPA(R) Partnerships and the CPA(R) REITs.

           "CPA(R) REITs" means Corporate Property Associates 10 Incorporated, Carey Institutional Properties, Inc. and Corporate Property Associates 12 Incorporated, all Maryland corporations.

           "Determination Date" means the date on which a person became an Interested Party.

           "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

           "Distribution" means any transfer of money or property by a Partnership to a Partner without consideration.

           "Eighth Carey" means Eighth Carey Corporate Property, Inc., managing General Partner of CPA(R):8.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Exchange Act" means the Securities Exchange Act of 1934.

           "Fiscal Quarter" means the three-month period ending on the last day of the third, sixth, ninth and twelfth calendar months of each Fiscal Year of the Partnership.

           "Fiscal Year" means the twelve-month period ending on December 31.

           "Funds from Operations" means net income (loss) before depreciation, amortization, other noncash items, extraordinary items and gains or losses on sales of assets.

           "GAAP" means Generally Accepted Accounting Principles.

           "General Partners" means the general partners of each of the CPA(R) Partnerships which include William Polk Carey, W.P. Carey & Co., CCP, Seventh Carey, Eighth Carey and Ninth Carey.

           "General Partners' Preferred Return" means the three percent of the Cash from Sales owed to the General Partners in connection with the sale of properties by the CPA(R) Partnerships prior to the Consolidation.

           "Good Reason" means (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Management Agreement, (ii) any breach of the Management Agreement of any nature by the Company or (iii) a change in control of the Company.


           "Independent Director" means a Director of the Company who (i) is not an officer of the Company and (ii) is, in the view of the Company's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment.

           "Interested Party" means any person (other than (a) the Company, (b) any subsidiary of the Company, (c) the General Partners and the Original Shareholders, and (d) any Affiliate or associate of any person in (c) above) that: (i) is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Shares, (ii) is an Affiliate or associate of the Company and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Shares, or (iii) is an Affiliate or associate of any person described in clauses (i) or (ii) above.

           "Investment Committee" means the committee of the Board of Directors of the Manager primarily responsible for the approval of investments to be made by the Company.

           "IRS" means the Internal Revenue Service.

           "LLCA" means the Delaware Limited Liability Company Act (6 Del.C. Sections 18-101 et seq.)

           "Listed Shareholder" means a Shareholder of the Company who owns Listed Shares.

           "Listed Shares" means a limited liability company interest in the Company representing a share of all of the income, loss and capital of the Company.

           "Management Agreement" means the agreement between the Company and the Manager relating to the management of the Company by the Manager.

           "Manager" means Carey Management LLC.

           "Merger" means the merger of a Subsidiary Partnership into a CPA(R) Partnership.

           "NASD" means the National Association of Securities Dealers, Inc.

           "Nasdaq" means the National Association of Securities Dealers Automated Quotations System.

           "Net Lease or Triple Net Lease" means a lease in which the tenant undertakes to pay all or substantially all the cash expenses, excluding debt service, related to the leased property.

           "Net Other Assets and Liabilities" means with respect to any CPA(R) Partnership (A) the sum of (i) cash, (ii) accounts receivable, (iii) security deposits, (iv) cash held in escrow, (v) the value of all securities and (vi) the value of any claims in bankruptcy and (vii) any post March 31, 1997 adjustment to the value of any Properties, less (B) the sum of (i) accounts payable, (ii) accrued interest, (iii) accrued rent, (iv) rent deposits, (v) escrowed liabilities, (vi) prepaid rent and (vii) transfer taxes payable upon consummation of the Consolidation.

           "1997 Tax Act" means the Taxpayer Relief Act of 1997.

           "Ninth Carey" means Ninth Carey Corporate Property, Inc., managing General Partner of CPA(R):9.

           "NYSE" means the New York Stock Exchange.

           "Operating Agreement" means the limited liability company agreement of the Company.

           "Original Shareholder" means Carey Management LLC.

           "Organizational Documents" means the Certificate of Formation, the Operating Agreement and the Bylaws of the Company, as amended.

           "Participating Partnership" means a CPA(R) Partnership which participates in the Consolidation.

           "Participating Partnership Agreement" means the partnership agreement of a CPA(R) Partnership which participates in the Consolidation.

           "Partner" means the General Partner and any Limited Partner where no distinction is required by the context in which the term is used.

           "Partnership" means a CPA(R) Partnership.

           "Partnership Agreements" the partnership agreements of the CPA(R) Partnership.

           "Partnership Agreement Amendments" means the amendments of the Partnership Agreements expressly authorizing the Consolidation.

           "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.

           "Property" or "Properties" means the partial or entire interests in real property, including leasehold interests and personal and mixed property connected therewith held by the CPA(R) Partnerships or the Company.

           "Prospectus" shall mean the Prospectus which is included in the registration statement filed with the Commission in connection with the issuance of the Shares in this offering.

           "Registration Statement" means the Company's Registration Statement on Form S-1 filed with the Commission in the form in which it becomes effective, as the same may at any time and from time to time thereafter be amended or supplemented.

           "Regulations" means the Treasury Regulations issued in accordance with the Code.

           "REIT" means a real estate investment trust.

           "Right" means a right to buy a Share at a specified exercise price, which will be subject to adjustment.

           "Rights Certificate" means a certificate evidencing a Right.

           "Rights Distribution Date" means the earlier of (i) the date an Acquiring Person, alone or together with affiliates and associates, has become the beneficial owner of five percent or more of the outstanding Shares or (ii) the date of the commencement of, or announcement of, an intention to make a tender offer or exchange offer the consummation of which will result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or the General Partners or their Affiliates) of 10 percent or more of the outstanding Shares.

           "Rights Record Date" means a record date established by the Board of Directors for determining the Company's Shareholders of record who will be entitled to a Right for each outstanding Share held by such person.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Seventh Carey" means Seventh Carey Corporate Property, Inc., managing General Partner of CPA(R):7.

           "Shareholder" means a member of the Company and holder of Shares.

           "Shareholder Rights Plan" means the Shareholder rights plan adopted by the Company.

           "Shareholders" means the holders of the Shares collectively.

           "Shares" means the Listed Shares of the Company and includes any other limited liability company interests that the Company may issue in the future.

           "Subsidiary Partnership" means a limited partnership formed by the Company which will merge with and into a CPA(R) Partnership in connection with the Consolidation but, for purposes of this Prospectus only, in certain sections, is used to refer to the surviving CPA(R) Partnership.

           "Subsidiary Partnership Unit" means a limited partnership unit in a Subsidiary Partnership.

           "Termination Fee" means an amount equal to the sum of (A) any fees that would be earned by the Manager upon the disposition of the assets of the Company and the Subsidiary Partnerships at their appraisal value measured as of the date the Management Agreement is terminated, (the "Termination Date") and
(B)(1) if the agreement is terminated by the Company after a change in control, $50 million if the change in control occurs on or before December 31, 1998 and thereafter, five times the total fees paid to the Manager by the Company and the Subsidiary Partnership in the 12 months preceding the change in control and (2) if the agreement is terminated without cause or good reason, $50 million if the agreement is terminated before December 31, 1999; $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002; and $10 million if the agreement is terminated before December 31, 2003.

           "Triple Net Lease" means a lease in which the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance, other expenses relating to the property and the duty to restore in case of casualty.

           "Unit" means an interest of a Limited Partner in a CPA(R) Partnership representing a specific initial capital contribution of $500 per unit for CPA(R):1 through CPA(R):5 and $1,000 per Unit for CPA(R):6 through CPA(R):9.

           "W.P. Carey & Co." means W.P. Carey & Co., Inc., a New York corporation.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                             PAGE NO.
                                                                                             --------

CAREY DIVERSIFIED LLC

Pro Forma (unaudited):
      Condensed Consolidated Balance Sheet as of September 30, 1997.......................       F-2
      Notes to Condensed Consolidated Balance Sheet.......................................       F-4
      Condensed Consolidated Statements of Income for the year ended
           December 31, 1996 and nine months ended September 30, 1997.....................       F-7
      Notes to Condensed Consolidated Statements of Income................................       F-9

Historical:
      Report of Independent Accountants...................................................       F-12
      Balance Sheet as of September 30, 1997..............................................       F-13
      Notes to Balance Sheet..............................................................       F-14

CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

Combined Financial Statements:
      Report of Independent Accountants...................................................       F-19
      Combined Balance Sheets as of December 31, 1995 and December 31,
           1996 and (unaudited) as of September 30, 1997..................................       F-20
      Combined Statements of Income for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the nine months ended September 30,
           1996 and 1997..................................................................       F-21
      Combined Statements of Partners' Capital for the years ended December 31,
           1994, 1995 and 1996 and (unaudited) for the nine months ended
           September 30, 1997.............................................................       F-22
      Combined Statements of Cash Flows for the years ended December 31,
           1994, 1995 and 1996 and (unaudited) for the nine months ended
           September 30, 1997.............................................................       F-23
      Notes to Combined Financial Statements..............................................       F-26

Supplemental Schedule:
      Schedule III - Real Estate and Accumulated Depreciation.............................       F-44

                              CAREY DIVERSIFIED LLC
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)


ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

           The following unaudited pro forma Condensed Consolidated Balance Sheet has been presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred on September 30, 1997. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the balance sheet of Carey Diversified LLC as of September 30, 1997 and the combined financial statements of the Group, and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction and the related issuance of Listed and Subsidiary Partnership Units have been made. For purposes of the pro forma balance sheet presentation, it is assumed that holders of approximately 2% of Limited Partnership interests elect to receive Subsidiary Partnership Units.

           The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for as a purchase and recorded at the fair value of the Listed Shares exchanged. The exchange of the General Partner's interest for Listed Shares will be accounted for on the historical basis of accounting.

           This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                                CPA(R)
                                                                             Partnerships          Pro Forma            Pro Forma
                                                                            Historical (1)        Adjustments         Consolidated
                                                                            -------------        -------------       -------------
                                                                                   (amounts in thousands, except share data)

                                                                ASSETS
Real estate leased to others:
      Accounted for under the operating method, net.....................    $     218,923        $     130,895  (2)  $     349,818
      Net investment in direct financing leases.........................          216,577               51,793  (2)        268,370
Operating real estate, net..............................................           23,503                 (691) (2)         22,812
Real estate held for sale...............................................           18,471                7,565              26,036
Equity investments......................................................           13,467               31,065  (2)         44,532
Cash and cash equivalents...............................................           29,346               (6,201) (3)         23,145
Other assets, net.......................................................           19,718                   --              19,718
                                                                            -------------        -------------       -------------
           Total assets.................................................    $     540,005        $     214,426       $     754,431
                                                                            =============        =============       =============

                                          LIABILITIES AND PARTNERS' CAPITAL/MEMBERS' EQUITY

Mortgage notes payable..................................................    $     192,042        $          --       $     192,042
Notes payable...........................................................           24,709                   --              24,709
Accounts payable to affiliates..........................................            7,815               (1,375) (4)          6,440
Other liabilities.......................................................           11,654                   --              11,654
                                                                            -------------        -------------       -------------
           Total liabilities............................................          236,220               (1,375)            234,845
                                                                            -------------        -------------       -------------
Minority interest.......................................................           (5,680)                (458) (5)         (6,138)
                                                                            -------------        -------------       -------------
Redeemable minority interest............................................               --                8,611  (6)          8,611
                                                                            -------------        -------------       -------------

                                                  PARTNERS' CAPITAL/MEMBERS' EQUITY

Partners' capital.......................................................    $     309,465        $    (309,465) (7)  $          --
Listed Shares, no par value; 23,953,165 shares
      issued and outstanding............................................                               517,113  (7)        517,113
                                                                            -------------        -------------       -------------
                                                                                  309,465              207,648             517,113
                                                                            -------------        -------------       -------------
           Total liabilities and partners' capital/members'
                equity..................................................    $     540,005        $     214,426       $     754,431
                                                                            =============        =============       =============

    See accompanying notes to pro forma condensed consolidated balance sheet.

                              CAREY DIVERSIFIED LLC
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

(1) Reflects the CPA(R) Partnerships unaudited historical combined balance sheet as of September 30, 1997.

(2) Reflects adjustments to record the Limited Partners' interest in the assets of the Company at their fair value, as follows:

                                           Appraised                     Real Estate
                                           Value of         Cost of       Assets at         General
                                          Real Estate     Acquisition     Historical        Partners'           Net
                                            Assets         of Assets         Cost           Interest        Adjustment
                                         ------------    ------------    ------------     ------------     ------------
Real estate accounted for under
      the operating method, net........  $    349,212    $      5,549    $   (218,923)    $       (943)    $    130,895
Net investment in direct financing
      leases...........................       266,098           4,228        (216,577)          (1,956)          51,793
Operating real estate, net.............        22,430             356         (23,503)              26             (691)
Equity Investments.....................        44,990             715         (13,467)          (1,173)          31,065
Real estate held for sale..............        25,910             412         (18,471)            (286)           7,565

The real estate assets of the Company have been appraised by an independent appraiser. The carrying value of the non-real estate assets and the liabilities of the Company are deemed to approximate their fair values.

The General Partners' effective interest in the assets and liabilities of the Company is approximately 3.64%, consisting of a 1% interest in the liquidating proceeds of the Participating Partnerships and an approximate 3.01% interest in the Listed Shares of the Company.

(3)        Decrease in cash reflects the following:

           Payment of transaction costs......................................    $   3,632
           Payment of transfer taxes on properties...........................        1,059
           Payment of deferred leasing fees..................................        1,510
                                                                                 ---------
                                                                                 $   6,201
                                                                                 =========

After the Consolidation, certain deferred leasing fees will be paid for leasing services rendered by the Corporate General Partners of certain CPA(R) Partnerships prior to the Consolidation. Such leasing fees were previously accrued by the CPA(R) Partnerships.

(4)        Net decrease reflects the following:

          Payment of deferred leasing fees to Corporate General Partners ..    $     (1,510)
          Distribution to Subsidiary Partnership Unitholders ..............              87
          Distribution payable in respect of minority interest ............               8
                                                                               ------------
                                                                               $     (1,375)
                                                                               ============

                              CARE DIVERSIFIED LLC
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                           BALANCE SHEET - (CONTINUED)


Upon completion of the Consolidation, the Participating Partnerships will distribute excess cash to the holders of Subsidiary Partnership Units, including the Company, sufficient to allow the Company to fund the payment of transaction costs and transfer taxes on properties. Subsidiary Partnership Unitholders will be entitled to a pro-rata portion of such distributions in accordance with their interests in the underlying assets of the Participating Partnerships. A newly organized manager of the Company (the "Manager") and the Individual General Partner will also be entitled to a portion of such distributions in accordance with their 1% limited partnership interest in the liquidating distributions of the Participating Partnerships.

(5)        Decrease reflects the following:

          Distribution to Manager ..........................................    $      8
          General Partners' share of transaction costs and transfer taxes ..         410
                                                                                --------
                                                                                $    458
                                                                                ========

The capital interest of the Corporate and Individual General Partners is classified under minority interest. The General Partnership interests include an interest in the income, losses and distributions of the operating cash flows of the CPA(R) Partnerships which range from 1% to 10% of such amounts. The General Partners are also entitled to a share of the liquidation proceeds from the disposition of CPA(R) Partnership assets and payment of a preferred return subject to the satisfaction of certain subordination provisions. The General Partners' share of liquidation proceeds may range from 1% to 15% of the liquidating proceeds of each CPA(R) Partnership. Pursuant to the Consolidation, the Corporate General Partners of the CPA(R) Partnerships will contribute their General Partnership interest to the Manager in exchange for an interest in the Manager. The Manager will retain the Corporate General Partners' interests in the income, losses and operating cash flows of the CPA(R) Partnerships. The Manager and the Individual General Partner will retain an interest in the liquidating proceeds of each CPA(R) Partnership equal to 1% of such proceeds. The Individual General Partner will retain his interest in each Participating Partnership and such interest will be held in a limited partnership capacity. The General Partners' share of liquidation proceeds in excess of 1%, assuming a sale of CPA(R) Partnership assets at their appraised values, will be exchanged by the Manager and the Individual General Partner for 752,200 Listed Shares of the Company upon consummation of the Consolidation.

(6)        Increase represents the following:

          Issuance of Subsidiary Partnership Units at redemption value .......   $    8,698
          Distributions payable to holders of Subsidiary Partnership Units ...          (87)
                                                                                 ----------
                                                                                 $    8,611
                                                                                 ==========

For purposes of this presentation it is assumed that holders of approximately
2% of Limited Partnership Units elect to receive Subsidiary Partnership Units, representing an interest in the capital, income and distributions of an individual Subsidiary Partnership Units are expected to be redeemed based on scheduled appraisal dates for each CPA(R) Partnership's properties commencing December 31, 1998 through December 31, 2002. The redeemable minority interest is recorded at its redemption value.

(7)        Increase in partners' capital reflects the following:

          Exchange of limited partner and certain general partnership interests for Listed Shares and Subsidiary Partnership
               Units at historical costs ................................    $    309,465
          Adjustment of Limited Partners' interest based upon the fair
               value of Listed Shares exchanged .........................         209,778
          Issuance of Subsidiary Partnership Units for approximately
               2% of Limited Partnership interests ......................          (8,698)
          Issuance of Warrants ..........................................           6,568
                                                                             ------------
                                                                             $    517,113
                                                                             ============

Upon completion of the Consolidation, W.P. Carey & Co. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. W.P. Carey & Co. will receive warrants to purchase 2,284,000 Listed Shares at $21 per share and 725,930 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date the Consolidation is completed. The increase in capital of $6,568 reflecting the issuance of warrants is equal to the estimated fair value of the warrants.

(8) Pro forma book value per share as of September 30, 1997 is $21.59, which is computed as total equity divided by Listed Shares outstanding.

                              CAREY DIVERSIFIED LLC
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1997


ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

           The following unaudited pro forma Condensed Consolidated Statements of Income are presented as if the Consolidation transaction and the related issuance of Listed Shares had occurred as of January 1, 1996. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the balance sheet of Carey Diversified LLC as of September 30, 1997 and the combined financial statements of the CPA(R) Partnerships and notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the Consolidation transaction have been made. For purposes of the pro forma financial statement presentation, it is assumed that holders of approximately 2% of Limited Partnership Units elect to receive Subsidiary Partnership Units.

           The exchange of Limited Partner (non-controlling) interests for Listed Shares will be accounted for in accordance with purchase accounting principles. The carrying value of the Limited Partners' interests in the assets and liabilities of the Company will be adjusted to their estimated fair value. The exchange of the General Partners' interest for Listed Shares will be accounted for on the historical basis of accounting. Such exchange will be treated as a reorganization of interests under common control.

           The unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                                       Year Ended                                      Nine Months Ended
                                                    December 31, 1996                                 September 30, 1997
                                      -------------------------------------------     ---------------------------------------------
                                        CPA(R)
                                      Partnerships    Pro Forma        Pro Forma         Group          Pro Forma        Pro Forma
                                      Historical(1)  Adjustments     Consolidated     Historical(1)    Adjustments     Consolidated
                                      -------------  -----------     ------------     -------------    -----------     ------------
                                                     (amounts in thousands except share and per share data)
Revenues:
      Rental income .................   $  44,576                      $  44,576        $  35,725                         $  35,725
      Interest income from direct
           financing leases .........      32,644                         32,644           22,979                            22,979
      Other interest income .........       1,681                          1,681              911                               911
      Other income ..................       1,901                          1,901            4,019                             4,019
      Revenues of hotel operations ..      21,929                         21,929           10,943                            10,943
                                        ---------                     ----------        ---------                        ----------
                                          102,731                        102,731           74,577                            74,577
                                        ---------                     ----------        ---------                        ----------
Expenses:
      Interest ......................      23,200        23,200           15,005           15,005                            15,005
      Depreciation and amortization .      11,274     $  (1,257)(2)       10,017            8,045        $    (626)(2)        7,419
      General and administrative ....       3,747           825 (3)        4,572            3,584              625 (3)        4,209
      Property expenses .............       4,008         1,184 (4)        5,192            3,822            1,182 (4)        5,004
      Writedown to net realizable
           value ....................       1,300                          1,300            3,806                             3,806
      Operating expense of hotel
           operations ...............      15,947                         15,947            7,986                             7,986
                                        ---------     ---------       ----------        ---------        ---------       ----------
                                           59,476           752           60,228           42,248            1,181           43,429
                                        ---------     ---------       ----------        ---------        ---------       ----------
      Income before net gains,
           minority interest and
           extraordinary items ......      43,255          (752)          42,503           32,329           (1,181)          31,148
      Gains on sale of real estate
           and securities, net(5) ...       5,474          (487)(6)        4,987              608              (33)(6)          575
                                        ---------     ---------       ----------        ---------        ---------       ----------
      Income before minority interest
           and extraordinary items ..      48,729        (1,239)          47,490           32,937           (1,214)          31,723
      Minority interest income ......      (3,182)         (800)(7)       (3,982)          (1,958)            (412)(7)       (2,450)
                                        ---------     ---------       ----------        ---------        ---------       ----------
      Income before extraordinary
           items attributable to
           Listed Shares ............   $  45,547     $  (2,039)      $   43,508        $  30,979        $   1,706        $  29,273
                                        =========     =========       ==========        =========        =========       ==========
      Pro forma income before
           extraordinary items per
           Listed Share...............                                $     1.81                                          $    1.21
                                                                      ==========                                         ===========
      Pro forma weighted average
           number of Listed Shares
           outstanding................                                24,053,403                                         24,223,289
                                                                      ==========                                         ===========
      Ratio of earnings to fixed
           charges(8).................                                      3.00                                               3.07
                                                                      ==========                                         ===========

           See accompanying notes to pro forma condensed consolidated statements of income.

                              CAREY DIVERSIFIED LLC
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)


ASSUMING 100% PARTICIPATION WITH THE ISSUANCE OF SUBSIDIARY PARTNERSHIP UNITS:

(1) Reflects the CPA(R) Partnerships historical combined income statements for the year ended December 31, 1996 and unaudited for the nine months ended September 30, 1997.

(2) Reflects changes in connection with adjustment of Limited Partners' interest in real estate assets to fair value and adoption of new depreciable lives for such assets as follows:


                                                                                Year Ended       Nine Months
                                              Assets At           Revised      December 31,         Ended
                                             Fair Value            Life           1996        September 30, 1997
                                             ----------           -------      ------------   ------------------

Buildings and improvements ...............   $ 280,942               40        $   7,024           $   5,268
Personal Property ........................      16,373                7            2,339               1,754
                                                                               ---------           ---------
                                                                                   9,363               7,022
Less:  historical depreciation expense ...                                       (10,668)             (7,672)
                                                                               ---------           ---------
Difference ...............................                                        (1,305)               (650)
Elimination of General Partners'
      (3.64%) interest ...................                                            48                  24
                                                                               ---------           ---------
Net decrease in expense ..................                                     $  (1,257)          $    (626)
                                                                               =========           =========

(3)        Increase in general and administrative expenses as follows:

                                                                                                   Nine Months
                                                                            Year Ended                Ended
                                                                           December 31,           September 30,
                                                                               1996                   1997
                                                                           ------------           -------------

           Directors' compensation......................................  $         100            $        75
           Employee compensation........................................            425                    325
           Other expenses of a public company...........................            300                    225
                                                                          -------------            -----------
                                                                          $         825            $       625
                                                                          =============            ===========

(4) The Company will pay a management fee and a performance fee each at an annual rate of .5% of the Total Capitalization of the Company. The performance fee will be paid in the form of restricted Listed Shares issued by the Company. Restricted Listed Shares will vest over a five year period at 20% per year. Total Capitalization will be determined by adding the average total principal amount of debt owed by the Company and the Average

           Market Capitalization of the Company. The fees will be reduced by any payments made to the Manager and Individual General Partner by the CPA(R) Partnerships for distributions of operating cash flows and CPA(R) Partnership leasing fees. Such reduction may not exceed the total management and performance fees incurred by the Company in any fiscal year. Pro forma management and performance fees payable by the Company are as follows:

                                                                                 Nine Months
                                                                 Year Ended          Ended
                                                                December 31,     September 30,
                                                                    1996             1997
                                                                ------------     ------------

           Average market capitalization ................       $    487,761     $    487,761
           Average Debt .................................            251,143          222,150
                                                                ------------     ------------
                                                                     738,904          709,911
           Partial year pro-ration ......................                N/A     x        .75
                                                                ------------     ------------
           Total market capitalization for the period ...            738,904          532,433
                                                                ------------     ------------
           Management and Performance fees @ .5% ........              4,434            3,749
           Reductions:
           Partnership distribution to minority interests             (2,334)          (1,743)
           Partnership leasing fees .....................               (916)            (824)
                                                                ------------     ------------
           Net fee ......................................       $      1,184     $      1,182
                                                                ============     ============


           Pursuant to the management agreement Average Market Capitalization is to be calculated on a daily basis based on the market price of the Listed Shares. As such information is not available on a historical basis, Average Market Capitalization is equal to the Total Exchange Value and average debt is equal to the average combined debt as of the beginning and end of the period.

(5) The Manager will be paid an incentive fee equal to 15% of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation, less an adjustment for the shares of such net proceeds in excess of the appraised value of the equity interest attributable to the Manger's interest in the Company's Listed Shares. No adjustment has been reflected in the pro forma statements of income for incentive fees that would have been paid in connection with any such sales during the year ended December 31, 1996 and the nine months ended September 30, 1997.

(6) Represents an adjustment for disposition fees payable to the Manager on sales of properties. Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive a disposition fee on the sale of properties. The amount of such fee will be determined by agreement with the Board of Directors. For purposes of this presentation it is assumed that disposition fees average customary levels, namely 3% of the sales price of properties.

                              CAREY DIVERSIFIED LLC
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENTS OF INCOME - (CONTINUED)

(7)        Reflects the following:

                                                                       Nine Months
                                                         Year Ended        Ended
                                                        December 31,   September 30,
                                                            1996            1997
                                                        ------------   ------------

           Minority interest income ..............                43             57
           Redeemable minority interest income ...              (843)          (549)
                                                        ------------   ------------
                                                                (800)          (492)
                                                        ============   ============


           The Manger will retain the interest of the General Partners in the income and losses of the Subsidiary Partnerships. Such interests range from 1% to 10% of the income and losses of each CPA(R) Partnership. Minority investment income represents the General Partners share of pro forma adjustments based on such interests.

           Redeemable minority interest income represents the interest of the Subsidiary Partnership Unitholders in the income of the Participating Partnerships. For purposes of this presentation it is assumed that holders of approximately 2% of Limited Partnerships Units elect to receive Subsidiary Partnership Units, representing an interest in the capital, income and distributions of an individual Subsidiary Partnership.

(8) The ratio of earnings to fixed charges in computed is income from operations before minority interest plus fixed charges (primarily interest) divided by fixed charges.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Carey Diversified LLC:

           We have audited the accompanying balance sheet of Carey Diversified LLC as of September 30, 1997. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Carey Diversified LLC as of September 30, 1997, in conformity with generally accepted accounting principles.



New York, New York
February 11, 1998

                              CAREY DIVERSIFIED LLC
                                  BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

Cash..................................................................  $      500
                                                                        ==========


                                 MEMBERS' EQUITY

Listed shares, no par value, 25 shares issued and outstanding (Note 4)  $      500
                                                                        ==========




                    See accompanying notes to balance sheet.

                              CAREY DIVERSIFIED LLC
                             NOTES TO BALANCE SHEET

(1)        FORMATION OF THE COMPANY

           Carey Diversified LLC, a limited liability company, was formed under the laws of the state of Delaware on October 15, 1996 for the purposes of acquiring up to nine public limited partnerships in the Corporate Property Associates series of limited partnerships (The "CPA(R) Partnerships"). The acquisition will be accomplished by a consolidation by merger (the Consolidation") of the CPA(R) Partnerships into nine subsidiary partnerships(the "subsidiary Partnerships") of the Company which will be formed for this purpose. In exchange for acquiring all of the limited partners' and a portion of the general partners' interests in the Partnerships, the Company will issue 24,388,032 Listed Shares. The Manager will retain the Corporate General Partners interest in the income, losses and operating cash flow of the Subsidiary Partnerships which range from 1% to 9%.

           The Company will acquire and own industrial and commercial property net leased to creditworthy corporations and other creditworthy entities and will continue the net lease business operations of the CPA(R) Partnerships. Upon completion of the Consolidation the Company will own a portfolio of 198 properties with a carrying value of $641,000,000, that are net leased to 76 tenants. The real estate assets of the CPA(R) Partnerships are subject to limited recourse mortgage debt of approximately $192,000,000.

           The Company expects to be taxed as a partnership for Federal and most state and local income tax purposes.

(2)        MANAGEMENT AGREEMENT

           The Company has entered into a Management Agreement with Carey Management LLC (the "Manager") pursuant to which the Manager will provide personnel and such administrative support as may be required to carry on the operations of the Company. The Company will pay the Manager a cash management fee of .5% per annum of the Total Capitalization of the Company, as defined. The Manager will also be paid a performance fee in like amount, which will be paid in the form of restricted Listed Shares issued by the Company which will vest ratably over five years. Before such Listed Shares are vested, they will not be transferable and will be subject to forfeiture in the event the Manager is terminated for cause or resigns. The Listed Shares will vest immediately in the event of a change in control or certain other circumstances.

           Management and performance fees due to the Manager will be reduced by the sum of distributions of operating cash flow, management fees and leasing fees paid by the Subsidiary Partnerships to the Manager and the Individual General Partner.

           Subject to approval by the Board of Directors of the Company, the Manager may be entitled to receive disposition fee on the sale of properties. Such fee will be determined by agreement with the Board of Directors. The Manager shall be paid an incentive fee equal to 15% of the amount of the proceeds received from the sale of any property acquired in connection with the Consolidation in excess of the appraised value of the property used in the Consolidation , less an adjustment for the share of such net proceeds in excess of the appraisal value of the equity interest attributable to the Manager's interest in the Listed Shares.

(3)        REDEEMABLE MINORITY INTEREST

           Each Subsidiary Partnership is authorized to issue Subsidiary Partnership Units to Unitholders of the CPA(R) Partnership who choose not to receive Listed Shares and wish to retain a security that is substantially similar to the CPA(R) Partnerships Units. The terms and conditions of the Subsidiary Partnership Units are substantially the same as the terms of the CPA(R) Partnerships Units. The performance of, and distributions with respect to the Subsidiary Partnership Units will be based solely upon the performance of the assets owned by the Subsidiary Partnership corresponding to such units. Subsidiary Partnership Units will be redeemed by the Company as soon as practicable after appraisals are performed on the properties. Such appraisals will commence as of December 31, 1998 and the final appraisal will be made no later than December 31, 2002. The Subsidiary Partnership Units will not be listed on any national securities exchange or the Nasdaq National Market System.

(4)        LISTED SHARES

           The Company is authorized to issue Listed Shares, representing interests in the income, loss and capital of the Company. Listed Shares will be issued to holders of units of all nine CPA(R) Partnerships who choose to receive such shares upon consummation of the consolidation. Holders of Listed Shares will bear a pro rata portion of the cash costs of the formation of the Company and the Consolidation. Such costs will approximate $3,632,000. The performance of and the distributions with respect to the Listed Shares will be based upon the performance of the entire portfolio of the Company's assets. Listed Shares are not redeemable, except pursuant to certain anti-takeover provisions adopted by the Company. The Company will pay distributions to holders of Listed Shares when declared by its Board of Directors out of available funds.

           Approval of any matter submitted to the holders of Listed Shares generally requires the affirmative vote of holders of a majority of the listed Shares that are present at a meeting at which a quorum is present. There are no cumulative voting rights with respect to: (i) the election and removal of directors; (ii) the sale or disposition of al or substantially all of the assets of the Company at any one time; (iii) the merger or consolidation of the Company (where the Company is not the surviving entity); (iv) the dissolution of the Company; and (v) certain anti-takeover provisions. The holders of the Listed Shares will be entitled to one vote for each Listed Share owned.

           If the Consolidation is completed, W.P. Carey & Co., Inc. will receive compensation for investment banking services in the form of warrants to purchase Listed Shares. If all the CPA(R) Partnerships participate in the Consolidation, W.P. Carey & Co., Inc. will receive warrants to purchase 2,284,000 Listed Shares at $21 per share and 725,930 Listed Shares at $23 per share. The warrants generally will be exercisable over 10 years beginning one year after the date of the Consolidation is completed. The compensation of $6,568,000 is based on the estimated fair value of the warrants.

(5)        ADDITIONAL CLASSES AND SERIES OF SHARES

           The Organizational Documents of the Company authorize the Board of Directors (subject to certain restrictions) to provide for the issuance of Shares in other classes or series to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. The Company believes that the ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions, and in meeting other needs which might arise. The additional classes or series as well as the Listed Shares, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

(6)        NON-EMPLOYEE DIRECTORS' SHARE PLAN

           Non-employee directors will be granted options for Listed Shares, and may elect to receive Listed Shares in lieu of fees, under the 1997 Non-Employee Directors' Share Plan. The Plan provides that each non-employee director will be automatically granted an option to purchase 4,000 Listed Shares (i) at the effective time of the Consolidation or upon his initial election or appointment thereafter, and (ii) on a quarterly basis beginning in 1999, options or restricted shares with a total value of $6,250. Such options will have an exercise price equal to the fair market value of Listed Shares on the date of grant, and will expire at the earlier of 10 years after the date of grant or one year after the optionee ceases serving as director. Such options generally will become exercisable one year after grant, subject to earlier exercisability in the event of death, disability, or a change in control (as defined), and will be forfeited in the event of cessation of service as a director within 10 months after the date of grant. The plan also will permit a non-employee director to elect to be paid any directors' fees in the form of Listed Shares. A director who makes such election will receive Listed Shares having a fair market value equal to the amount of fees he has elected to forego, with such Shares usable at the time the fees otherwise would have been paid or on a deferred basis. A total of 300,000 Listed Shares are reserved for grant under the plan. The number and kind of shares reserved and automatically granted under the plan are subject to adjustment in the vent of stock splits, stock dividends, and other extraordinary events.

(7)        LISTED SHARES INCENTIVE PLAN

           The 1997 Listed Share incentive plan authorized the issuance of up to 700,000 Listed Shares to eligible officers and employees of the Company and its affiliates. The Plan provides for the grant of (i) share options which may or may not qualify as incentive stock options under Section 422 of the Internal Revenue Code, (ii) performance shares, (iii) dividend equivalent rights issued alone or in tandem with option and (iv) restricted shares, which are contingent upon the attainment of goals or subject to vesting requirements. On the effective date of the Offering, options to purchase 113,500 Listed Shares and 7,500 Restricted Shares will be granted to the sole employee of the Company. The options will have an exercise price of $20 per Listed Share.


(8)        SUBSEQUENT EVENT

           On October 15, 1997, the Company filed a Consent Solicitation Statement/Prospectus ("consent solicitation") with the United States Securities and Exchange Commission. The General Partners proposed that the Limited Partners of each of the CPA(R) limited partnerships of the Group approve a transaction in which each CPA(R) limited partnership would be merged with a subsidiary partnership of Carey Diversified, of which Carey Diversified is the general partner. Each limited partner was provided the option of either exchanging his or her limited partnership units for Listed Shares of Carey Diversified or to retain a limited partnership interest in the subsidiary partnership. In December 1997, a majority of the limited partnership units in each of the CPA(R) limited partnerships consented to the transaction. The consummation of the transaction occurred on January 1, 1998, at which time the General Partners exchanged a portion of their general partnership interests for Listed Shares.

           The Listed Shares will be listed and publicly traded on the New York Stock Exchange. Subsidiary Partnership Units will provide substantially the same economic interest and legal rights as those of a limited partnership unit in a CPA(R) limited partnership, but will not be listed on a securities exchange.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Corporate Property Associates Partnerships:

           We have audited the combined balance sheets of Corporate Property Associates Partnerships, as described in Note 1, as of December 31, 1995 and 1996, and the related combined statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1996. We have also audited the financial statement schedule included in this Prospectus. These financial statements and financial statement schedule are the responsibility of the General Partners. Our responsibility is to express and opinion on these financial statements and financial statement schedule based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners, as well as evaluate the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Corporate Property Associates Partnerships as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the Schedule of Real Estate and Accumulated Depreciation as of December 31, 1996, when considered in relation to the basic financial statements taken as a whole, presents, fairly, in all material respects, the financial information required to be included therein.


New York, New York
March 22, 1997

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                             COMBINED BALANCE SHEETS


(In thousands)

                                                                    December 31,
                                                           ---------------------------       September 30,
                                                             1995               1996             1997
                                                           ---------         ---------       -------------
                                                                                              (unaudited)
         ASSETS:
Real estate leased to others:
    Accounted for under the
       operating method, net                               $ 260,617         $ 247,580         $ 218,923
    Net investment in direct financing leases                218,922           215,310           216,577
                                                           ---------         ---------         ---------
           Real estate leased to others                      479,539           462,890           435,500
Operating real estate, net                                    40,888            24,080            23,503
Real estate held for sale                                     12,785               434            18,471
Cash and cash equivalents                                     27,711            28,553            29,346
Equity investments                                             4,260            13,660            13,467
Other assets, net of accumulated amortization of
    $1,914 and $2,023 at December 31, 1995 and 1996
    and $1,975 at September 30, 1997                          17,141            15,111            19,718
                                                           ---------         ---------         ---------
               Total assets                                $ 582,324         $ 544,728         $ 540,005
                                                           =========         =========         =========

         LIABILITIES:
Mortgage notes payable                                     $ 247,478         $ 202,339         $ 192,042
Notes payable to affiliate                                     2,550               500
Notes payable                                                 24,709            24,709            24,709
Accounts payable to affiliates                                 2,283             2,543             7,815
Other liabilities                                             14,005            11,342            11,654
                                                           ---------         ---------         ---------
               Total liabilities                             291,025           241,433           236,220
                                                           ---------         ---------         ---------

Minority interest                                             (1,597)             (750)           (5,680)
                                                           ---------         ---------         ---------

Commitments and contingencies

         PARTNERS' CAPITAL:
Partners' capital                                            292,896           304,045           309,465
                                                           ---------         ---------         ---------

               Total liabilities and
                 partners' capital                         $ 582,324         $ 544,728         $ 540,005
                                                           =========         =========         =========


           The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                          COMBINED STATEMENTS of INCOME

(In thousands)

                                                           For the Years Ended                  For the Nine Months
                                                                December 31,                    Ended September 30,
                                                    -------------------------------------     -----------------------
                                                       1994          1995          1996          1996          1997
                                                    ---------     ---------     ---------     ---------     ---------
                                                                                             (unaudited)   (unaudited)
Revenues:
      Rental income                                 $  41,645     $  42,255     $  44,576     $  36,008     $  35,725
      Interest income from direct
           financing leases                            40,213        36,391        32,644        21,549        22,979
      Other interest income                             1,294         1,700         1,681         1,407           911
      Other income                                      3,453         2,523         1,901         1,177         4,019
      Revenues of hotel operations                     22,532        25,077        21,929        18,407        10,943
                                                    ---------     ---------     ---------     ---------     ---------
                                                      109,137       107,946       102,731        78,548        74,577
                                                    ---------     ---------     ---------     ---------     ---------

Expenses:
      Interest                                         33,120        28,842        23,200        17,689        15,005
      Depreciation and amortization                    13,321        12,810        11,274         8,503         8,045
      General and administrative                        3,663         4,509         3,747         2,938         3,584
      Property expenses                                 8,151         4,086         4,008         2,594         3,822
      Writedowns to net realizable value                2,889         3,619         1,300         1,300         3,806
      Operating expenses of hotel
           operations                                  16,177        18,037        15,947        13,026         7,986
                                                    ---------     ---------     ---------     ---------     ---------
                                                       77,321        71,903        59,476        46,050        42,248
                                                    ---------     ---------     ---------     ---------     ---------

      Income before net gains, minority
           interest in income and extra-
           ordinary items                              31,816        36,043        43,255        32,498        32,329

Gain on sales of real estate and securities, net        9,646         4,964         5,474         4,711           608

Gain on settlement                                                   11,499
                                                    ---------     ---------     ---------     ---------     ---------
      Income before minority interest in
           income and extraordinary items              41,462        52,506        48,729        37,209        32,937
Minority interest in income                            (3,006)       (3,143)       (3,182)       (2,511)       (1,958)
                                                    ---------     ---------     ---------     ---------     ---------

      Income before extraordinary
           items                                       38,456        49,363        45,547        34,698        30,979

Extraordinary gain (loss) on extinguishments
      of debt, net of minority interest of $98,
      $(205) and $3 in 1994, 1995 and 1996             (1,014)        3,207          (252)         (252)
                                                    ----------    ---------     ---------     ---------     ---------

           Net income                               $  37,442     $  52,570     $  45,295     $  34,446     $  30,979
                                                    =========     =========     =========     =========     =========

           The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                    COMBINED STATEMENTS of PARTNERS' CAPITAL

                     For the years ended December 31, 1994,
                      1995 and 1996 and (unaudited) for the
                   nine-month period ended September 30, 1997


(In thousands)

Balance, December 31, 1993                          $ 295,959

Distributions to partners                             (35,589)

Net income, 1994                                       37,442
                                                    ---------

Balance, December 31, 1994                             97,812

Distributions to partners                             (57,216)

Purchase of Limited Partnership Units                    (270)

Net income, 1995                                       52,570
                                                    ---------

Balance, December 31, 1995                            292,896

Distributions to partners                             (34,173)

Purchase of Limited Partnership Units                     (17)

Change in unrealized appreciation,
   marketable securities                                   44

Net income, 1996                                       45,295
                                                    ---------

Balance, December 31, 1996                            304,045

Distributions to partners                             (25,610)

Change in unrealized appreciation,
  marketable securities                                    51

Net income, nine months ended September 30, 1997       30,979
                                                    ---------

Balance, September 30, 1997 (unaudited)             $ 309,465
                                                    =========


          The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                        COMBINED STATEMENTS of CASH FLOWS


(In thousands)

                                                           For the Years Ended         For the Nine months
                                                                December 31,           Ended September 30,
                                                      ------------------------------   -------------------
                                                        1994       1995       1996       1996       1997
                                                      --------   --------   --------   --------   --------
                                                                                      (unaudited)(unaudited)
Cash flows from operating activities:
    Net income                                        $ 37,442   $ 52,570   $ 45,295   $ 34,446   $ 30,979
    Adjustments to reconcile net income to net
       cash provided by operating activities:
       Depreciation and amortization of deferred
           financing costs, net of amortization of
           deferred gains and deferred rental income    13,108     12,670     10,905      8,222      7,784
       Extraordinary (gain) loss                         1,014     (3,207)       252        252
       Net gain on sales                                (9,646)    (4,964)    (5,474)    (4,711)      (608)

       Gain on settlement                                         (11,499)
       Securities received in lieu of cash                                                          (1,619)
       Minority interest in income                       3,006      3,143      3,182      2,511      1,958
       Distributions to minority interest               (2,435)    (2,670)    (2,334)    (1,750)    (1,743)
       Scheduled rents on operating and
           direct financing leases (less) greater
           than income recognized                           31        364     (1,343)      (855)    (1,704)
       Writedowns to net realizable value                2,889      3,619      1,300      1,300      3,806
       Restructuring consideration received              1,950     15,188
       Net changes in operating assets
           and liabilities and other                    (2,228)    (1,938)      (800)      (999)    (1,232)
                                                      --------   --------   --------   --------   --------
               Net cash provided by operating
                  activities                            45,131     63,276     50,983     38,416     37,621
                                                      --------   --------   --------   --------   --------

Cash flows from investing activities:
    Purchases of real estate and capital
       expenditures                                     (2,492)    (2,095)    (3,420)    (2,816)    (1,455)
    Installment and settlement proceeds                  2,286      5,436
    Proceeds from sales of real estate
       and securities                                   37,608     22,736     23,394     18,824      1,042
    Other                                                 (266)    (1,750)      (429)      (429)
                                                      --------   --------   --------   --------   --------
               Net cash provided by (used in)
                  investing activities                  37,136     24,327     19,545     15,579       (413)
                                                      --------   --------   --------   --------   --------

Cash flows from financing activities:
    Distributions to partners                          (35,589)   (57,216)   (34,173)   (25,910)   (25,610)
    Payments of mortgage principal                     (60,281)   (60,349)   (63,171)   (44,701)   (22,997)
    Release of escrow funds in connection
       with mortgage prepayments                                               2,395
    Proceeds from mortgage financings and
       notes payable                                    27,400     10,000     28,189     26,900     12,700
    Proceeds from notes payable to affiliate                        2,550      1,000      1,000

    Payments of notes payable to affiliate                                    (3,050)    (3,050)      (500)
    Deferred financing costs                              (505)      (293)      (603)      (601)
    Other                                               (1,070)      (270)      (273)      (277)        (8)
                                                      --------   --------   --------   --------   --------
               Net cash used in financing
                  activities                           (70,045)  (105,578)   (69,686)   (46,639)   (36,415)
                                                      --------   --------   --------   --------   --------


                                   (Continued)

                            CAREY DIVERSIFIED LLC and
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                  COMBINED STATEMENTS of CASH FLOWS, Continued


(In thousands)

                                                                For the Years Ended                       For the Nine Months
                                                                    December 31,                          Ended September 30,
                                                      -----------------------------------------        ------------------------
                                                        1994            1995             1996            1996            1997
                                                      --------        --------         --------        --------        --------
                                                                                                      (unaudited)     (unaudited)

               Net increase (decrease) in cash
                 and cash equivalents                   12,222         (17,975)             842           7,356             793

Cash and cash equivalents, beginning
    of period                                           33,464          45,686           27,711          27,711          28,553
                                                      --------        --------         --------        --------        --------

               Cash and cash equivalents,
                 end of period                        $ 45,686        $ 27,711         $ 28,553        $ 35,067        $ 29,346
                                                      ========        ========         ========        ========        ========


Supplemental schedule of noncash investing and financing activities:

In July 1996, the Group exchanged its interest in a hotel property and related assets and liabilities for units in the operating partnership of American General Hospitality Corporation, a publicly-traded real estate investment trust (see Note 15). The assets and liabilities transferred were as follows:

 Operating real estate, net of accumulated
   depreciation                                      $ 16,098
Mortgage note payable                                  (7,304)
Other assets and liabilities transferred, net              69
                                                     --------
Equity investment                                    $  8,863
                                                     ========


           The accompanying notes are an integral part of the combined financial statements.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (INFORMATION RELATING TO THE NINE MONTHS ENDED SEPTEMBER 30,
                          1996 AND 1997 IS UNAUDITED)

(All dollar amounts in thousands)


1.         ORGANIZATION AND BASIS OF COMBINATION:

           The combined financial statements consist of interests in nine Corporate Property Associates ("CPA(R)") real estate limited partnerships (individually, the "Partnership"), their wholly-owned subsidiaries and Carey Diversified LLC ("Carey Diversified") (collectively, the "Group") which have been presented on a combined basis at historical cost because of the affiliated general partners, common management and common control and because the majority ownership interests in the CPA(R) partnerships was transferred to Carey Diversified, effective January 1, 1998, pursuant to a transaction described in Note 19. All material inter-entity transactions have been eliminated. The General Partners' interest in the Group is classified under minority interest as such interest will be maintained subsequent to January 1, 1998. Effective January 1, 1998, the exchange of CPA(R) Partnership Limited Partner interests for interests in Carey Diversified ("Listed Shares") will be accounted for as a purchase and recorded at fair value of the Listed Shares exchanged. The exchange of the General Partner's interests for Listed Shares will be accounted for on the historical basis of accounting.

           The Group is engaged in the net leasing of industrial and commercial real estate. In accordance with the Amended Agreements of Limited Partnership of each Partnership (the "Agreements"), the Subsidiaries will terminate between 2004 and 2050. The primary entities referred to above are as follows:

                     Corporate Property Associates
                     Corporate Property Associates 2
                     Corporate Property Associates 3
                     Corporate Property Associates 4, a California limited partnership
                     Corporate Property Associates 5
                     Corporate Property Associates 6 - a California limited partnership
                     Corporate Property Associates 7 - a California limited partnership
                     Corporate Property Associates 8, L.P., a Delaware limited partnership
                     Corporate Property Associates 9, L.P., a Delaware limited partnership

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

           Interim Unaudited Financial Information:

           The combined financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been made. The results of interim periods are not necessarily indicative of results to be obtained for a full year.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           Use of Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Real Estate Leased to Others:

           Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

           The Group diversifies its real estate investments among various corporate tenants engaged in different industries and by property type throughout the United States. No lessee currently represents 10% or more of total leasing revenues (see Note 10).

           The leases are accounted for under either the direct financing or operating methods. Such methods are described below:

                     Direct financing method - Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Group's net investment in the lease.

                     Operating method - Real estate is recorded at cost, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent.

           Substantially all of the Group's leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index or sales overrides.

           Operating Real Estate:

           Land and buildings and personal property are carried at cost. Major renewals and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently.

           Real Estate Held for Sale:

           Real estate held for sale is accounted for at the lower of cost or fair value, less costs to sell.

           Long-Lived Assets:

           Effective January 1, 1995, the Group adopted the provisions of Statement of Financial Accounting Standards No. 121 - Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of ("SFAS 121"). Pursuant to SFAS 121, the Group assesses the recoverability of its long-lived assets, including residual interests of

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           real estate assets, based on projections of cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value. Prior to the adoption of SFAS 121, the Company assessed the recoverability of its long-lived assets, including residual interests, based on either projections of cash flows over the life of such assets or, for vacant properties, the estimated fair value. The adoption of SFAS 121 did not have a material effect on the Group's combined financial condition or results of operations.

           Depreciation:

           Depreciation is computed using the straight-line method over the estimated useful lives of the properties which range from 5 to 50 years.

           Cash Equivalents:

           The Group considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. Substantially all of the Group's cash and cash equivalents at December 31, 1995 and 1996 and at September 30, 1997 were held in the custody of three financial institutions.

           Other Assets and Liabilities:

           Included in other assets are accrued rents and interest receivable, escrow funds and deferred charges. Included in other liabilities are accrued interest payable, accounts payable and accrued expenses, deferred rental income and deferred gains.

           Escrow funds are funds which are restricted, primarily as additional collateral on the mortgage financing for certain of the Group's hotel properties. Such restricted amounts totaled $2,929 and $754 at December 31, 1995 and 1996, respectively, and $634 at September 30, 1997. Escrow funds of $2,395 were used in 1996 to fund mortgage prepayments.

           Deferred charges are costs incurred in connection with mortgage financing and refinancing and are amortized over the terms of the mortgages.

           Deferred rental income is the aggregate difference for operating method leases between scheduled rents which vary during the lease term and rent recognized on a straight-line basis. Also included in deferred rental income are lease restructuring fees received which are recognized over the remainder of the initial lease terms.

           Deferred gains consist of assets acquired in excess of liabilities assumed in connection with acquiring certain hotel operations and certain funds received in connection with two loan refinancings which are being amortized into income over 20 and 24 years, respectively. The deferred gain on the acquisition of hotel operations was realized in 1996 in connection with the sale of such hotel.

           Equity Investments:

           The Group's limited partner interests in two real estate limited partnerships in which such ownership is less than 50% are accounted for under the equity method, i.e., at cost,

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           increased or decreased by the Group's pro rata share of earnings or losses, less distributions. Equity income in the limited partnerships has been included in other income in the accompanying combined financial statements. The Group's income from these equity investments was $600, $565 and $583 in 1994, 1995 and 1996, respectively, and $436 and $451 for the nine months ended September 30, 1996 and 1997, respectively. Distributions received from such investments were $902, $850 and $795 in 1994, 1995 and 1996, respectively, and $594 and $601 for the nine months ended September 30, 1996 and 1997, respectively. The Group is the sole limited partner in the two partnerships with the general partner interests owned by Corporate Property Associates 10 Incorporated ("CPA(R):10"), an affiliate. An ownership interest in a third limited partnership in which CPA(R):10 owned the general partner interest was written off in 1995.

           An interest in the operating partnership of a publicly-traded real estate investment trust which interest was acquired in July 1996 is also accounted for under the equity method. The share of income from this investment was $274 in 1996 and $1,155 for the nine months ended September 30, 1997 (see Note 15). Distributions received were $253 in 1996 and $1,142 for the nine months ended September 30, 1997.

           Federal Income Taxes:

           Each Partnership is not liable for Federal income tax purposes as each partner recognizes his or her proportionate share of income or loss in his tax return. Accordingly, no provision for income taxes is recognized for financial statement purposes.\

           Distributions and Profits and Losses:

           Partners' distributions and profits and losses are allocated in accordance with the terms of the Agreements of individual Partnerships.

3.         TRANSACTIONS WITH RELATED PARTIES:

           The Agreements of each of the Group's Partnerships provide that the General Partners (consisting of W. P. Carey & Co., Inc. ("W.P. Carey") or affiliated companies as Corporate General Partners and William P. Carey as Individual General Partner) are allocated between 1% and 10%, for the applicable Partnership, of the profits and losses as well as Distributable Cash From Operations, as defined, and the Limited Partners are allocated between 90% and 99%, for the applicable Partnership, of the profits and losses as well as Distributable Cash From Operations. The partners are also entitled to receive an allocation of gains and losses from the sale of properties and to receive net proceeds from such sales with such allocation and distribution as defined in the Agreements. The General Partners may be entitled to receive a subordinated preferred return, measured based upon the cumulative proceeds arising from the sale of the Group's assets. Pursuant to the provisions of the Agreements, the preferred return may be paid only after the limited partners of a Partnership receive 100% of their initial investment from the proceeds of asset sales and a cumulative annual return ranging from 6% to 9% since the inception of the affected Partnership. The General Partners interest in such preferred return amounts to $5,145 based upon the cumulative proceeds from the sale of assets since the inception of the Partnerships through September 30, 1997. As a result of the approval of a majority of limited partners of each CPA(R) partnership to the transaction with Carey Diversified described in
           Note 19, the Group's ability to satisfy the subordination provisions of the Agreement is probable, as defined pursuant to Statement

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           of Financial Accounting Standards No. 5. The preferred return amount of $5,415 has been accrued in the accompanying combined financial statements, in accounts payable to affiliates as of September 30, 1997.

           Under the Agreements, certain affiliates are entitled to receive property management or leasing fees and reimbursement of certain expenses incurred in connection with the Group's operations. General and administrative reimbursements consist primarily of the actual cost of personnel needed in providing administrative services necessary to the operation of the Group. Property management and leasing fees in 1994, 1995 and 1996 were $1,299, $1,886 and $916, respectively, and $705 and $824 for the nine months ended September 30, 1996 and 1997, respectively. General and administrative reimbursements in 1994, 1995 and 1996 were $991, $852 and $911, respectively, and $618 and $1,085 for the nine months ended September 30, 1996 and 1997, respectively.

           For the years ended December 31, 1994, 1995 and 1996, fees aggregating $922, $652 and $902, respectively, and $558 and $479 for the nine months ended September 30, 1996 and 1997, respectively, were incurred for legal services in connection with the Group's operations and were provided by a law firm in which the Secretary of the Corporate General Partners of the Partnerships (through July 1997) is a partner.

           The Group is a participant in an agreement with W.P. Carey and certain affiliates for the purpose of leasing office space used for the administration of the Group, other affiliated real estate entities and W.P. Carey and for sharing the associated costs. Pursuant to the terms of the agreement, the Group's share of rental, occupancy and leasehold improvement costs is based on adjusted gross revenues, as defined. Net expenses incurred in 1994, 1995 and 1996 were $523, $964 and $720, respectively, and $579 and $450 for the nine months ended September 30, 1996 and 1997, respectively. The increase for 1995 was due, in part, to certain nonrecurring costs related to the relocation of the Group's offices.

4.         REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING
           METHOD:

           Real estate leased to others, at cost, and accounted for under the operating method is summarized as follows:

                                             December 31,           September 30,
                                      ------------------------      -------------
                                        1995            1996            1997
                                      --------        --------        --------

Land                                  $ 74,533        $ 73,310        $ 69,154
Buildings                              273,688         266,193         241,276
                                      --------        --------        --------
                                       348,221         339,503         310,430
Less: Accumulated depreciation          87,604          91,923          91,507
                                      --------        --------        --------
                                      $260,617        $247,580        $218,923
                                      ========        ========        ========

           The scheduled future minimum rents, exclusive of renewals, under noncancellable operating leases amount to $40,683 in 1997, $37,900 in 1998, $31,516 in 1999, $29,998 in 2000, $28,205 in 2001 and aggregate
           $326,933 through 2016.

           Contingent rentals were $998, $1,583 and $1,697 in 1994, 1995 and 1996, respectively.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


5.         NET INVESTMENT IN DIRECT FINANCING LEASES:

           Net investment in direct financing leases is summarized as follows:

                                        December 31,            September 30,
                                  ------------------------      -------------
                                    1995            1996            1997
                                  --------        --------        --------

Minimum leas payments             $462,037        $426,491        $424,252
     receivable
Unguaranteed residual value        214,431         210,146         210,886
                                  --------        --------        --------
                                   676,468         636,637         635,138
Less:  Unearned income             457,546         421,327         418,561
                                  --------        --------        --------
                                  $218,922        $215,310        $216,577
                                  ========        ========        ========


           The scheduled future minimum rents, exclusive of renewals, under noncancellable direct financing leases amount to $28,228 in 1997, $28,183 in 1998, $28,198 in 1999, $28,322 in 2000, $29,017 in 2001
           and aggregate $426,491 through 2016.

           Contingent rentals were approximately $5,394, $4,889 and $3,444 in 1994, 1995 and 1996, respectively.

6.         OPERATING REAL ESTATE:

           Operating real estate relating to the Group's hotel operations is summarized as follows:

                                           December 31,           September 30,
                                      ----------------------      -------------
                                        1995           1996           1997
                                      -------        -------        -------

Land                                  $ 6,435        $ 3,867        $ 3,867
Buildings                              41,740         27,979         27,998
Personal property                       7,194          5,581          5,920
                                      -------        -------        -------
                                       55,369         37,427         37,785
Less: Accumulated Depreciation         14,481         13,347         14,282
                                      -------        -------        -------
                                      $40,888        $24,080        $23,503
                                      =======        =======        =======

7.         MORTGAGE NOTES PAYABLE AND NOTES PAYABLE:

           A.        Mortgage Notes Payable:

           Mortgage notes payable, substantially all of which are limited recourse obligations, are collateralized by the assignment of various leases and by real property with a carrying amount of approximately $398,639, before accumulated depreciation. As of December 31, 1996, mortgage notes payable have interest rates varying from 6.35% to 11.85% per annum and mature from 1997 to 2020.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           Scheduled principal payments during each of the next five years following December 31, 1996 and thereafter are as follows:

                          Year Ending
                         December 31,
                         ------------

                             1997                  $  40,771
                             1998                     28,012
                             1999                     37,832
                             2000                      4,836
                             2001                     22,440
                          Thereafter                  68,448
                                                   ---------
                                                   $ 202,339
                                                   =========

           B.        Notes Payable:

           The Group's notes payable which aggregate $24,709 at December 31, 1995 and 1996 and September 30, 1997 provide for quarterly payments of interest at a variable rate of the London Inter-Bank Offered Rate plus 4.25% per annum with such notes maturing between July 1999 and December 1999 at which time balloon payments for the entire outstanding principal balance will be due. Each note obligation is recourse to the assets of a specific Partnership.

           Covenants under the notes limit the amount of limited recourse indebtedness the applicable Partnership may incur. Additionally, each Partnership must maintain certain debt coverage ratios, minimum net worth and aggregate appraised property values. The debt coverage ratios requires each Partnership to maintain ratios of free operating cash flow, as defined, to the debt service on the applicable note ranging from 3:1 to 3.4:1 over the terms of the note. The net worth and aggregate property values minimums range from $15,000 to $25,000. Under the covenants, certain of the Partnerships have limitations on the amount of total indebtedness which such Partnership may incur. The Company is in compliance with the covenants of the note payable agreements.

           The note payable agreements require that the lender be offered the proceeds from property sales as a principal payment. To date, the lender has declined to accept all mandatory offers of proceeds. Except for the application of proceeds from property sales and other limited circumstances, no loan prepayments may be made until 1999.

           Interest paid by the Group on mortgages and notes payable aggregated approximately $31,016, $28,197 and $23,805 in 1994, 1995 and 1996,
           respectively, and $18,194 and $11,099 for the nine months ended September 30, 1996 and 1997, respectively.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


8.         DISTRIBUTIONS TO PARTNERS:

           Distributions declared and paid to partners are summarized as follows:

           1994:
                Quarterly                           $  35,589
                                                    =========

           1995:
                Quarterly                           $  35,962
                Special                                21,254
                                                    ---------
                                                    $  57,216
                                                    =========

           1996:
                Quarterly                           $  33,350
                Special                                   823
                                                    ---------
                                                    $  34,173
                                                    =========

           Distributions declared and paid for the nine month period ended September 30, 1997 were comprised of quarterly distributions of $24,818 and a special distribution of $792.

9.         INCOME FOR FEDERAL TAX PURPOSES:

           Income for financial statement purposes differs from income for Federal income tax purposes because of the difference in the treatment of certain items for income tax purposes and financial statement purposes. A reconciliation of accounting differences is as follows:

                                                      1994             1995             1996
                                                    --------         --------         --------

Net income per Statements of Income                 $ 37,442         $ 52,570         $ 45,295
Excess tax depreciation                              (11,383)         (10,489)          (8,440)
Difference in recognition of gain from sales          11,439            7,272            3,532
Difference in the recognition of
  restructuring fees                                                   14,491
Difference in timing of recognition of
  purchase installments as income                      2,286           (5,881)
Writedowns to net realizable value                     2,889           11,019            1,300
Minority interest                                      3,006            3,143            3,182
Other                                                 (3,184)            (448)          (3,244)
                                                    --------         --------         --------
Income reported for Federal
  income tax purposes                               $ 42,495         $ 71,677         $ 41,625
                                                    ========         ========         ========

10.        INDUSTRY SEGMENT INFORMATION:

           The Group's operations consist of two business segments (i) the investment in and the leasing of industrial and commercial real estate and (ii) owning and operating hotels.

           For the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, the Group earned its net leasing revenues (i.e., rental income and interest income from direct financing leases) from over 75 lessees. A summary of net leasing revenues including all current lease obligors with more than $1,000 in annual revenues is as follows:

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


                                                                                                      Nine months ended
                                                Years Ended December 31,                              September 30, 1997
                                ---------------------------------------------------------   -------------------------------------
                                  1994          %     1995          %     1996          %     1996          %     1997          %
                                -------         -   -------         -   -------         -   -------         -   -------         -

Hughes Markets, Inc.            $ 1,717         2%  $ 1,734         2%  $ 4,463         5%  $ 3,017         5%  $ 4,338         7%
Dr Pepper Bottling Company
    of Texas                      3,998         5     3,998         5     3,998         5     2,999         5     2,999         5
Detroit Diesel Corporation        3,502         4     3,496         5     3,645         5     2,734         5     2,734         5
Gibson Greetings, Inc.            7,810        10     7,234         9     3,384         4     2,535         4     2,590         4
Sybron Acquisition Company        3,311         4     3,311         4     3,311         4     2,483         4     2,483         4
Advanced System
    Applications, Inc.            3,404         4     4,693         6     4,586         6     3,453         6     2,267         4
Stoody Deloro Stellite, Inc.      2,091         3     2,551         3     2,624         3     1,976         3     2,042         4
Amerisig, Inc.                    2,313         3     2,569         3     2,533         3     1,902         3     1,965         3
Pre Finish Metals Incorporated    2,237         3     2,436         3     2,408         3     1,798         3     1,816         3
Furon Company                     2,539         3     2,539         3     2,528         3     1,925         3     1,812         3
AutoZone, Inc.                    2,354         3     2,444         3     2,304         3     1,721         3     1,775         3
Orbital Sciences Corporation      2,008         2     2,154         3     2,154         3     1,615         3     1,615         3
The Gap, Inc.                     2,154         3     2,154         3     2,154         3     1,615         3     1,615         3
Simplicity Manufacturing, Inc.    1,997         2     1,997         3     1,997         3     1,498         3     1,498         3
Cleo, Inc.                                                                1,793         2     1,331         3     1,378         2
AP Parts Manufacturing, Inc.      1,526         2     1,526         2     1,729         2     1,293         2     1,377         2
NVRyan, L.P.                      1,846         2     1,803         3     1,814         2     1,415         2     1,363         2
Peerless Chain Company            1,269         1     1,280         2     1,611         2     1,184         2     1,281         2
Unisource Worldwide, Inc.         1,646         2     1,656         2     1,646         2     1,235         2     1,240         2
Red Bank Distribution, Inc.       1,313         2     1,350         2     1,401         2     1,050         2     1,050         2
Brodart, Co.                      1,323         2     1,319         2     1,314         2       986         2       982         2
Gould, Inc.                       1,125         1     1,133         1     1,215         2       911         2       911         2
High Voltage Engineering
    Corporation                   1,140         1     1,168         1     1,179         1       887         2       881         2
Spreckels Industries, Inc.          880         1     1,021         1     1,021         1       766         1       766         1
Anthony's Manufacturing
    Company, Inc.                 1,348         2     1,073         1       876         1       657         1       657         1
Western Union Financial
    Services, Inc.                1,046         1       605         1       604         1       453         1       452         1
GATX Logistics, Inc.              1,834         2     1,399         2       381         1       381         1

Other                            24,127        30    20,003        25    18,547        26    13,737        24    14,817        25
                                -------       ---   -------       ---   -------       ---   -------       ---   -------       ---
                                $81,858       100%  $78,646       100%  $77,220       100%  $57,557       100%  $58,704       100%
                                =======       ===   =======       ===   =======       ===   =======       ===   =======       ===


           Results for the hotel properties are summarized as follows:

                                                                                           Nine months ended
                                             Years Ended December 31,                     September 30, 1997
                                   ------------------------------------------         -------------------------
                                     1994             1995             1996             1996             1997
                                   --------         --------         --------         --------         --------

Revenues                           $ 22,532         $ 25,077         $ 21,929         $ 18,407         $ 10,943
Management fees paid to

                           CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


unaffiliated hotel managers            (583)            (594)            (547)            (497)            (296)
Other operating expenses            (15,594)         (17,443)         (15,400)         (12,529)          (7,690)
                                   --------         --------         --------         --------         --------
                                   $  6,355         $  7,040         $  5,982         $  5,381         $  2,957
                                   ========         ========         ========         ========         ========


11.        GAIN ON SETTLEMENT:

           In August 1995, the Group reached a settlement with The Leslie Fay Company ("Leslie Fay") and its surety company regarding Leslie Fay's lease with the Group. In connection with the settlement, the Group recognized a gain of $11,499, which consisted of aggregate net cash received from Leslie Fay and the surety company of $18,840 and the waiving of the $383 interest obligation that had been accrued on the Leslie Fay monthly payments, offset by the writedown of $7,400 and aggregate management fees, payable to an affiliate, of $324 on the monthly payments received from Leslie Fay since the beginning of the dispute in 1992. Of the rent received, $5,436 was received in 1995. Under the settlement agreement, Leslie Fay was required to dismiss with prejudice all of its suits filed against the Group, and the Group's bankruptcy claim against Leslie Fay, as an unsecured creditor, was reduced to $2,650. On June 30, 1997, the Group received securities with a market value of $1,619 as a distribution on its claim. Such distribution represents 79% of the total settlement amount. In October 1997, the Group received securities with a market value of $71 as a second distribution on its claim.

           As the fair value of the property was no longer impacted by the Leslie Fay lease, the Group wrote down the estimated fair value of the property, net of anticipated selling costs, to $2,000 and recognized a noncash charge of $7,400, which is netted against the gain of settlement.

           In January 1996, the Group sold the vacant property to a third party, net of transaction costs, for $1,854. The Group recognized an additional writedown on the property to an amount equal to the net sales proceeds, resulting in a charge to income in 1995 of $146. Accordingly, no gain or loss was recognized in 1996 in connection with the sale.

12.        GAINS AND LOSSES ON SALE:

           Significant sales of properties and securities are summarized as follows:

           1997

           In September 1996, the Group entered into a purchase and sale agreement for the sale of the Group's property in Louisville, Kentucky, leased to Winn-Dixie Stores, Inc. ("Winn-Dixie") for
           $1,100 less selling costs. The Winn-Dixie property was sold in August 1997 at which time, the Group received $1,042 and recognized a gain on sale of $608. Such property was classified as real estate held for sale as of December 31, 1997.

           1996

           In January 1996, the Group sold a multi-tenant property in Helena, Montana whose primary tenant was IBM Corporation ("IBM") for $4,800. Net of closing costs, the Group received cash proceeds of $1,741 and assigned a mortgage loan obligation of $2,854 and accrued interest of $12 thereon to the purchaser. A gain of $90 was

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           recognized on the sale. All of the Group's leases at the Helena property, including the IBM lease, were assigned to the purchaser.

           In April 1996, the Group sold its warehouse property in Hodgkins, Illinois leased to GATX Logistics, Inc. ("GATX") for $13,200 and assigned the GATX lease to the purchaser. Net of the costs of sale and amounts necessary to satisfy the $3,209 balance on the mortgage loan collateralized by the Hodgkins property, the Group received cash proceeds of $9,661 and recognized a gain of $4,408. The Group used $7,477 of the cash proceeds from the Hodgkins sale to satisfy two mortgage loan obligations which were scheduled to mature in 1996.

           In 1985, the Group purchased a hotel in Rapid City, South Dakota, which it operated as a Holiday Inn, with $6,800 of tax-exempt bonds which were supported by a letter of credit issued by a third party. In September 1994, the Group was advised by Holiday Inn that it would need to upgrade the hotel's physical plant by January 1997 in order to meet the requirements of a modernization plan adopted by Holiday Inn or surrender its Holiday Inn license. As the cost of such upgrade was estimated to be $1,925 Management concluded that such additional investment would not justify compliance with the modernization plan. Although Management was considering an affiliation with another national hotel chain, earnings were expected to decline after any change in affiliation.

           In 1995, under an agreement with the issuer of the letter of credit supporting the $6,800 tax-exempt mortgage bond on the Rapid City property, the Group agreed to use its best efforts to sell the hotel property in exchange for an extension of the letter of credit from October 1995 to October 1997. Annual cash flow from the hotel (hotel earnings, adjusted for depreciation and amortization, less debt service on the tax-exempt bonds) for 1995, the last full year of operations, was $305. In 1995, the Group reevaluated the net realizable value of the property and recognized a noncash charge of $1,000. In 1996, the Group recognized an additional charge of $1,300 as a writedown to net realizable value to an amount Management believed would approximate the proceeds from a sale.

           In October 1996, the Group sold the property and the operating assets and liabilities of the hotel for $4,105. The Group recognized a gain of $785 on the sale. The bond was paid off by utilizing the net proceeds from the sale, $302 of cash and various escrow accounts which had been held by the bond trustee or issuer of the letter of credit. The gain includes the recognition of the release of unamortized deferred gains relating to the acquisition of the hotel operation in 1991 from the former lessee.

           1995

           In December 1995, the Group sold the food service facility in Jupiter, Florida, at which it operated a restaurant, for $4,140, recognizing a gain on the sale of $1,019.

           In June 1995, the Group sold its property in Allentown, Pennsylvania, which it purchased in June 1983 for $11,702, to its lessee, Genesco, Inc. ("Genesco") for $15,200 and recognized a gain on the sale of $3,330, net of certain costs. In connection with the sale, the Group paid off an existing limited recourse mortgage loan on the Genesco property for $5,723.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           In August 1985, the Group purchased from and net leased to Industrial General Corporation ("IGC") and certain of its wholly-owned subsidiaries, seven properties located in Elyria and Bellville, Ohio, Forrest City and Bald Knob, Arkansas, Carthage, New York, Saginaw, Michigan and Newburyport, Massachusetts for $9,100. Subsequent to the purchase, the Group agreed to exchange the Saginaw property for an expansion of the Newburyport facility, severed the Carthage property from the lease and entered into a lease with FMP/Rauma Group ("FMP") and sold the Forrest City property. On July 28, 1995, IGC filed a voluntary petition of bankruptcy under Chapter 11 of the United States Bankruptcy Code. In connection with IGC's sale of its plastics division, on September 14, 1995, the Group entered into a series of transactions which resulted in the termination of the IGC lease, the sale of the Bald Knob, Bellville and Newburyport properties and the full satisfaction of the mortgage loan obligation collateralized by all of the IGC properties and the FMP property which had been scheduled to mature on September 1, 1995. In connection with the sale of the Bald Knob property to IGC, the Group received cash of $987 and IGC, with the consent of the mortgage lender, assumed the Group's mortgage obligation of $720 and accrued interest of $6. Additionally, the Group is scheduled to receive an additional $200 from IGC over an eight-month period commencing in 1996. The Bellville and Newburyport properties were sold for $2,400 in cash to the third party which acquired the assets of the IGC plastics division. The Group used $2,200 of the proceeds to pay off the remaining balance on the matured mortgage loan obligation on the IGC and FMP properties. In connection with the sale of the three properties, the Group realized a loss of $1,720 in 1995. In December 1994, the Group also sold the Forrest City property for $650 and realized a loss of $887 on such sale in 1994.

           In January 1984, the Group purchased properties in Gordonsville, Virginia and in North Bergen, New Jersey for $7,000 and entered into a net lease with Liberty Fabrics of New York ("Liberty"). In December 1993, Liberty notified the Group of its intention to exercise its purchase option on the properties. Pursuant to the lease, the purchase price would be the greater of $7,000 or fair market value as encumbered by the lease. On October 18, 1994, Liberty filed suit to compel the Group to transfer title of the properties to Liberty for $9,359, the fair market value which had been determined pursuant to the purchase option appraisal process. Because the Group believed fair market value of the properties exceeded $9,359, Management challenged the Liberty suit to seek a higher purchase price. On December 29, 1994, the Group and Liberty terminated the lease and agreed that the properties would be transferred to Liberty for $9,359, subject to a final determination of the fair value of the property. If the fair market value was determined to be greater than $9,359, Liberty would have the right within 30 days of the determination to rescind the transfer, in which case all proceeds would be returned to Liberty, title of the properties transferred back to the Group and Liberty would pay all rents in arrears for the period from the initial transfer of title to Liberty. In January 1996, the Court ruled in favor of Liberty. As a result of this ruling, Liberty no longer had the right to rescind the transaction. Accordingly, the Group recognized a gain in 1995 on the sale of the properties of $2,334.

           1994

           In November 1994, Pace Membership Warehouse, Inc. ("Pace"), a former subsidiary of Kmart corporation ("Kmart"), purchased a property in Tampa, Florida owned by the Group and a property owned by CPA(R) 10 in Des Moines, Iowa for an aggregate purchase price of $14,150. In connection with Kmart's sale of Pace's business operations in 1994, the acquirer did not assume the operations at the Pace properties. Based on the provisions in the Pace leases, the Group and CPA(R):10 were able to negotiate the sale of

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           the properties. Pursuant to a fairness opinion performed by an independent investment banking firm, $7,000 of the purchase price was allocated to the Group. A portion of the Group's proceeds from the sale were used to satisfy the remaining $3,290 mortgage balance on the Tampa property. In connection with the sale, the Group recognized a gain of $2,028, net of certain costs.

           In October 1994, the Group sold its properties leased to Mid-Continent Bottlers, Inc.'s ("Mid-Continent") to the lessee for $17,800 and sold the Group's 3.29% limited partnership interest in Midcon Bottlers, L.P., an affiliate of Mid-Continent, for $700. In connection with the sales, the Group recognized gains of $7,814 and $683, respectively. The Group used $3,895 of the sales proceeds to satisfy the Mid-Continent mortgage loan. In addition, the Group used a portion of the proceeds to prepay certain mortgage loans on properties which remain subject to leases.

           Proceeds from the Genesco, Pace and Mid-Continent sales were used to fund special distributions to partners of $13,334 in 1995.

13.        EXTRAORDINARY GAINS AND LOSSES ON EXTINGUISHMENT OF DEBT:

           1996

           In 1996, the Group obtained $6,400 of new limited recourse mortgage financing on one of its properties leased to The Gap, Inc. (the "Gap"). Proceeds from the mortgage financing were used to pay off the remaining balance of $6,195 on an existing mortgage loan on the Gap property, certain refinancing costs and prepayment charges of $255. The prepayment charges have been reflected as an extraordinary charge on the extinguishment of debt in the accompanying combined financial statements. The new mortgage loan is a limited recourse obligation and is collateralized by a deed of trust and a lease assignment. The loan bears interest at 7.25% per annum and provides for monthly payments of principal and interest of $58 based on a 15-year amortization schedule. The retired mortgage loan provided for quarterly payments of $211 at an annual interest rate of 10%. The new mortgage loan has a term of three years and a balloon payment of $5,608 will be due on the maturity date, May 1, 1999.

           1995

           In connection with the sale of its property in Jupiter, Florida in December 1995, the Group satisfied the mortgage notes collateralized by the Jupiter property. Under a prior agreement, certain principal and interest payments were deferred through 1995. The prior agreement provided that the payment of deferred amounts would be forgiven under certain circumstances including the payment in full of all other amounts due under the mortgage notes. At the time of sale, the Group paid all amounts due and met the conditions for forgiveness of the deferred amounts. Accordingly, the Group recognized an extraordinary gain of $1,324 on the extinguishment of debt on the satisfaction of the Jupiter property mortgage notes.

           The Group recognized a gain on the satisfaction of the mortgage loan collateralized by the property leased to Anthony's Manufacturing Company, Inc. ("Anthony's"). In May 1995, the Group paid off and satisfied the mortgage loan collateralized by the Anthony's properties. The lender accepted payments aggregating $5,440 to satisfy an outstanding principal balance of $6,854 and accrued interest thereon of $705. In connection with the satisfaction of the debt, the Group recognized an extraordinary gain on the

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           extinguishment of debt of $2,088, net of certain related legal costs. To pay off the mortgage obligation, the Group used the $1,550 received from Anthony's under a settlement agreement.

           1994

           In December 1994, using, in part, proceeds from the Mid Continent sale, the Group paid off mortgage loans on three other properties with a combined outstanding balance of $8,376. In connection with paying the mortgages, the Group paid prepayment charges of $470 and wrote off unamortized financing costs of $42 and recognized an extraordinary loss of $512.

           In June 1990, the Group purchased land and buildings in Detroit and Redford, Michigan for $31,500, of which $24,000 was financed by a limited recourse mortgage loan, and entered into a net lease with an initial lease term of twenty years with Detroit Diesel Corporation ("Detroit Diesel"). The mortgage loan provided for quarterly interest only payments at an annual rate of 11.28% with payments of principal commencing on December 15, 1995. On May 25, 1994, the Group prepaid the existing $24,000 mortgage loan and obtained $25,000 of new mortgage financing. The new mortgage loan bears interest at the rate of 7.16% per annum and provided for quarterly interest only payments of $448 through December 15, 1995 at which time quarterly interest and principal payments of $690 commenced and which are payable through June 15, 2010 at which time the loan will be fully amortized.

           Pursuant to the Detroit Diesel lease, Detroit Diesel was entitled to a rent reduction equal to 70% of any benefit realized from the refinancing of the mortgage loan in exchange for its paying 70% of the costs incurred in connection with any such refinancing other than prepayment premiums. In lieu of paying any refinancing costs, Detroit Diesel consented to allowing the Group to refinance the mortgage debt for $1,000 in excess of the original mortgage financing and for the Group to keep any proceeds which remained after prepaying the original mortgage loan and paying prepayment charges and the financing costs of the new loan. The Detroit Diesel lease was amended so that rentals under the lease reflect the refinancing benefits. Although gross rents under the lease decreased, total equity rents (i.e., rent, net of debt service requirements) over the remaining initial term are scheduled to increase by approximately $2,804. In connection with paying off the original mortgage loan, the Group incurred an extraordinary charge on the extinguishment of debt as a result of paying a prepayment charge of $600.

14.        WRITEDOWNS TO NET REALIZABLE VALUE:

           Significant writedowns of properties to net realizable value are summarized as follows:

           As described in Note 16, Simplicity Manufacturing, Inc. ("Simplicity") notified the Group that it was exercising its option to purchase the property it leases from the Group in Port Washington, Wisconsin on April 1, 1998. Although the appraisal process has not yet been completed, the Group has concluded that it is not likely that the agreed-upon exercise price will be in excess of the minimum exercise price of $9,684. Accordingly, the Group has recognized a noncash charge of $2,316 in 1997 on the writedown of the property to its estimated net realizable value of $9,684.

           The Group owns two properties in Sumter and Columbia, South Carolina leased to Arley Merchandise Corporation ("Arley"). A limited recourse mortgage loan of $4,765,

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           collateralized by the properties and an assignment of the Arley lease, matured in January 1993. The Group and the lender entered into a forbearance agreement at that time and attempted to reach an agreement to restructure the loan. Such agreement was not reached and the forbearance agreement expired in July 1995.

           In May 1997, the lender made a demand for payment of the entire outstanding principal balance of the loan. Although the Group made certain offers to the lender, the lender rejected such offers and, in June 1997, the lender initiated a lawsuit for the purpose of foreclosing on the Arley properties. The foreclosure proceeding was completed in November 1997 at which time title to the Alrey properties was transferred to the lender and the Group was released from its limited recourse mortgage obligation. As a result of the lender's decision not to negotiate on a settlement, the Group has estimated that the fair value of the Arley properties was approximately $3,940 and recorded a charge of $1,350 on the writedown of the Arley properties to their estimated net realizable value at June 30, 1997. The Arley properties have been reclassified as real estate held for sale as of September 30, 1997 in the accompanying combined financial statements.

           The Group owned a hotel property in Rapid City, South Dakota which it sold in October 1996. As more fully described in Note 12, the Group reevaluated the net realizable value of the property in 1995 and recognized a noncash charge of $1,000 on the writedown. An additional noncash charge of $1,300 was recorded in 1996.

           In connection with the sale of the IGC properties as described in
           Note 12, the Group retained ownership of a property in Elyria, Ohio and has written off its carrying value of $692 in 1995.

           In January 1991, the Group and CPA(R):10 formed a limited partnership, Hope Street Connecticut Limited Company ("Hope Street"), for the purpose of purchasing land and an office building in Stamford, Connecticut for $11,000. The Group contributed $1,500 to Hope Street for a 31.915% limited partnership interest and CPA(R):10 contributed $3,200 for a 68.085% general partnership interest. Hope Street used this equity and assumed an existing limited recourse mortgage loan of $6,300 collateralized by the property and also assumed an existing net lease, as lessor, with Xerox Corporation ("Xerox"), as lessee. The Xerox lease provided for annual rent of $1,300 with an initial term through August 31, 1995 and two five-year renewal terms at Xerox's option. The mortgage loan was an interest only obligation with annual debt service of $639 and was scheduled to mature on September 1, 1995 with a balloon payment of $6,300 due at that time.

           In August 1995, Xerox vacated the property at the end of the initial term. Hope Street was unsuccessful in its efforts to remarket the property and find a new lessee even at a substantially lower annual rental. Based on its assessment of current conditions for the Stamford market, the general partner concluded that the net realizable value of the property was less than the outstanding balance of the mortgage loan. Given these circumstances, the general partner considered various alternatives, including negotiating with the lender to extend the maturity, restructure the loan or satisfy the balloon payment obligation at a substantial discount. All of these alternatives were rejected by the lender. Since the Group did not anticipate receiving any further cash distributions from Hope Street nor does the Group have any obligation to Hope Street, the Group wrote off its remaining equity investment in Hope Street and recognized a charge of $1,173 in 1995. The property was transferred to the lender in connection with a foreclosure proceeding which was completed in September 1997 at which time Hope Street was released from its limited recourse mortgage obligation.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           The Group owns three properties located in Reno, Nevada; Bridgeton, Missouri and Moorestown, New Jersey. On April 1, 1993, the lessee, New Valley Corporation ("New Valley"), filed a petition of voluntary bankruptcy seeking reorganization under Chapter 11 of the United States Bankruptcy Code. In connection with the bankruptcy filing, the Bankruptcy Court approved New Valley's termination of its lease with the Group for the Moorestown, New Jersey property in May 1993. In 1993, the Group wrote down the Moorestown property to its estimated net realizable value of $2,960 and recognized a charge of $2,144 on the writedown. In December 1994, the Bankruptcy Court also approved the termination of New Valley's lease on the Reno property effective December 31, 1994. In connection with the lease termination, the Group recognized a charge of $1,143 and wrote down the Reno property in 1994 to its estimated net realizable value of $3,295.

           In 1994, the Group entered into contracts to sell two properties formerly leased to NVRyan L.P. ("NVRyan") in Jefferson, Georgia and Fredricksburg, Virginia, respectively. As the proposed purchase prices were in excess of the carrying value of such properties, the Group recognized charges of $1,746 and wrote down the Jefferson and Fredricksburg properties to an amount equal to the anticipated sales proceeds. In addition the Group recognized a charge of $1,089 in 1993 on the writedown of a property in Plant City, Florida formerly leased to NVRyan to the anticipated sales proceeds when the lessee of the property informed the Group of its intention to exercise its purchase option. The Jefferson and Plant City properties were sold in 1994 with no gain or loss recognized at the time of sale. The sale of the Fredricksburg property was not completed. In addition, the Group has written down properties held for sale to an amount equal to the estimated sales proceeds when such amount is less than the carrying value of such property.

15.        EXCHANGE TRANSACTION:

           The Group purchased a hotel property in Kenner, Louisiana, in June 1988. The Group assumed operating control of the hotel in 1992 after evicting the lessee due to its financial difficulties. On July 30, 1996, the Group completed a transaction with American General Hospitality Operating Partnership L.P. (the "Operating Partnership"), the operating partnership of a newly-formed real estate investment trust, American General Hospitality Corporation, ("AGH"), in which the Group received 920,672 limited partnership units in exchange for the hotel property and its operations. In connection with the exchange the Group and the Operating Partnership assumed the mortgage loan obligation collateralized by the hotel property of $7,304. AGH owns an 81.3% equity interest in the Operating Partnership.

           The exchange of the hotel property for limited partnership units was treated as a nonmonetary exchange for tax and financial reporting purpose. The Group's interest in the Operating Partnership is being accounted for under the equity method. The Group has the right to convert its equity interest in the Operating Partnership to shares of common stock in AGH on a one-for-one basis. AGH completed an initial public offering during 1996. The Partnership's carrying value for the limited partnership units at the time of the exchange of $9,292 was based on the historical basis of assets transferred, net of liabilities assumed by the Operating Partnership; cash contributed and costs incurred to complete the exchange.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           As of December 31, 1996, the audited consolidated financial statements of AGH reported total assets of $243,115 and shareholders' equity of $127,461 and for the period from July 31, 1996 to December 31, 1996 revenues of $13,496 and net income of $5,129. As of September 30, 1997, AGH's quoted per share market value was $2715/16 resulting in an aggregate value of approximately $25,721. The carrying value of the equity interest in the Operating Partnership as of December 31, 1996 was $9,612. For the period from July 31, 1996 to December 31, 1996, and for the nine months ended September 30, 1997, the Group's share of the Operating Partnership's earnings were $274 and $1,155, respectively.

           Between January 1995 and July 1996, the Group had engaged an affiliate of AGH to manage the operations of Kenner on their behalf. Such affiliate is currently engaged to manage the operations of the Group's three hotel properties.

16.        REAL ESTATE HELD FOR SALE:

           In March 1997, Simplicity notified the Group that it was exercising its option to purchase the property it leases from the Group in Port Washington, Wisconsin on April 1, 1998. The option price will be the greater of $9,684 or fair market value, capped at $12,000. An appraisal process to determine fair market value has commenced. After paying the limited recourse mortgage loan, the Group will realize cash proceeds of up to $7,678 and no less than $5,362, before any selling costs. Annual cash flow from the property (rent less mortgage debt service on the property) is $934. The carrying value of the Simplicity property at September 30, 1997 was $9,684 (also see Note
           14).

           In December 1996, KSG, Inc. ("KSG") notified the Group that it was exercising its option to purchase the property it leases in Hazelwood, Missouri. The exercise price will be the greater of $4,698 (the Group's purchase price for the property in March 1987) or fair market value as encumbered by the lease. The option provides that the sale of the property occur no later than March 8, 1998. An appraisal process to determine fair market value has commenced. Annual cash flow from the KSG property is approximately $820. The carrying value of the KSG property at September 30, 1997 was $4,698.

           As described in Note 14, the $3,889 carrying value of the Arley properties was classified as real estate held for sale at September 30, 1997.

17.        ENVIRONMENTAL MATTERS:

           Substantially all of the Group's properties, other than the hotel properties, are currently leased to corporate tenants, all of which are subject to environmental statutes and regulations regarding the discharge of hazardous materials and related remediation obligations. The Group generally structures a lease to require the tenant to comply with all laws. In addition, substantially all of the Group's net leases include provisions which require tenants to indemnify the Group from all liabilities and losses related to their operations at the leased properties. The costs for remediation, which are expected to be performed and paid by the affected tenant, are not expected to be material. In the event that the Group absorbs a portion of any costs because of a tenant's failure to fulfill its obligations, Management believes such expenditures will not have a material adverse effect on the Group's financial condition, liquidity or results of operations.

                            CAREY DIVERSIFIED LLC AND
                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


           In 1994, based on the results of Phase I environmental reviews performed in 1993, the Group voluntarily conducted Phase II environmental reviews on certain of its properties. The Group believes, based on the results of Phase I and Phase II reviews, that its leased properties are in substantial compliance with Federal and state environmental statutes and regulations. Portions of certain properties, which do not include any of the hotel properties, have been documented as having a limited degree of contamination, principally in connection with surface spills from facility activities and leakage from underground storage tanks. For those conditions which were identified, the Group has advised the affected tenants of the Phase II findings and of their obligations to perform required remediation.

18.        DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

           The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

           The Group estimates that the fair value of mortgage notes payable and other notes payable approximates the carrying amounts for such loans at December 31, 1996. The fair value of debt instruments was evaluated using a discounted cash flow model with discount rates which take into account the credit of the tenants and interest rate risk.

19.        CONSENT SOLICITATION:

           On October 15, 1997, Carey Diversified filed a Consent Solicitation Statement/Prospectus ("consent solicitation") with the United States Securities and Exchange Commission. The General Partners proposed that the Limited Partners of each of the CPA(R) limited partnerships of the Group approve a transaction in which each CPA(R) limited partnership would be merged with a subsidiary partnership of Carey Diversified, of which Carey Diversified is the general partner. Each limited partner was provided the option of either exchanging his or her limited partnership units for Listed Shares of Carey Diversified or to retain a limited partnership interest in the subsidiary partnership ("Subsidiary Partnership Units"). In December 1997, a majority of the limited partnership units in each of the CPA(R) limited partnerships consented to the transaction. The consummation of the transaction occurred on January 1, 1998, at which time the General Partner exchanged a portion of their general partnership interests for Listed Shares.

           The Listed Shares will be listed and publicly traded on the New York Stock Exchange. Subsidiary Partnership Units will provide substantially the same economic interest and legal rights as those of a limited partnership unit in a CPA(R) limited partnership, but will not be listed on a securities exchange.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996





                                                        Initial Cost to           Cost           Increase
                                                            Company            Capitalized      (Decrease)
                                                     ---------------------    Subsequent to       in Net
        Description              Encumbrances        Land        Buildings   Acquisition (a)   Investment (b)
        -----------              ------------        ----        ---------   ---------------   --------------
Operating Method:
 Office, warehouse and
  manufacturing buildings
  leased to Broomfield
  Tech Center Corporation        $ 2,250,640      $  354,970    $ 3,073,575    $  559,647

 Office and manufacturing
  buildings leased to IMO
  Industries Inc.                  2,485,302         685,026      2,006,559     2,617,652

 Office and manufacturing
  buildings formerly leased to
  IMO Industries, Inc.                               221,474        448,641         4,384          $(38,155)

 Distribution facilities
  and warehouses
  leased to
  The Gap, Inc.                    6,259,172       1,363,909     19,065,813       225,569

 Supermarkets
  leased to Winn-Dixie
  Stores, Inc.                       191,942         904,589      6,749,989       111,880

 Land leased to
  Kobacker Stores, Inc.              395,944       1,236,735                                       (176,112)

 Warehouse and manufac-
  turing plant
  leased to Pre Finish
  Metals Incorporated              2,347,677         636,000     16,470,208        33,652

 Retail store in
  Greensboro, North Carolina                          40,946        186,926        14,508

 Retail store in
  New Orleans, Louisiana                             129,065        188,599        15,776

 Retail stores on adjacent sites
  leased to Kinko's of Ohio, Inc.
  and Color Tile, Inc.                                47,350        581,034        10,795



                                                                                                                    Life on which
                                                                                                                     Depreciation
                                         Gross Amount at which Carried                                                in Latest
                                           at Close of Period  (c)(d)                                                Statement of
                                   ----------------------------------------      Accumulated                            Income
        Description                Land              Buildings        Total     Depreciation     Date Acquired       is Computed
        -----------                ----              ---------        -----     ------------     -------------      -------------
Operating Method:
 Office, warehouse and
  manufacturing buildings
  leased to Broomfield
  Tech Center Corporation        $  354,970         $ 3,633,222    $ 3,988,192  $ 2,194,402    November 17, 1978      10-30 yrs.

 Office and manufacturing
  buildings leased to IMO
  Industries Inc.                   685,026           4,624,211      5,309,237    2,391,393    April 20, 1979         17 yrs.

 Office and manufacturing
  buildings formerly leased to
  IMO Industries, Inc.             183,319              453,025        636,344      453,025    April 20, 1979         17 yrs.

 Distribution facilities
  and warehouses
  leased to                                                                                    July 6, 1979 and
  The Gap, Inc.                   1,363,909          19,291,382     20,655,291   10,590,278    February 16, 1988      5-50 yrs.

 Supermarkets                                                                                  March 12, 1984,
  leased to Winn-Dixie                                                                         June 17, 1987,
  Stores, Inc.                      904,589           6,861,869      7,766,458    2,069,929    March 17 & 21, 1988,   5-40 yrs.
                                                                                               and October 26, 1990
 Land leased to
  Kobacker Stores, Inc.           1,060,623                          1,060,623                 January 17, 1979

 Warehouse and manufac-
  turing plant
  leased to Pre Finish                                                                         December 11, 1980      5-30 yrs.
  Metals Incorporated               636,000          16,503,860     17,139,860    8,382,550    and June 30, 1986

 Retail store in
  Greensboro, North Carolina         40,946             201,434        242,380      139,023    September 2, 1980      15-35 yrs.

 Retail store in
  New Orleans, Louisiana            129,065             204,375        333,440      144,842    January 5, 1981        15-35 yrs.

 Retail stores on adjacent sites
  leased to Kinko's of Ohio, Inc.
  and Color Tile, Inc.               47,350             591,829        639,179      415,828    October 1, 1980        15-35 YRS.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996





                                                        Initial Cost to           Cost           Increase
                                                            Company            Capitalized      (Decrease)
                                                     ---------------------    Subsequent to       in Net
        Description              Encumbrances        Land        Buildings   Acquisition (a)   Investment (b)
        -----------              ------------        ----        ---------   ---------------   --------------
Operating Method (continued):
 Warehouse and distribution
  center leased to,
  Maybelline, Inc., and B&G
  Contract Packaging, Inc.                           216,000      3,048,862        25,103

 Land leased to Unisource
  Worldwide, Inc.                  2,278,415       3,575,000

 Centralized telephone
  bureau leased to Excel
  Telecommunications, Inc.                         1,139,600      3,379,679       505,662        (1,230,690)

 Building leased to
  Sports & Recreation, Inc.                          677,600      4,908,238                      (2,625,838)

 Dairy processing
  facility leased to
  Hughes Markets, Inc.                             2,029,682      9,699,041        26,000

 Office building in
  Beaumont, Texas
  leased to Petrocon
  Engineering, Inc.                                  510,000      4,490,000       612,462       $(4,346,960)

 Office, manufacturing
  and warehouse
  buildings leased to
  Continental Casualty
  Company                          1,311,193       1,800,000      6,710,638       105,000

 Warehouse and
  distribution center
  leased to Family
  Dollar Stores, Inc.                946,865         291,540      5,708,460       153,179

 Manufacturing facilities
  leased to Arley
  Merchandise Corporation          4,754,940         256,000      7,544,000         8,555



                                                                                                                     Life on which
                                                                                                                      Depreciation
                                        Gross Amount at which Carried                                                  in Latest
                                          at Close of Period  (c)(d)                                                  Statement of
                                  ----------------------------------------        Accumulated                            Income
        Description               Land              Buildings        Total       Depreciation     Date Acquired       is Computed
        -----------               ----              ---------        -----       ------------     -------------      -------------
Operating Method (continued):
 Warehouse and distribution
  center leased to,
  Maybelline, Inc., and B&G
  Contract Packaging, Inc.         216,000           3,073,965      3,289,965      1,608,633    April 9, 1981        30 YRS.

 Land leased to Unisource
  Worldwide, Inc.                3,575,000                          3,575,000                   April 29, 1980

 Centralized telephone
  bureau leased to Excel
  Telecommunications, Inc.       1,139,600           2,654,651      3,794,251        143,692    November 24, 1981    30 YRS.

 Building leased to
  Sports & Recreation, Inc.        359,068           2,600,932      2,960,000        325,117    November 24, 1981    30 YRS.

 Dairy processing
  facility leased to
  Hughes Markets, Inc.           2,055,682           9,699,041     11,754,723      6,440,728    June 1, 1983         5-36 yrs.

 Office building in
  Beaumont, Texas
  leased to Petrocon
  Engineering, Inc.                278,801             986,701      1,265,502        498,078    August 11, 1983      30 YRS.

 Office, manufacturing
  and warehouse
  buildings leased to
  Continental Casualty
  Company                        1,800,000           6,815,638      8,615,638      5,115,164    October 20, 1983     10-40 YRS.

 Warehouse and
  distribution center
  leased to Family
  Dollar Stores, Inc.              291,540           5,861,639      6,153,179      2,069,770    December 16, 1983      30 YRS.

 Manufacturing facilities
  leased to Arley
  Merchandise Corporation          256,000           7,552,555      7,808,555      2,391,593    July 13, 1984        30 YRS.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996





                                                        Initial Cost to           Cost           Increase
                                                            Company            Capitalized      (Decrease)
                                                     ---------------------    Subsequent to       in Net
        Description              Encumbrances        Land        Buildings   Acquisition (a)   Investment (b)
        -----------              ------------        ----        ---------   ---------------   --------------
Operating Method (continued):
 Manufacturing and office
  buildings leased to Penn
  Virginia Corporation                               453,192      3,246,808         3,112

 Land leased to
  Exide Electronics
  Corporation                                      1,170,000

 Motion picture theaters leased
  to Harcourt General
  Corporation                      2,039,908       1,387,000      5,113,000        36,459

 Office and research facility
  leased to Gould, Inc.                            1,422,000      8,418,500        34,587

 Office/Manufacturing
  facility in leased to
  Inno Tech Industries, Inc.                         122,884        568,756                        (691,640)

 Office facility leased
  to Motorola, Inc.                2,187,829         387,000      3,981,000        11,455

 Warehouse and manufacturing
  facility leased to
  Martin Marietta
  Corporation                                        398,475      2,590,092        26,491

 Warehouse and office
  facility leased to
  Kinney Shoe Corporation/
  Armel, Inc.                        261,060       1,360,935      3,899,415         8,000

 Manufacturing and office
  facility leased to
  Yale Security, Inc.              1,884,503         300,000      3,400,000



                                                                                                                      Life on which
                                                                                                                      Depreciation
                                         Gross Amount at which Carried                                                 in Latest
                                           at Close of Period  (c)(d)                                                 Statement of
                                   ----------------------------------------       Accumulated                            Income
        Description                Land              Buildings        Total      Depreciation     Date Acquired       is Computed
        -----------                ----              ---------        -----      ------------     -------------      -------------
Operating Method (continued):
 Manufacturing and office
  buildings leased to Penn
  Virginia Corporation              453,192           3,249,920      3,703,112     2,391,080    August 7, 1984       5-30 YRS.

 Land leased to
  Exide Electronics
  Corporation                     1,170,000                          1,170,000           N/A    June 20, 1985

 Motion picture theaters leased
  to Harcourt General                                                                           July 17, 1985 and
  Corporation                     1,387,000           5,149,459      6,536,459     1,855,848    July 31, 1986        30 YRS.

 Office and research facility
  leased to Gould, Inc.           1,423,875           8,451,212      9,875,087     3,125,698    November 25, 1985    30 YRS.

 Office/Manufacturing
  facility in leased to
  Inno Tech Industries, Inc.                                                                    August 30, 1985      N/A

 Office facility leased
  to Motorola, Inc.                 387,000           3,992,455      4,379,455     1,469,228    December 23, 1985    30 YRS.

 Warehouse and manufacturing
  facility leased to
  Martin Marietta
  Corporation                       401,541           2,613,517      3,015,058       925,009    May 15, 1986         30 YRS.

 Warehouse and office
  facility leased to
  Kinney Shoe Corporation/
  Armel, Inc.                     1,360,935           3,907,415      5,268,350     1,340,471    September 17, 1986   30 YRS.

 Manufacturing and office
  facility leased to
  Yale Security, Inc.               300,000           3,400,000      3,700,000        85,000    August 13, 1985      30 YRS.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996





                                                        Initial Cost to           Cost           Increase
                                                            Company            Capitalized      (Decrease)
                                                     ---------------------    Subsequent to       in Net
        Description              Encumbrances        Land        Buildings   Acquisition (a)   Investment (b)
        -----------              ------------        ----        ---------   ---------------   --------------
Operating Method (continued):
 Manufacturing facilities
  leased to AP Parts
  Manufacturing Company, Inc.      5,736,608         443,500     11,256,500     1,733,087

 Manufacturing facilities
  leased to Anthony's
  Manufacturing Company, Inc.                      3,200,000      8,300,000

 Manufacturing facilities
  leased to Swiss
  M-Tex, L.P.                      1,714,176         420,440      4,379,560         1,300          (127,721)



 Land leased to
  AutoZone, Inc.                   3,234,924       7,199,219                       60,795          (206,920)

 Retail stores formerly
  leased to Yellow
  Front Stores, Inc.                               4,934,160      3,897,549       329,838        (2,238,493)

 Office facility leased to
  NYNEX                                              275,363      1,955,820        24,093

 Land leased to Sybron
  Acquisition Company                424,604         742,246                        4,230

 Office facility leased
  to Advanced System
  Applications, Inc., and
  UnitedStates Postal Service        298,417       1,484,340     14,835,661        57,244           610,000

 Manufacturing and office
  facility leased to
  Allied Plywood, Inc.                               661,196      1,932,997        13,383



                                                                                                                     Life on which
                                                                                                                      Depreciation
                                         Gross Amount at which Carried                                                 in Latest
                                           at Close of Period  (c)(d)                                                 Statement of
                                   ----------------------------------------      Accumulated                             Income
        Description                Land              Buildings        Total     Depreciation      Date Acquired       is Computed
        -----------                ----              ---------        -----     ------------      -------------      -------------
Operating Method (continued):
 Manufacturing facilities
  leased to AP Parts
  Manufacturing Company, Inc.       443,500         12,989,587      13,433,087    3,815,719     December 23, 1986    30 YRS.

 Manufacturing facilities
  leased to Anthony's
  Manufacturing Company, Inc.     3,200,000          8,300,000      11,500,000    2,725,001     February 24, 1987    30 YRS.

 Manufacturing facilities
  leased to Swiss
  M-Tex, L.P.                       292,719          4,380,860       4,673,579    1,362,919     August 24,1987       30 YRS.

                                                                                                January 17 &
                                                                                                May 2, 1986,
 Land leased to                                                                                 August 24, 1987 &
  AutoZone, Inc.                  7,053,094                          7,053,094                  August 24, 1988        N/A

 Retail stores formerly
  leased to Yellow
  Front Stores, Inc.              3,332,294          3,590,760       6,923,054      801,945     January 29,1988      30 YRS.

 Office facility leased to
  NYNEX                             275,363          1,979,913       2,255,276      588,475     January 29,1988      30 YRS.

 Land leased to Sybron
  Acquisition Company               746,476                            746,476                  December 22, 1988    N/A

 Office facility leased
  to Advanced System
  Applications, Inc., and
  UnitedStates Postal Service     1,485,075         15,502,170      16,987,245    4,107,715     September 29, 1988   30 YRS.

 Manufacturing and office
  facility leased to
  Allied Plywood, Inc.              661,627          1,945,949       2,607,576      210,811     March 31, 1989       30 YRS.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996


                                                             Initial Cost to                     Cost                 Increase
                                                                 Company                      Capitalized            (Decrease)
                                                         ------------------------            Subsequent to             in Net
        Description                Encumbrances          Land           Buildings            Acquisition(a)         Investment(b)
        -----------                ------------          ----           ---------            --------------         -------------
Operating Method (continued):
 Manufacturing and office
  in Fredericksburg. Virginia                            87,936         1,110,847                 3,458                (456,203)

 Manufacturing facilities
  leased to
  Amerisig, Inc.                    10,248,140        3,957,645        15,961,355                13,782

 Land leased to High
  Voltage Engineering
  Corporation                          805,487        1,720,000                                   1,601

 Manufacturing facility
  leased to
  Mayfair Molded
  Products Corporation                                  793,325         2,456,675                 4,356

 Distribution and office
  facilities leased to
  Federal Express
  Corporation                                           394,544         2,102,456                49,041

 Land leased to Dr Pepper
  Bottling Company
  of Texas                           4,586,706        7,351,740                                  34,370

 Manufacturing facilities
  leased to
  Furon Company                     12,542,043        4,187,766        19,104,786               127,177              (1,551,221)

 Manufacturing facility
  leased to Detroit Diesel
  Corporation                       23,745,378        4,986,450        26,513,550                 8,130


                                                                                                                      Life on which
                                                                                                                       Depreciation
                                         Gross Amount at which Carried                                                  in Latest
                                           at Close of Period  (c)(d)                                                  Statement of
                                   ----------------------------------------      Accumulated                              Income
        Description                Land              Buildings        Total     Depreciation       Date Acquired       is Computed
        -----------                ----              ---------        -----     ------------       -------------      -------------
Operating Method (continued):
 Manufacturing and office                                                                        March 31 and
  in Fredericksburg. Virginia        54,566            691,472         746,038       75,161      December 29, 1989    30 YRS.

 Manufacturing facilities
  leased to
  Amerisig, Inc.                  3,961,025         15,971,757      19,932,782    4,072,514      June 24, 1988        30 YRS.

 Land leased to High
  Voltage Engineering
  Corporation                     1,721,601                          1,721,601        N/A        November 10, 1988    N/A

 Manufacturing facility
  leased to
  Mayfair Molded
  Products Corporation              794,388          2,459,968       3,254,356    661,365        December 8, 1988     30 YRS.

 Distribution and office
  facilities leased to
  Federal Express                                                                                March 24 and
  Corporation                       401,526          2,144,515       2,546,041    541,376        June 30, 1989        30 YRS.

 Land leased to Dr Pepper
  Bottling Company
  of Texas                        7,386,110                          7,386,110        N/A        June 30, 1989        N/A

 Manufacturing facilities
  leased to                                                                                                           30 YRS.
  Furon Company                   3,863,089         18,005,379      21,868,468  4,154,768        January 29, 1990

 Manufacturing facility
  leased to Detroit Diesel
  Corporation                     4,987,737         26,520,393      31,508,130  5,782,813        June 15, 1990        30 YRS.

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996





                                                        Initial Cost to           Cost           Increase
                                                            Company            Capitalized      (Decrease)
                                                     ---------------------    Subsequent to       in Net
        Description              Encumbrances        Land        Buildings   Acquisition (a)   Investment (b)
        -----------              ------------        ----        ---------   ---------------   --------------
Operating Method (continued):
 Engineering and
  Fabrication Facility
  leased to Orbital
  Sciences Corporation             8,587,426       3,675,966      7,757,081     5,976,705

 Land leased to
  NVRyan L.P.                      2,377,669       3,342,854                       23,850

 Distribution
  facility leased to
  PepsiCo                                            156,327        829,488        15,075

 Land leased to Childtime
  Childcare, Inc.                    528,164       1,170,448

 Land and building leased to
  General Electric Company         3,386,923       1,253,772      6,519,634

 Hotel complex leased to
  Hotel Corporation of America     8,569,627         762,839      8,241,162
                                ------------     -----------   ------------   -----------      ------------

                                $116,381,679     $76,319,049   $262,632,953   $13,631,443      $(13,079,993)
                                ============     ===========   ============   ===========      ============



                                                                                                                     Life on which
                                                                                                                      Depreciation
                                        Gross Amount at which Carried                                                  in Latest
                                          at Close of Period  (c)(d)                                                  Statement of
                                  ----------------------------------------       Accumulated                             Income
        Description               Land              Buildings        Total      Depreciation      Date Acquired       is Computed
        -----------               ----              ---------        -----      ------------      -------------      -------------
Operating Method (continued):
 Engineering and
  Fabrication Facility
  leased to Orbital
  Sciences Corporation           3,676,492         13,733,260      17,409,752   2,850,054       September 29, 1989   30 Yrs.

 Land leased to
  NVRyan L.P.                    3,366,704                          3,366,704                   May 16, 1989         N/A

 Distribution
  facility leased to
  PepsiCo                          158,717            842,173       1,000,890       200,045     November 16, 1989    30 Yrs.

 Land leased to Childtime
  Childcare, Inc.                  1,170,448                        1,170,448                   January 4, 1991      N/A

 Land and building leased to
  General Electric Company         1,253,772        6,519,634       7,773,406     1,745,123     December 21, 1988    30 Yrs.

 Hotel complex leased to
  Hotel Corporation of America       762,839        8,241,162       9,004,001     1,661,000                          30 Yrs.
                                 -----------     ------------    ------------   -----------

                                 $73,310,194     $266,193,258    $339,503,452   $91,923,253
                                 ===========     ============    ============   ===========

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996


                                               Initial Cost to           Cost           Increase
                                                   Company            Capitalized      (Decrease)
                                             ---------------------    Subsequent to       in Net
        Description         Encumbrances     Land        Buildings   Acquisition (a)   Investment (b)
        -----------         ------------     ----        ---------   ---------------   --------------
Direct financing method:
 Office buildings and
  warehouses leased to
 Unisource Worldwide, Inc.   $4,569,578  $  298,655   $ 9,956,345         $9,528          $655,180

 Retail stores leased
  to Kobacker Stores,
  Inc.                          629,817                 2,008,850        105,207          (376,015)

 Centralized Telephone
  Bureau leased to
  New Valley
  Corporation                               893,200     5,050,489                          (52,236)

 Computer Center
  leased to
  AT&T Corporation                          369,600     6,985,844          3,189            60,569

 Warehouse and
  manufacturing
  buildings
  leased to Gibson
  Greetings, Inc.                         1,904,186   $17,239,235                       (5,845,212)

 Warehouse and
  manufacturing
  buildings
  leased to Cleo, Inc.                    1,133,761    15,142,206                       (4,933,279)


                             Gross Amount at which Carried
                               at Close of Period  (c)(d)
                             -----------------------------
        Description                                  Total             Date Acquired
        -----------                                  -----             -------------
Direct financing method:
 Office buildings and
  warehouses leased to                                                 December 28, 1979 and
 Unisource Worldwide, Inc.                        $10,919,708          April 29, 1980

 Retail stores leased
  to Kobacker Stores,
  Inc.                                              1,738,042          January 17, 1979

 Centralized Telephone
  Bureau leased to
  New Valley
  Corporation                                       5,891,453          November 24, 1981

 Computer Center
  leased to
  AT&T Corporation                                  7,419,202          November 24, 1981

 Warehouse and
  manufacturing
  buildings
  leased to Gibson
  Greetings, Inc.                                  13,298,209          January 26, 1982

 Warehouse and
  manufacturing
  buildings
  leased to Cleo, Inc.                             11,342,688          January 26, 1982

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996


                                               Initial Cost to           Cost           Increase
                                                   Company            Capitalized      (Decrease)
                                             ---------------------    Subsequent to       in Net
        Description         Encumbrances     Land        Buildings   Acquisition (a)   Investment (b)
        -----------         ------------     ----        ---------   ---------------   --------------

Direct Financing Method
  (continued):
 Manufacturing and
  product testing
  buildings leased
  to Simplicity
  Manufacturing, Inc.         5,031,101     472,700    11,527,300

 Manufacturing,
  distribution and
  office buildings
  leased to
  Brodart Co.                 3,218,689     241,550     6,141,429                          (189,424)

 Manufacturing facility
  to Spreckels
  Industries, Inc.                          444,730     5,055,270

 Manufacturing facilities
  leased to Rochester
  Button Company, Inc.                       86,663     2,815,596          4,429         (1,003,639)

 Office and research
  facility leased to
  Exide Electronics
  Corporation                                           2,030,000          1,500


                            Gross Amount at which Carried
                              at Close of Period  (c)(d)
                            -----------------------------
        Description                                 Total             Date Acquired
        -----------                                 -----             -------------

Direct Financing Method
  (continued):
 Manufacturing and
  product testing
  buildings leased
  to Simplicity
  Manufacturing, Inc.                             12,000,000          March 3, 1983

 Manufacturing,
  distribution and
  office buildings
  leased to
  Brodart Co.                                      6,193,555          June 15, 1988

 Manufacturing facility
  to Spreckels
  Industries, Inc.                                 5,500,000          December 30, 1983

 Manufacturing facilities
  leased to Rochester
  Button Company, Inc.                             1,903,049          April 11, 1984

 Office and research
  facility leased to
  Exide Electronics
  Corporation                                      2,031,500          June 20, 1985

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996


                                               Initial Cost to           Cost           Increase
                                                   Company            Capitalized      (Decrease)
                                             ---------------------    Subsequent to       in Net
Description                 Encumbrances     Land        Buildings   Acquisition(a)   Investment(b)
-----------                 ------------     ----        ---------   --------------   -------------

Direct Financing Method
  (continued):
 Manufacturing
  facilities leased to
  DeVlieg Bullard, Inc.                     310,032     4,782,667

 Manufacturing
  facility leased to
  Penberthy Products, Inc.                   48,968     1,028,333

 Manufacturing facility
  and warehouse leased
  to Stoody Deloro Stellite,
  Inc.                                    2,815,000    11,885,000

 Manufacturing
  facilities leased
  Sunds Defibrator
  Woodhandling, Inc.                         24,750       669,427

 Retail stores leased to
  AutoZone, Inc.              5,508,115                12,649,956         98,930      (321,900)

 Manufacturing facility
  leased to Peerless
  Chain Company                             829,000     6,991,000

 Retail facility leased to
  Wal-Mart Stores, Inc.,      3,464,336   1,467,000     5,208,000         10,250

Manufacturing and warehouse
facility leased to KSG, Inc.              1,099,700     3,598,220            104


                            Gross Amount at which Carried
                               at Close of Period (c)
                            ----------------------------
Description                             Total                       Date Acquired
-----------                             -----                       -------------

Direct Financing Method
  (continued):
 Manufacturing
  facilities leased to
  DeVlieg Bullard, Inc.                5,092,699                    April 3, 1986

 Manufacturing
  facility leased to
  Penberthy Products, Inc.             1,077,301                    April 3, 1986

 Manufacturing facility
  and warehouse leased
  to Stoody Deloro Stellite,                                        February 14, 1985 and
  Inc.                                14,700,000                    December 22, 1986

 Manufacturing
  facilities leased
  Sunds Defibrator
  Woodhandling, Inc.                     694,177                    August 30, 1985

 Retail stores leased to                                            January 17, 1986
  AutoZone, Inc.                      12,426,986                    May 2, 1986; August 28, 1987
                                                                    and March 31, 1989
 Manufacturing facility
  leased to Peerless
  Chain Company                        7,820,000                    June 18, 1986

 Retail facility leased to
  Wal-Mart Stores, Inc.,               6,685,250                    August 7, 1986

Manufacturing and warehouse
facility leased to KSG, Inc.           4,698,024                    March 12, 1987

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE OF REAL ESTATE and ACCUMULATED DEPRECIATION

                             as of December 31, 1996


                                               Initial Cost to           Cost           Increase
                                                   Company            Capitalized      (Decrease)
                                             ---------------------    Subsequent to       in Net
        Description         Encumbrances     Land        Buildings   Acquisition(a)   Investment(b)
        -----------         ------------     ----        ---------   --------------   -------------

Direct Financing Method
  (continued):
    Manufacturing and office
  facilities leased to Sybron
  Acquisition Company        13,886,818   1,984,406    22,383,348        138,318

 Manufacturing and office
  facilities leased to
  NVRyan L.P.                 4,322,331     570,729    12,904,948        321,200       457,579

 Manufacturing and
  generating facilities
  leased to High
  Voltage Engineering
  Corporation                 3,493,716     688,000     7,242,000          7,394

 Office/warehouse
  facilities leased to
  Stationers Distributing
  Company                     2,348,134   1,120,000     3,510,000            293      (732,255)

 Bottling and Distribution
  facilities lease to
  Dr Pepper Bottling
  Company of Texas           11,055,361                20,848,260         97,467

 Office/warehouse
  facility leased
  to Red Bank
  Distribution, Inc.          5,440,902    1,572,296     9,065,704        11,302

 Day care facilities
  leased to Childtime
  Childcare, Inc.               761,176                  1,686,816
                            -----------  -----------  ------------      --------  ------------
                            $63,730,083  $18,374,926  $208,406,243      $809,111  $(12,280,632)
                            ===========  ===========  ============      ========  ============


                             Gross Amount at which Carried
                                at Close of Period  (c)
                             -----------------------------
        Description                        Total                       Date Acquired
        -----------                        -----                       -------------

Direct Financing Method
  (continued):
    Manufacturing and office
  facilities leased to Sybron
  Acquisition Company                    24,506,072                    December 22, 1988

 Manufacturing and office
  facilities leased to                                                 March 31, 1989 and
  NVRyan L.P.                            14,254,456                    May 16, 1989

 Manufacturing and
  generating facilities
  leased to High
  Voltage Engineering
  Corporation                             7,937,394                    November 10, 1988

 Office/warehouse
  facilities leased to
  Stationers Distributing
  Company                                 3,898,038                    December 29, 1988

 Bottling and Distribution
  facilities lease to
  Dr Pepper Bottling
  Company of Texas                       20,945,727                    June 30, 1989

 Office/warehouse
  facility leased
  to Red Bank
  Distribution, Inc.                     10,649,302                    July 20, 1990

 Day care facilities
  leased to Childtime
  Childcare, Inc.                         1,686,816                    January 4, 1991
                                       ------------
                                       $215,309,648
                                       ============

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

              SCHEDULE of REAL ESTATE AND ACCUMULATED DEPRECIATION

                             as of December 31, 1996




                                                  Initial Cost to                           Costs
                                                      Company                            Capitalized
                                             ------------------------     Personal     Subsequent  to      Decrease in
      Description            Encumbrances       Land       Buildings      Property     Acquisition(a)   Net Investment(b)
      -----------            ------------       ----       ---------      --------     --------------   -----------------
Operating real estate(e):

  Hotels located in:

    Alpena, Michigan          $ 7,330,000    $  210,000   $ 7,551,000    $  742,500      $  925,869
    Petoskey, Michigan          7,330,000       527,000     7,211,000       765,500         629,241

    Livonia, Michigan           7,566,921     3,130,000    12,410,000     2,260,000       1,064,874
                              -----------    ----------   -----------    ----------      ----------

                              $22,226,921    $3,867,000   $27,172,000    $3,768,000      $2,619,884
                              ===========    ==========   ===========    ==========      ==========


                                                                                                                      Life on which
                                            Gross Amount at Which Carried                                             Depreciation
                                            at Close of Period (c)(d)(e)                                               in Latest
                             ----------------------------------------------------                                     Statement of
                                            Personal                                Accumulated                          Income
      Description               Land        Property      Building       Total      Depreciation   Date Acquired      Is Computed
      -----------               ----        --------      --------       -----      ------------   -------------     --------------
Operating real estate (e):

  Hotels located in:

    Alpena, Michigan         $  210,000    $1,661,869   $ 7,557,500   $ 9,429,369     3,585,930    MARCH 6, 1987        7-30 YRS
    Petoskey, Michigan          527,000     1,388,241     7,217,500     9,132,741     3,526,080    JUNE 30, 1987        7-30 YRS

    Livonia, Michigan         3,130,000     2,530,713    13,204,161    18,864,874     6,234,972    November 20, 1987
                             ----------   -----------   -----------   -----------   -----------

                             $3,867,000    $5,580,823   $27,979,161   $37,426,984   $13,346,982    JUNE 15, 1988        5-30 YRS
                             ==========    ==========   ===========   ===========   ===========

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                        NOTES to SCHEDULE of REAL ESTATE
                          and ACCUMULATED DEPRECIATION



(a) Consists of the cost of improvements and acquisition costs subsequent to acquisition, including legal fees, appraisal fees, title costs, other related professional fees and purchases of furniture, fixtures, equipment and improvements at the hotel properties.

(b) The decrease in net investment is primarily due to the amortization of unearned income producing constant periodic rate on the net investment in direct financing leases, which differ from scheduled minimum lease rentals, sales of properties, and writedowns of properties to net realizable value.

(c) At December 31, 1996, the aggregate cost of real estate owned by the Company and its subsidiaries for Federal income tax purposes is $601,230,573.

(d)


                     Reconciliation of Real Estate Accounted
                         for Under the Operating Method


                                                December 31,         December 31,
                                                    1995                 1996
                                               -------------        -------------
Balance at beginning
    of year                                    $ 360,009,561        $ 348,220,453

Additions                                            514,977            2,842,338

Sales                                                                 (14,157,435)

Writedowns to net realizable value                  (319,685)

Reclassification from (to) investment in
    direct financing lease                        (4,630,293)           3,700,000

Reclassification to real estate
    held for sale                                 (7,354,107)          (1,101,904)
                                               -------------        -------------

Balance at end of
    year                                       $ 348,220,453        $ 339,503,452
                                               =============        =============

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                        NOTES to SCHEDULE of REAL ESTATE
                          and ACCUMULATED DEPRECIATION


                   Reconciliation of Accumulated Depreciation

                                           December 31,        December 31,
                                               1995                1996
                                           ------------        ------------
Balance at beginning
    of year                                $ 80,610,386        $ 87,603,614

Depreciation expense                          9,975,404           9,334,741

Reclassification to real estate
    held for sale                            (2,249,921)

Reclassification to direct financing
    lease                                      (732,255)           (667,565)

Writeoff resulting from sales
    of property                                                  (4,347,537)
                                           ------------        ------------

Balance at end of
    year                                   $ 87,603,614        $ 91,923,253
                                           ============        ============


(e)

                    Reconciliation for Operating Real Estate


                                      December 31,        December 31,
                                          1995                1996
                                      ------------        ------------
Balance at beginning
    of year                           $ 69,187,881        $ 55,369,375

Additions                                1,580,013             578,005

Reclassification to real estate
    held for sale                       (9,442,947)

Writedown to net realizable
    value                               (1,000,000)

Sales and exchange of property          (4,955,572)        (18,520,396)
                                      ------------        ------------

Balance at close of
    year                              $ 55,369,375        $ 37,426,984
                                      ============        ============

                   CORPORATE PROPERTY ASSOCIATES PARTNERSHIPS

                        NOTES to SCHEDULE of REAL ESTATE
                          and ACCUMULATED DEPRECIATION


                   Reconciliation of Accumulated Depreciation
                              Operating Real Estate


                                      December 31,        December 31,
                                          1995                1996
                                      ------------        ------------
Balance at beginning
    of year                           $ 17,915,786        $ 14,481,112

Depreciation expense                     2,267,157           1,215,149

Reclassification to real estate
    held for sale                       (3,834,823)

Writeoff resulting from
    sales and exchange                  (1,867,008)         (2,349,279)
                                      ------------        ------------

Balance at end of year                $ 14,481,112        $ 13,346,982
                                      ============        ============

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration ..............       $28,303
Legal Fees and Expenses .......       $25,000
Accounting Fees and Expenses ..       $ 5,000
Printing and Engraving Expenses       $10,000
Miscellaneous .................       $15,000
                                      -------

Total .........................       $83,303


ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Indemnification is provided for in the Organizational Documents of the Registrant and such provisions are incorporated herein by reference.

           Reference is hereby made to the captions "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION--Indemnification of Directors and Officers of the Company" and "FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION--Directors and Officers Insurance" in the Prospectus, which is part of this Registration Statement, for a more detailed description of indemnification and insurance arrangements between the Company and its officers and directors.


ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

           NONE


ITEM 16.   EXHIBITS AND FINANCIAL STATEMENTS

           (a)        Exhibits

Exhibit No.               Exhibit
-----------               -------

1(1)                      Listed Share Purchase Warrant Agreement

2.1(1)                    Form of Certificate of Merger of CPA(R):1

2.2(1)                    Form of Certificate of Merger of CPA(R):2

2.3(1)                    Form of Certificate of Merger of CPA(R):3

2.4(1)                    Form of Certificate of Merger of CPA(R):4

2.5(1)                    Form of Certificate of Merger of CPA(R):5

2.6(1)                    Form of Certificate of Merger of CPA(R):6

2.7(1)                    Form of Certificate of Merger of CPA(R):7

2.8(1)                    Form of Certificate of Merger of CPA(R):8

2.9(1)                    Form of Certificate of Merger of CPA(R):9

2.10(1)                   Form of Agreement of Merger of CPA(R):1

2.11(1)                   Form of Agreement of Merger of CPA(R):2

2.12(1)                   Form of Agreement of Merger of CPA(R):3

2.13(1)                   Form of Agreement of Merger of CPA(R):4

2.14(1)                   Form of Agreement of Merger of CPA(R):5

2.15(1)                   Form of Agreement of Merger of CPA(R):6

2.16(1)                   Form of Agreement of Merger of CPA(R):7

2.17(1)                   Form of Agreement of Merger of CPA(R):8

2.18(1)                   Form of Agreement of Merger of CPA(R):9

3.1(1) Amended and Restated Limited Liability Company Agreement of Carey Diversified LLC

3.2(1)                    By Laws of Carey Diversified LLC

4(1)                      Form of Listed Share Stock Certificate

5 Opinion of Reed Smith Shaw & McClay as to Legality of Securities Issued

8.1                       Opinion of Reed Smith Shaw & McClay as to Certain
                          Tax Matters

8.2(1)                    Opinion of Reed Smith Shaw &
                          McClay as to Certain ERISA Matters

8.3(1)                    Opinion of Delaware Counsel,
                          Richards, Layton & Finger

10.1(1)                   Management Agreement Between Carey
                          Management LLC and the Company

10.2(1)                   Non-Employee Stock Option Plan

10.3(1)                   1998 Listed Share Incentive Plan

10.4(1)                   Investment  Banking Engagement Letter

21(1)                     List of Registrant Subsidiaries

24                        Consent of Coopers & Lybrand

99.1(1)                   Fairness Opinion of Robert A.
                          Stanger & Co., Inc.

99.2(1)                   Independent Appraisal of Fair
                          Market Value of the CPA(R) Partnerships'
                          Real Estate Portfolios

99.3(1)                   Consolidation Consent Card

99.4(1)                   Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):1

99.5(1)                   Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):2

99.6(1)                   Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):3

99.7(1)                   Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):4

99.8(1)                   Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):5

99.9(1)                   Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):6

99.10(1)                  Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):7

99.11(1)                  Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):8

99.12(1)                  Amendment to the Amended Agreement of
                          Limited Partnership of CPA(R):9

99.13(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):1

99.14(1)                  Amended and Restated Agreement of Limited

                          Partnership of CPA(R):2

99.15(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):3

99.16(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):4

99.17(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):5

99.18(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):6

99.19(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):7

99.20(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):8

99.21(1)                  Amended and Restated Agreement of Limited
                          Partnership of CPA(R):9


----------

1          Filed with the Company's Registration Statement on Form S-4
(333-37901), dated October 15, 1997 and incorporated herein by reference.


           (b)        1. Consolidated Financial Statements

                      The following combined financial statements are filed as part of this Report:


Pro Forma Condensed Consolidated Balance Sheet of Carey Diversified LLC as of September 30, 1997.

Pro Forma Notes to Condensed Consolidated Balance Sheet.

Pro Forma Condensed Consolidated Statements of Income of Carey Diversified LLC
           for the year ended December 31, 1996 and nine months ended September 30, 1997.

Pro Forma Notes to Condensed Consolidated Statements of Income.

Report of Independent Accountants.

Historical Balance Sheet of Carey Diversified LLC as of September 30, 1997.

Notes to Balance Sheet.

Report of Independent Accountants.

Combined Balance Sheets of the Corporate Property Associates Partnerships as of
           December 31, 1995 and 1996 and (unaudited) as of September 30, 1997.

Combined Statements of Income of the Corporate Property Associates Partnerships
           for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the nine months ended September 30, 1996 and 1997.

Combined Statements of Partners' Capital of the Corporate Property Associates
           Partnerships for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the nine months ended September 30, 1997.

Combined Statements of Cash Flows of the Corporate Property Associates
           Partnerships for the years ended December 31, 1994, 1995 and 1996 and (unaudited) for the nine months ended June 30, 1997.

Notes to Combined Financial Statements.

Schedule III - Real Estate and Accumulated Depreciation


           (b)        Financial Statement Schedules

                      NONE


ITEM 17. UNDERTAKINGS.

The undersigned registrant undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement. or any material change to such information in the registration statement.

           (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        POWERS OF ATTORNEY AND SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 11th day of February, 1998.

                                       CAREY DIVERSIFIED LLC


                                       By: /s/Francis J. Carey
                                           -------------------------------------
                                           Francis J. Carey, Chairman and
                                           Chief Executive Officer

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Francis J. Carey, Gordon
F. DuGan, John J. Park and Steven M. Berzin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibit thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signatures                                   Title                             Date
               ----------                                   -----                             ----

/s/Francis J. Carey                        Chairman of the Board and Chief Executive    February 11, 1998
------------------------------------       Officer (Principal Executive Officer) of
Francis J. Carey                           the Registrant


/s/William P. Carey                        Director of the Registrant                   February 11, 1998
------------------------------------
William P. Carey

/s/Gordon F. DuGan                         President and Director of the Registrant     February 11, 1998
------------------------------------
Gordon F. DuGan

/s/Steven M. Berzin                        Vice Chairman and Director of the            February 11, 1998
------------------------------------
Steven M. Berzin                           Registrant


/s/Claude Fernandez                        Executive Vice President of the Registrant   February 11, 1998
------------------------------------
Claude Fernandez

/s/John J. Park                            Executive Vice President and Chief           February 11, 1998
------------------------------------       Financial Officer of the Registrant
John J. Park                               (Principal Financial Officer)

/s/Barclay G. Jones III                    Director                                     February 11, 1998
------------------------------------
Barclay G. Jones III


/s/Dona;d E. Nickelson                     Director                                     February 11, 1998
------------------------------------
Donald E. Nickelson

/s/Charles C. Townsend, Jr.                Director                                     February 11, 1998
------------------------------------
Charles C. Townsend, Jr.

/s/Eberhard Faber, IV                      Director                                     February 11, 1998
------------------------------------
Eberhard Faber, IV

/s/Lawrence R. Klein                       Director                                     February 11, 1998
------------------------------------
Lawrence R. Klein

/s/Reginald Winssinger                     Director                                     February 11, 1998
------------------------------------
Reginald Winssinger